Exhibit 2.1

AGREEMENT AND PLAN OF SECURITIES EXCHANGE

BY AND AMONG

EVO CNG, LLC,

ENVIRONMENTAL ALTERNATIVE FUELS, LLC,

Danny r. Cuzick, Damon R. Cuzick, Theril H. Lund, Thomas J. Kiley

and

MINN SHARES INC.

dated as of

January 11, 2017

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[A list of the Exhibits and a list of the Schedules are on the next page.]

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Exhibits

Exhibit A	EAF Interests
Exhibit B	Bridge Notes
Exhibit C	Convertible Note
Exhibit D	Senior Promissory Note
Exhibit E	Cuzick Contract
Exhibit F	Working Capital Note [Buyer]
Exhibit G	Form of Security Agreement
Exhibit H	Security Agreement and Pledge
Exhibit I	Form of Deed of Trust, Assignment of Rents, Fixture Filing and Assignment of Leases and Rents
Exhibit J	Mortgage [EAF – Milwaukee County, Wisconsin]
Exhibit K	Guaranty [Buyer]
Exhibit L	Indemnification Matters
Exhibit M	Sellers’ Release

Schedules

Sellers’ Disclosure Schedules

Buyer Disclosure Schedules

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AGREEMENT AND PLAN OF SECURITIES EXCHANGE

This Agreement and Plan of Securities Exchange (this “Agreement”), dated as of January 11, 2017, is entered into by and among EVO CNG, LLC, a Delaware limited liability company (“EVO”), Environmental Alternative Fuels, LLC, a Delaware limited liability company (“EAF”, and with EVO, the “Sellers”), Danny R. Cuzick (“Danny Cuzick”), Damon R. Cuzick (“Damon Cuzick”), Thomas J. Kiley (“Kiley”), Theril H. Lund (“Lund”, and with Danny Cuzick, Damon Cuzick and Kiley, each a “Member” and collectively the “Members”), and Minn Shares Inc., a Delaware corporation (“Buyer”).

Recitals

WHEREAS, EVO is engaged in the business of owning, maintaining and operating compressed natural gas (“CNG”) fueling stations for vehicles, including Class 8 trucks with trailers, at various facilities, including facilities owned by EAF and leased to EVO (the “Business”).

WHEREAS, EVO leases the land for its CNG fueling stations located at (i) 3485 Wineville Road, Jurupa Valley, California pursuant to an oral lease with Swift Transportation Co., Inc. (the “Jurupa Valley Facility”); and (ii) 5200 East Loop 820 South, Fort Worth, Texas pursuant to a written lease with Central Freight Lines, Inc. (the “Fort Worth Facility” and, with the Jurupa Valley Facility, collectively the “Leased Real Property”).

WHEREAS, EAF owns and leases to EVO the land for EVO’s CNG fueling stations located at (i) 8301 West Sherman Street, Tolleson, Arizona (the “Tolleson Facility”), (ii) 7155 South 1st Street, Oak Creek, Wisconsin (the “Oak Creek Facility”), (iii) 4102 East Loop 1604 North, San Antonio, Texas (the “San Antonio Facility”), and (iv) 6800 East Rosedale Street, Fort Worth, Texas (the “Lake Arlington Facility”) (the Tolleson Facility, the Oak Creek Facility, the San Antonio Facility and the Lake Arlington Facility), collectively the “Owned Real Property”.

WHEREAS, EAF also owns and leases to EVO the structures, improvements and Tangible Personal Property at the Lake Arlington Facility, and EVO owns the structures, improvements and Tangible Personal Property at the other facilities.

WHEREAS, the Members collectively own 100% of the issued and outstanding equity interests of EAF (the “EAF Interests”), as set forth more specifically on the attached Exhibit A, and EAF in turn owns 100% of the issued and outstanding equity interests of EVO (the “EVO Interests”).

WHEREAS, in exchange for the sale and assignment of the EAF Interests, Buyer shall issue to each of the Members (or their respective designees) a promissory note convertible into Common Stock on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

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Article I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Accounts Receivable” means all accounts receivable (including VTEC credits, regardless of whether all or any portions thereof are payable to customers after the Closing Date) that are attributable to sales of CNG made on or before the Closing Date.

“Acquired IP” has the meaning set forth in Section 4.10(a).

“Acquisition Proposal” has the meaning set forth in Section 7.3(a).

“Action” means any claim, cause of action, demand, lawsuit, arbitration, audit by a Governmental Authority, notice of violation, citation, subpoena or investigation by a Governmental Authority, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity.

“Additional Cash” has the meaning set forth in Section 2.3(a).

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Arizona Business Bank Note” means the promissory note dated March 23, 2016, in the original principal amount of $4,000,000 payable by EVO to the order of Arizona Business Bank and personally guaranteed by Danny Cuzick and his wife and secured by certain of their assets.

“Assumed Liabilities” means all Liabilities of Sellers as of the Closing Date other than the Reimbursed Liabilities.

“Balance Sheet” has the meaning set forth in Section 4.3.

“Balance Sheet Date” has the meaning set forth in Section 4.3.

“Basket” has the meaning set forth in Section 9.4(a).

“Best of Buyer’s Knowledge” means the knowledge of any of John P. Yeros, Scott M. Honour, Kirk S. Honour and Randy Gilbert after due inquiry or what a person in a similar position would know after a reasonable inquiry.

“Best of Sellers’ Knowledge” means the knowledge of any of the Members after due inquiry or what a person in a similar position would know after a reasonable inquiry.

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“Books and Records” means (in whatever medium) the company seals, organizational documents, minute books, membership books, Tax Returns, books of account or other records having to do with the organization of Sellers, books and records that Sellers are required by Law to maintain, personnel files, general books of account and books of original entry that comprise Sellers’ accounting and tax records, and all books, ledgers, files, reports, plans, drawings and operating records of every kind maintained by either of Sellers in connection with the Business.

“Bridge Note Issuance” means the issuance of Common Stock to holders of the Bridge Notes in partial or full repayment thereof.

“Bridge Notes” means those notes of Buyer as set forth on Exhibit B hereto.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Arizona are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Board” has the meaning set forth in Section 7.10(a).

“Buyer Closing Certificate” has the meaning set forth in Section 8.2(a).

“Buyer Disclosure Schedule” means the Disclosure Schedules delivered by Buyer concurrently with the execution and delivery of this Agreement.

“Buyer Indemnitees” has the meaning set forth in Section 9.2.

“Buyer Material Adverse Effect” means any event, fact, occurrence, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, operations, results of operations, condition (financial or otherwise), assets or properties of Buyer or any Affiliate of Buyer, (b) the value of the assets or properties of Buyer or any Affiliate of Buyer, or (c) the ability of Buyer to consummate the transactions contemplated in this Agreement on a timely basis; provided, however, that “Buyer Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Buyer or its Affiliates operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared) or military conflict, armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action, duty, responsibility or obligation required or permitted by this Agreement, except pursuant to Section 4.2 and Section 6.2; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement.

“Buyer SEC Reports” has the meaning set forth in Section 6.3(a).

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“Buyer’s Knowledge” means the actual knowledge of any of John P. Yeros, Scott M. Honour, Kirk S. Honour and Randy Gilbert without any inquiry.

“Cap” has the meaning set forth in Section 9.4(a).

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Article III.

“Closing Date” has the meaning set forth in Article III.

“CNG” has the meaning set forth in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means common stock of Buyer, par value $0.0001 per share.

“Contracts” means all contracts, leases, deeds of trust, mortgages, licenses, instruments, promissory, binding commitments, indentures, joint ventures and all other agreements and legally binding arrangements, whether written or oral.

“Convertible Note” and “Convertible Notes” have the meanings set forth in Section 2.1(a).

“Current Payables” has the meaning set forth in Section 2.3(a).

“Cuzick Contract” has the meaning set forth in Section 3.2(a)(1).

“Danny Cuzick” has the meaning set forth in the Preamble.

“Damon Cuzick” has the meaning set forth in the Preamble.

“Direct Claim” has the meaning set forth in Section 9.5(c).

“Drop Dead Date” has the meaning set forth in Article III.

“Due Diligence Deadline” has the meaning set forth in Section 8.1(f).

“EAF Interests” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in Section 3.1.

“EVO Interests” has the meaning set forth in the Recitals.

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“Encumbrance” means any charge, claim, community property interest, pledge, equitable interest, lien (statutory or other), option to acquire, security interest, mortgage, easement, encroachment, right of way, right of first refusal or first offer, and other similar restrictions, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, governmental order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any governmental order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

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“Escrow Agent” means Security Title Agency, Inc., 20359 North 59th Avenue, Suite 102, Glendale, Arizona 85308, Attn: Sheryl Medlock, Direct Line: (623) 561-6180, Facsimile: (623) 237-7401, Email: smedlock@securitytitle.com.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Shares” has the meaning set forth in the Section 2.1(a).

“Exclusivity Period” has the meaning set forth in Section 7.3(a).

“Financial Statements” has the meaning set forth in Section 4.3.

“Founder’s Loan” has the meaning set forth in Section 2.1(a)(1).

“Fuel Contracts” means Contracts of Sellers with customers for the purchase of CNG.

“Fully Diluted Basis” shall mean, with respect to EAF or Buyer, the number of units comprising the EAF Interests or the number of shares of Common Stock, as applicable, that would be outstanding upon (a) the conversion of all outstanding shares or securities of such issuer’s outstanding preferred stock or units, or (b) the conversion or exercise, as the case may be, of all securities convertible into, exercisable for, or exchangeable for, directly or indirectly, units of the EAF Interests or Common Stock, as applicable.

“Fundamental Representations” has the meaning set forth in Section 9.1.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state or local or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Indemnified Party” has the meaning set forth in Section 9.5.

“Indemnifying Party” has the meaning set forth in Section 9.5.

“Intellectual Property Rights” has the meaning set forth in Section 6.8.

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“Interim Balance Sheet” has the meaning set forth in Section 4.3.

“Interim Balance Sheet Date” has the meaning set forth in Section 4.3.

“Interim Financial Statements” has the meaning set forth in Section 4.3.

“Kiley” has the meaning set forth in the Preamble.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” has the meaning set forth in the Recitals.

“Leases” has the meaning set forth in Section 4.3.

“Letter of Credit” has the meaning set forth in Section 7.22.

“Liabilities” means liabilities, obligations or binding commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Losses” means losses, damages, Liabilities, deficiencies, judgments, accrued and unpaid interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, “Losses” shall not include punitive, special, consequential or similar damages, except in the case of fraud.

“Lund” has the meaning set forth in the Preamble.

“Material Customers” has the meaning set forth in Section 4.13(a).

“Material Suppliers” has the meaning set forth in Section 4.13(b).

“Member” and “Members” have the meanings set forth in the Preamble.

“Member Indemnitees” has the meaning set forth in Section 9.3.

“Members’ Designee” means Damon Cuzick or any one of the other Members who a majority (with Danny Cuzick having two votes and Damon Cuzick, Lund and Kiley each having one vote) of the Members designate by written notice to Buyer from time to time.

“Mini Offering” means a private offering of capital stock of Buyer to “friends and family” for raising funds in an amount of approximately $2,000,000 for the purpose of the payment of indebtedness of Buyer (including, without limitation, the Working Capital Note).

“Mortgage” has the meaning set forth in Section 3.2(b)(9).

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“NDA” means the Confidential Nondisclosure Agreement dated as of November 22, 2016, by and among Buyer, Titan, EKS&H, LLLP , EVO and EAF.

“Objection Notice” has the meaning set forth in Section 7.2(c).

“Objections” has the meaning set forth in Section 7.2(c).

“Owned Real Property” has the meaning set forth in the Recitals.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” has the meaning set forth in Section 4.7.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Prior Exchange” means the securities exchange between Buyer and Titan CNG, LLC pursuant to the Agreement and Plan of Securities Exchange dated effective November 22, 2016.

“Prior Years Audits” has the meaning set forth in Section 7.21.

“Private Offering” means a private offering of capital stock of Buyer, including any extended or supplemental offering, for raising funds in an amount not less than $10,000,000 from investors.

“Real Property” means, collectively, the Owned Real Property and the Leased Real Property, including all improvements situated thereon and including all fixtures, equipment, appliances and other personal property, but excluding all of the Excluded Assets.

“Release” means any actual release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Replacement Note” means that certain Promissory Note in the original principal amount of $4,000,000 to be made by EAF and payable to the order of Danny Cuzick that shall be secured by (a) a separate Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents in the form attached hereto as Exhibit I (with such changes as necessary for the applicable facility and the Law of the state where such facility is located) granting a first lien deed of trust against each of the Tolleson Facility, the San Antonio Facility and the Lake Arlington Facility (b) the Mortgage granting a first lien mortgage against the Oak Creek Facility, (c) a Security Agreement in the form attached hereto as Exhibit G (with such changes as necessary for the applicable debtor) granting a first lien security interest in all of the assets and properties of EAF, (d) a Security Agreement in the form attached hereto as Exhibit G (with such changes as necessary for the applicable debtor) granting a first lien security interest in all of the assets and properties of EVO, and (e) a Security Agreement and Pledge in the form attached hereto as Exhibit H granting a pledge of the 100% membership interests of each of EAF and EVO, all of which replace the Arizona Business Bank Note (all such documents, collectively the “Replacement Note Documents”).

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“Replacement Note Documents” has the meaning set forth in the definition of Replacement Note.

“Reimbursed Liabilities” means the VTEC Payables and the Current Payables, and no other Liabilities.

“Representative” means, with respect to any party hereto, such party’s directors, managers, officers, employees, consultants, financial advisors, legal counsel, accountants and other agents.

“Restricted Party” or “Restricted Parties” has the meaning set forth in Section 7.6(a).

“Restricted Period” has the meaning set forth in Section 7.6(a).

“SEC Reports” has the meaning set forth in Section 6.3(b).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Sellers” has the meaning set forth in the Preamble.

“Sellers’ Closing Certificate” has the meaning set forth in Section 8.1(a).

“Sellers’ Disclosure Schedules” means the Disclosure Schedules delivered by Sellers concurrently with the execution and delivery of this Agreement.

“Sellers’ Knowledge” means the actual knowledge of any of the Members without any inquiry.

“Sellers’ Material Adverse Effect” means any event, fact, occurrence, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, operations, results of operations, condition (financial or otherwise), assets or properties of Sellers or any Affiliate of Sellers, (b) the value of the assets or properties of Sellers or any Affiliate of Sellers, or (c) the ability of Sellers to consummate the transactions contemplated in this Agreement on a timely basis; provided, however, that “Sellers’ Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Buyer or its Affiliates operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared) or military conflict, armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action, duty, responsibility or obligation required or permitted by this Agreement, except pursuant to Section 4.2 and Section 6.2; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement.

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“Sellers’ Release” has the meaning set forth Section 3.2(a)(5).

“Senior Promissory Note” has the meaning set forth in Section 2.1(b).

“Straddle Period” means any taxable period beginning on or prior to and ending after the Closing Date.

“Subsidiaries” means Buyer’s ownership of record or beneficially, directly or indirectly, Titan and the following limited liability companies that are wholly owned by Titan: Titan Toro LLC, Titan Diamond Bar LLC and Titan Blaine LLC.

“Super 8-K” has the meaning set forth in Section 5.6.

“Supplier Contracts” means those Contracts of the Sellers for each of the portable toilets, trash removal, and landscaping at the Leased Real Property and the Owned Real Property.

“Survey(s)” has the meaning set forth in Section 8.1(d).

“SW Gas Guaranty” has the meaning set forth in Section 7.22.

“Tangible Personal Property” means all furniture, removable fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers (and related software), telephones, including the compressor-skids, controls, air compressors, dispensers, dryers, electrical gear, and valve panels;

“Tax Clearance Certificate” has the meaning set forth in Section 7.16.

“Tax Return” means any return (including schedules and forms thereto), declaration, report, claim for refund, information return or similar required filing relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all federal, state, county, local and foreign income, gross receipts, sales, use, excise, fuel, production, ad valorem, transfer, documentary, franchise, registration, profits, withholding, payroll, employment, unemployment, estimated, excise, severance, stamp, occupation, windfall profits, customs duties, property (real or personal), or other taxes imposed by a Governmental Authority, due and payable in the year of Closing or any period prior thereto, together with any interest, additions or penalties with respect thereto and any interest in respect of any additions or penalties.

“Territory” means the states of Arizona, California, Texas and Wisconsin.

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“Third Party Claim” has the meaning set forth in Section 9.5(a).

“Titan” means Titan CNG LLC, a Delaware limited liability company.

“Titan Share Exchange Agreement” has the meaning set forth in Section 7.13.

“Title Commitments” has the meaning set forth in Section 7.2(b).

“Title Policies” has the meaning set forth in Section 8.1(d).

“Transaction Documents” means collectively this Agreement, the Convertible Notes, the Senior Promissory Note, the Working Capital Note, the Cuzick Contract, the Security Agreement referred to in Section 3.2(b)(5), the Security Agreement referred to in Section 3.2(b)(6), the Security Agreement and Pledge referred to in Section 3.2(b)(7), the three separate Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents referred to in Section 3.2(b)(8), the Mortgage referred to in Section 3.2(b)(9), the Guaranty referred to in Section 3.2(b)(10), and the other agreements, instruments and documents required to be delivered hereunder to consummate the Closing.

“Transaction Expenses” mean any Liabilities of Sellers arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, (a) expressly excluding Sellers’ performance of all covenants and obligations of Sellers that accrue or arise after the Closing Date, but (b) including, without limitation, fees and expenses of counsel, accountants, consultants, advisers and others; the payment of any assignment or consent fees, any obligations or agreements of the Company for payments relating to the change of control of the Company occurring on the Closing, “stay” bonus, transaction retention, or similar obligations or payments that may be owed or are otherwise payable (whether or not legally obligated to be paid) to any Person arising by reason of the Closing, in each case, including the employer’s portion of any payroll, social security, unemployment or similar Taxes related to such payments, and other amounts that may become payable by either of the Sellers in connection with the negotiation, execution, and delivery of this Agreement and the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby.

“Trillium Contracts” means the Service Level Agreement – Operation and Maintenance of CNG Fueling Equipment and the Master Customer Agreement, each dated February 26, 2016, between EAF and Integrys Transportation Fuels, LLC.

“Unaudited Financial Statements” has the meaning set forth in Section 4.3.

“VTEC Payables” means any amounts EVO is obligated to pay to its customers as VTEC credits and amounts receivable that are attributable to sales of CNG made by EVO before the Closing Date, regardless of whether all or any portion thereof is payable to customers after the Closing Date.

“Working Capital Note” has the meaning set forth in Section 3.2(b)(4).

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Article II
PLAN OF SECURITIES EXCHANGE

Section 2.1       The Securities Exchange. Subject to the terms and conditions set forth herein, on the Closing Date:

(a)       Buyer shall deliver Buyer’s convertible promissory note in the form of Exhibit C attached hereto, with such changes, if any, as required pursuant to Section 2.1(a)(2) (each a “Convertible Note” and collectively the “Convertible Notes”) to each of the Members in the aggregate principal amount of $9,500,000 and in the following individual Member principal amounts: Danny Cuzick $6,650,000; Damon Cuzick $1,140,000; Lund $1,140,000; and Kiley $570,000. Each Convertible Note shall be convertible into shares of Common Stock as set forth therein (upon conversion, such shares of Common Stock shall be referred to as the “Exchange Shares”).

(1)       Buyer acknowledges that (i) Sellers and the Members have represented to Buyer that EVO owes to Danny Cuzick the outstanding principal amount of $7,600,000 for loans previously made by him to EVO (the “Founder’s Loan”), (ii) the aggregate principal amount of $5,700,000 of the Convertible Notes is in exchange for the EAF Interests of the Members in proportion to their individual EAF Interests (i.e., Danny Cuzick 50% or $2,850,000, Damon Cuzick 20% or $1,140,000, Lund 20% $1,1040,000 and Kiley 10% $570,000), (iii) $3,800,000 of the principal amount of Danny Cuzick’s Convertible Note replaces one-half of the principal amount of the Founder’s Loan, and (iv) the Senior Promissory Note replaces the other one-half of the principal amount of the Founder’s Loan.

(2)       The aggregate number of the Exchange Shares shall equal not less than seventy percent (70%) of the issued and outstanding shares of capital stock of Buyer on a Fully Diluted Basis immediately after the Closing, as if all of the Convertible Notes could be and were so converted or exchanged immediately after the Closing, and assuming (i) the closing of the Mini Offering and the Bridge Note Issuance, including any and all shares of capital stock issued or that could be issued pursuant to the Mini Offering and Bridge Note Issuance, (ii) the issuance of any and all other shares of capital stock of Buyer that, as of the date hereof, could be issued pursuant to any and all outstanding Contracts of Buyer, (iii) the issuance of all other shares of capital stock of Buyer that are authorized for issuance or could be issued after the date hereof and on or before the Closing Date in each case pursuant to any Contract for less than full and adequate consideration, and (iv) the issuance of all other shares of capital stock of Buyer that are authorized for issuance or are issued in each case for less than full and adequate consideration after the date hereof and on or before the Closing Date. At the Closing and prior to the execution of the Convertibles Notes, the Convertible Notes shall be revised from the form of Exhibit C to the extent necessary to adjust the Total Shares (as defined in the Convertible Note) for the actual issuances, if any, set forth in clauses (iii) and (iv) of this subsection (2) from the date hereof through the Closing Date.

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(b)       Buyer shall deliver Buyer’s negotiable promissory note payable to the order of Danny Cuzick (or to his designee pursuant to a separate written instruction delivered by him to Buyer prior to the Closing Date) in the form of Exhibit D attached hereto (the “Senior Promissory Note”) in the principal amount Three Million Eight Hundred Thousand Dollars ($3,800,000).

(c)       Each Member shall deliver to Buyer an assignment of his units in EAF to transfer his EAF Interests to Buyer, which assignment shall be in such form and substance as is reasonably acceptable to Buyer and to Members’ Designee.

Section 2.2       Owned Real Property Pro-Rations. Notwithstanding anything herein to the contrary, Buyer and the Members agree to the following pro-rations and costs regarding the Owned Real Property:

(a)       EAF will pay the costs, if any, in providing the Title Commitments. EAF will pay all premiums for a standard owner’s title policy for each parcel of Owned Real Property in the amount of the estimated market value of such parcel as mutually determined and agreed upon between Buyer and the Members’ Designee, in their commercially reasonable discretion. Buyer will pay all additional premiums for an ALTA extended coverage owner’s title insurance policy for each parcel of Owned Real Property and all charges for any endorsements to such policies that Buyer may request.

(b)       Buyer will pay all costs of the Surveys.

(c)       The Members will cause EAF to pay, on the Closing Date, all unpaid special assessments or installment payments of the Owned Real Property that are due and payable on or prior to the Closing Date. The Members shall have no responsibility to pay any unpaid special assessments or installment payments of any Owned Real Property that are due and payable after the Closing Date, all of which shall be the responsibility of Buyer.

Section 2.3       Current Assets and Liabilities Adjustment.

(a)       “Additional Cash” means the aggregate amount of cash and immediately available funds on hand and in bank accounts of Sellers as of 12:01 am Phoenix time on the Closing Date in excess of $250,000. “Current Payables” means only (i) all of the Transaction Expenses regardless of when due and (ii) all of the accounts payable of Sellers that are due and unpaid as of 12:01 a.m. Phoenix time on the Closing Date, including by way of illustration the then due and unpaid Liabilities for electricity and other utilities, sales, use and excise taxes, and credit card fees and the following then due and unpaid: (A) Liabilities in respect of the Fuel Contracts (other than Liabilities related to sales of CNG for which EVO has received deposits or prepayments); (B) Liabilities in respect of the Leases of the Leased Real Property, (C) Liabilities in respect of the Supplier Contracts; and (D) Liabilities in respect of the Trillium Contracts; provided, however, Current Payables do not include either the VTEC Payables or the amounts to be prorated under Section 7.21(c) [relating to the proration of real property taxes].

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(b)       On or before the date that is ninety (90) days following the Closing Date, Buyer or its representatives shall prepare a schedule setting forth its determination of Additional Cash and Current Payables (the “Closing Schedule”) and shall deliver the Closing Schedule to the Members’ Designee.

(c)       Within thirty (30) days of Buyer’s delivery of the Closing Schedule, the Members’ Designee may deliver written notice (the “Protest Notice”) to Buyer of any objections, specifying in reasonable detail any contested items or amounts and the basis therefor, which the Members’ Designee may have to the Closing Schedule. The failure of the Members’ Designee to deliver such Protest Notice within the prescribed time period will constitute acceptance of the Closing Schedule. Any amounts not contested in the Protest Notice (if one is delivered) shall be deemed to be accepted by the Members as final. Upon receipt of the Closing Schedule, the Members’ Designee and its accountants will be given reasonable access upon reasonable notice to the relevant books, records, workpapers and personnel of Buyer during business hours for the purpose of verifying the Additional Cash and the Current Payables.

(d)       If Buyer and the Members’ Designee are unable to resolve any disagreement with respect to the Closing Schedule within thirty (30) days following Buyer’s receipt of the Protest Notice, then only the amounts in dispute will be referred to the Phoenix office of a national or regional accounting firm approved by the Chief Executive Officer of Buyer and the Secured Party’s Representative or Holder’s Representative of the Members (the “Accountants”) for final determination within forty-five (45) days after such referral. The determination by the Accountants of the amounts in dispute shall be based solely on presentations by Buyer and the Members’ Designee, and shall not involve the Accountants’ independent review. The Members’ Designee and Buyer will be entitled to present any materials they deem appropriate to the Accountants, including a meeting, with all parties present (to the extent such parties desire to be present in such meeting), to discuss their position. Any determination by the Accountants shall not be outside the range defined by the respective amounts in the Closing Schedule proposed by Buyer and the Members’ Designee’s proposed adjustments thereto, and such determination shall be final, binding and non-appealable upon each of the parties hereto. Each of Buyer, on the one hand, and the Members (jointly and severally) on the other hand, shall bear that percentage of the fees and expenses of the Accountants equal to the proportion (expressed as a percentage and determined by the Accountants) of the dollar value of the disputed amounts determined in favor of the other party by the Accountants.

(e)       Within two (2) business days of agreement on or final determination of the Closing Schedule (i) each of the Members shall, in proportion to their individual EAF Interests (i.e., Danny Cuzick 50%, Damon Cuzick 20%, Lund 20% and Kiley 10%), pay the Current Payables to Buyer; and (ii) the Buyer shall pay the Additional Cash to each of the Members in proportion to their individual EAF Interests. The parties may agree at such time to offset the payments under (i) and (ii) above.

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Article III
CLOSING

Section 3.1       Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the third Business Day after all of the conditions to Closing set forth in Article VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), or at such other time, date or place as Sellers and Buyer may mutually agree upon in writing (the “Effective Time”), but not later than February 28, 2017 (the “Drop Dead Date”); provided, however, the Drop Dead Date may be extended as set forth in Section 7.2(d). The date on which the Closing is to occur is herein referred to as the “Closing Date.” The transactions contemplated in this Agreement shall become effective at the close of business on the Closing Date.

Section 3.2       Closing Deliverables.

(a)       At the Closing, the Members shall deliver or cause to be delivered to Buyer, or if requested by Buyer in writing to the Members’ Designee the following:

(1)       the employment agreement between Damon Cuzick and Buyer in the form of Exhibit E attached hereto (the “Cuzick Contract”) duly executed by Damon Cuzick;

(2)       Sellers’ Closing Certificate duly executed by a managing member of EAF and a manager of EVO;

(3)       the certificate of a managing member of EAF and a manager of EVO certifying, respectively, that (i) attached thereto are true and complete copies of all resolutions adopted by its members and managers authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and (ii) the names and signatures of its managers or officers who are authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder;

(4)       a standard owner’s affidavit (ALTA form) from EAF, if reasonably required by the Title Company, to issue an owner’s policy of title insurance with respect to the Owned Real Property on behalf of Chicago Title Insurance Company or Fidelity National Title Insurance Company;

(5)       duly executed resignations and releases in the form of Exhibit M attached hereto (the “Sellers’ Release”) from each Member resigning from any and all positions, if any, previously held with EAF or EVO and releasing each of Sellers, Buyer, and their respective Affiliates from any and all Liability arising with respect to pre-Closing matters relating to such individual;

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(6)       a reasonably current good standing certificate (or equivalent document) for each of Sellers issued by the Secretary of State of Delaware;

(7)       payoff letters or appropriate termination statements under the Uniform Commercial Code to release all Encumbrances, if any, against either of Sellers or any of their respective assets, other than the Permitted Encumbrances and those security interests granted pursuant to the Replacement Note Documents and the Letter of Credit;

(8)       a duly executed certificate from Sellers identifying each of the Transaction Expenses that Sellers have incurred but not paid prior to the Closing Date;

(9)       confirmation, satisfactory to Buyer, in its reasonable discretion, that at least Two Hundred Fifty Thousand Dollars ($250,000) in cash or immediately available funds is on hand or in a bank account or other accounts of Sellers; provided, however, the only recourse of Buyer if there is a shortfall shall be to reduce the original principal amount of the Working Capital Note to equal the actual amount of cash or immediately available funds on hand or in a bank account or other accounts of Sellers;

(10)       evidence that the Arizona Business Bank Note has been paid in full and the security interests, if any, granted by either of Sellers in their respective assets have been released; and

(11)       such other documents that Buyer may reasonably request and are necessary to consummate the transactions contemplated herein.

(b)       At the Closing, Buyer shall deliver to the Members the following:

(1)       the Convertible Notes duly executed by Buyer;

(2)       the Senior Promissory Note duly executed by Buyer;

(3)       the promissory note of Buyer payable to the order of the Members in the form of Exhibit F attached hereto (the “Working Capital Note”) duly executed by Buyer;

(4)       the Cuzick Contract duly executed by Buyer;

(5)       a Security Agreement of EAF to the Members in the form of Exhibit G attached hereto duly executed by EAF;

(6)       a Security Agreement of EVO to the Members in the form of Exhibit G attached hereto duly executed by EVO;

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(7)       the Security Agreement and Pledge of Buyer and EAF to the Members in the form of Exhibit H attached hereto duly executed by each of Buyer and EAF;

(8)       a separate Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents of EAF to the Members on each of the Tolleson Facility, the San Antonio Facility and the Lake Arlington Facility in the form of Exhibit I attached hereto (with such changes as necessary for the applicable facility and the Law of the state where such facility is located), each duly executed by EAF;

(9)       the Mortgage, Assignment of Leases and Rents and Security Agreement (the “Mortgage”) of EAF to the Members on the Oak Creek Facility in the form of Exhibit J attached hereto duly executed by EAF;

(10)     the Guaranty by Buyer of the Replacement Note in favor of Danny Cuzick in the form of Exhibit K attached hereto duly executed by Buyer;

(11)     the Buyer Closing Certificate duly executed by Buyer;

(12)     the certificates of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that (i) attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; and (ii) the names and signatures of the officers of Buyer authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; and

(13)     such other documents that either Sellers or the Members may reasonably request and are necessary to consummate the transactions contemplated herein.

Article IV
REPRESENTATIONS AND WARRANTIES OF SELLERS AND MEMBERS

Except as set forth in the correspondingly numbered section of the Sellers’ Disclosure Schedules, Sellers and the Members, on a joint and several basis, represent and warrant to Buyer that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.1       Organization and Authority of Sellers; Enforceability. Each of Sellers is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware. Each of Sellers has full limited liability company power and authority to enter into this Agreement and the documents to be delivered by each of Sellers hereunder, respectively, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each of Sellers of this Agreement and the documents to be delivered hereunder by it and the consummation of the transactions contemplated hereby have been duly authorized by all requisite limited liability company action on the part of each of Sellers. This Agreement and the documents to be delivered hereunder by each of Sellers have been duly executed and delivered by each of Sellers, respectively, and (assuming due authorization, execution and delivery by Buyer and the Members) this Agreement and the documents to be delivered hereunder by each of Sellers constitute legal, valid and binding obligations of each of Sellers, respectively, enforceable against it in accordance with their respective terms. Section 4.1 of the Sellers’ Disclosure Schedule lists the jurisdictions where each of Sellers is authorized to do business as a foreign entity. True, correct and complete copies of the articles of organization, bylaws, operating agreement and other comparable organizational documents of both of Sellers have been delivered by Sellers to Buyer and none of such documents have been otherwise amended or modified in way. Each of the Sellers are duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets or properties makes such qualification necessary, except where to do so would not have be or constitute a Sellers’ Material Adverse Effect.

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Section 4.2       No Conflicts; Consents. The execution, delivery and performance by each of Sellers of this Agreement and the documents to be delivered hereunder by each of Sellers, respectively, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of formation, limited liability company agreement or comparable organizational document of either of Sellers; (b) violate or conflict with any judgment, order, decree, or Law applicable to either of Sellers or the assets or properties of either of Sellers; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any material benefit under any Contract or Permit to which either of Sellers is a party or to which any of the assets or properties of either of Sellers are subject; or (d) result in the creation or imposition of any Encumbrance on the assets or properties of either of Sellers. Except as set forth in Section 4.2 of the Sellers’ Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by either of Sellers from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by either of Sellers of this Agreement and the consummation of the transactions contemplated hereby, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Sellers’ Material Adverse effect, or adversely affect the consummation of the transactions contemplated hereby.

Section 4.3       Financial Statements. Sellers have provided to Buyer unaudited financial statements consisting of the balance sheet of the Business as at December 31 in each of the years 2015 and 2014 and the related statements of income and retained earnings, members’ equity and cash flow for the years then ended (the “Unaudited Financial Statements”), and unaudited financial statements consisting of the balance sheet of the Business as at September 30, 2016, and the related statements of income and retained earnings, members’ equity and cash flow for the nine month period then ended (the “Interim Financial Statements” and together with the Unaudited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with the cash basis applied consistently throughout the periods involved, subject, in the case of the Interim Financial Statements, to any normal and recurring year-end adjustments as identified on Section 4.3 of the Sellers’ Disclosure Schedules (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Unaudited Financial Statements). The Financial Statements are based on the books and records of the Business, and fairly present the financial condition of the Business as of the respective dates they were prepared and the results of the operations of the Business for the periods indicated. The balance sheet of the Business as of December 31, 2015, is referred to herein as the “Balance Sheet” and the date thereof as the “Balance Sheet Date,” and the balance sheet of the Business as of September 30, 2016, is referred to herein as the “Interim Balance Sheet” and the date thereof as the “Interim Balance Sheet Date.” Sellers maintain a standard system of accounting for the Business established and administered on a consistent basis.

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Section 4.4       Undisclosed Liabilities. Except as set forth in Section 4.4 of the Sellers’ Disclosure Schedules and otherwise to the Best of Sellers’ Knowledge, Sellers have no Liabilities with respect to the Business, except (a) Liabilities which are reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) Liabilities which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 4.5       Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there have not been any events, changes in circumstances or developments that, individually or in the aggregate, have had or could reasonably be expected to have a Sellers’ Material Adverse Effect with respect to the Business. Since the Balance Sheet Date (a) except as set forth in Section 4.5 of the Sellers’ Disclosure Schedules or as specifically contemplated or permitted by this Agreement, Sellers have carried on and operated the Business in the ordinary course and (b) neither of Sellers has taken any action described in Section 7.1 hereof that, if taken after the Balance Sheet Date through the date hereof, would violate such provision.

Section 4.6       Contracts.

(a)       Except for the Sellers’ Contracts, and except as set forth in Section 4.6 of the Sellers’ Disclosure Schedules, neither one of Sellers is a party to, nor are Sellers or any of their respective assets or properties bound by, any:

(1)       Contract under which any of Sellers has advanced or loaned money to any other Person;

(2)       Contract relating to indebtedness or the mortgaging, pledging or otherwise placing an Encumbrance on any asset or properties of Sellers;

(3)       Contract with a Governmental Authority;

(4)       Contract under which any of Sellers is the lessor of any Leases;

(5)       Contract relating to any “lock-box” with any financial institution;

(6)       guaranty, bond or similar obligation; or

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(7)       Contract relating to cleanup, abatement or other actions in connection with Liabilities under any Environmental Laws.

(b)       Except for the Sellers’ Contracts, and except as set forth in Section 4.6 of the Sellers’ Disclosure Schedules, to the Best of Sellers’ Knowledge neither one of Sellers is a party to, nor are Sellers or any of their respective assets or properties bound by, any:

(1)       Contract or group of related Contracts with the same parties or group of affiliated parties the performance of which involves annual consideration in excess of $25,000 or aggregate consideration in excess of $50,000;

(2)       assignment, license, indemnification, joint development agreement or other Contract with respect to any of Sellers’ Intellectual Property;

(3)       sales, distribution, dealer or manufacturer’s representative or franchise Contract;

(4)       Contract prohibiting or restricting any of Sellers from freely engaging in any business or competing anywhere in the world or Contract for the benefit of any of Sellers prohibiting or restricting any other Person from freely engaging in any business or competing anywhere in the world;

(5)       Contract with any supplier containing any provision permitting any party other than any of Sellers to renegotiate the price or other terms, or containing any pay-back, retroactive adjustment or other similar provision, upon the occurrence of a failure by either of Sellers to meet its obligations under a Contract when due or the occurrence of any other event if such Contract involves annual consideration in excess of $25,000 or aggregate consideration in excess of $50,000;

(6)       Contract for the future purchase of fixed assets or their maintenance involving annual consideration of $25,000 or aggregate consideration in excess of $50,000;

(7)       Contract relating to joint ventures or other agreements involving a sharing of profits;

(8)       Contract that requires the payment of royalties, commissions, finder’s fees or similar payments which obligation involves in the aggregate annual consideration in excess of $25,000;

(9)       Contract limiting or restricting the disclosure of confidential information by any of Sellers;

(10)       Contract, the consequences of a default, termination, non-renewal or acceleration thereof could reasonably be expected to have a Sellers’ Material Adverse Effect on any of Sellers;

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(11)       Operating or capital lease involving annual consideration in excess of $25,000 or aggregate consideration in excess of $50,000; or

(12)       Contracts otherwise material to the Business, financial condition, or results of operations of Sellers.

(c)       Section 4.6 of the Sellers’ Disclosure Schedules contains a true and correct description of all written or oral agreements by either of the Sellers to share or split VTEC credit arising from sales of CNG by EVO with any customers of EVO during the prior twelve months.

Each Sellers’ Contract is valid and binding on whichever of Sellers is party thereto in accordance with its terms and is in full force and effect. Neither of Sellers nor, to Sellers’ Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Sellers’ Contracts. Except as set forth in Section 4.6 of the Sellers’ Disclosure Schedules, no event or circumstance has occurred that, with or without notice or lapse of time or both, would constitute an event of default under any Sellers’ Contracts or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of a material benefit thereunder. Complete and correct copies of each of Sellers’ Contracts have been made available to Buyer. There are no disputes pending or, to Sellers’ Knowledge, threatened under any Sellers’ Contracts.

Section 4.7       Title to Assets. EAF has good and marketable title to the Owned Real Property, and EAF has good and valid title to the structures, improvements and other Tangible Personal Property at the Lake Arlington Facility. EVO has good and valid title to, or a valid leasehold interest in, all of the other assets or properties of EVO. All of the assets or properties of Sellers (including leasehold interests) are, or will be on the Closing, free and clear of Encumbrances, except for and subject to each of the following (collectively, the “Permitted Encumbrances”):

(a)       those items or matters set forth in Section 4.7(a) of the Sellers’ Disclosure Schedules;

(b)       liens for ad valorem real property Taxes and special assessments that are not due and payable as of the Closing Date; and

(c)       any item or matter shown in the Title Commitments that is not timely objected to or waived by Buyer pursuant to the terms herein.

Section 4.8       Condition and Sufficiency of Assets. To the Best of Sellers’ Knowledge, the buildings, plants, structures, and permanent fixtures owned by EAF and situated on the Owned Real Property, and the buildings, plants, structures, and permanent fixtures owned by EVO and situated on the Leased Real Property, are structurally sound. The furniture, removable fixtures, machinery, equipment, vehicles and other items of Tangible Personal Property included in the assets or properties of Sellers are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put. The assets or properties of Sellers are sufficient for the continued conduct of the Business after the Closing in substantially the same manner as conducted prior to the Closing.

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Section 4.9       Real Property.

(a)       Sellers have delivered to Buyer copies of the deeds by which EAF acquired each parcel of Owned Real Property, and copies of the title insurance policies and any surveys in the possession of EAF with respect to each such parcel, all of which were delivered without representation or warranty except as expressly provided herein. With respect to each parcel of Owned Real Property:

(1)       except as set forth on Section 4.9(a) of the Sellers’ Disclosure Schedules, EAF has not leased or otherwise granted to any Person (other than EVO) the right to use or occupy such Owned Real Property or any portion thereof; and

(2)       there are no unrecorded outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.

(b)       Set forth on Section 4.9(a) of the Sellers’ Disclosure Schedules is a true and complete list of all leases, subleases and other agreements (whether written or oral), including all amendments with respect thereto, pursuant to which EVO is in possession of Leased Real Property (each a “Lease” and collectively, the “Leases”). Sellers have delivered to Buyer a true and complete copy of each written Lease. With respect to each Lease:

(1)       the Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect, and EVO enjoys peaceful and undisturbed possession of the Leased Real Property;

(2)       EVO is not in breach or default under the Lease and, to the Best of Sellers’ Knowledge, no event has occurred or circumstance exists which, with the delivery of notice, passage of time or both, would constitute a material breach or default by EVO thereunder, and EVO has paid all rent due and payable as of the date hereof under the Lease;

(3)       EVO has not received nor given any notice of any outstanding default or event that, with notice or lapse of time, or both, would constitute a default by EVO under the Lease and, to Sellers’ Knowledge, no other party is in default thereof, and no party to the Lease has exercised any termination rights with respect thereto;

(4)       EVO has not subleased, assigned or otherwise granted to any Person the right to use or occupy the Leased Real Property or any portion thereof; and

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(5)       EVO has not pledged, mortgaged or otherwise granted an Encumbrance on its leasehold interest in the Leased Real Property.

(c)       Except as set forth on Section 4.9(a) of Sellers’ Disclosure Schedules, to the Best of Sellers’ Knowledge, the Real Property is not (i) in violation of any building code, zoning ordinances or other governmental or regulatory Laws applicable to the Real Property, (ii) subject to any existing, pending or, to Sellers’ Knowledge, threatened condemnation proceedings, or (iii) subject to any existing, pending or, to Sellers’ Knowledge, threatened zoning, building code or other moratorium proceedings, or similar matters which could be reasonably expected to have a material adverse effect on EVO’s ability to operate the Real Property as currently operated. Neither the whole nor any material portion of the Real Property is damaged or destroyed by fire or other casualty.

(d)       Sellers have examined and are familiar with all private covenants affecting the Real Property, including, without limitation, any private covenants contained in the Permitted Encumbrances and there now exists no material violation thereof. All improvements, buildings, or other structures located on the Real Property do not encroach upon any easement of the Real Property or encroach upon adjacent property and no buildings or other structures on adjacent property to the Real Property encroach upon the Real Property.

(e)       No transfer, documentary, sales, use, stamp, registration, value added Taxes or similar fees will be due and payable with respect to the Real Property as a result of the consummation of the transactions contemplated herein.

Section 4.10       Intellectual Property.

(a)       For purposes of this Agreement, “Acquired IP” means (i) the registered trademarks “EVO CNG,” “America’s Fuel, Fueling America” and (ii) the website and the domain name www.evocng.com currently used by EVO in the conduct of the Business.

(b)       EVO owns or has an adequate, valid and enforceable right to use all the Acquired IP, free and clear of all Encumbrances. With respect to the registered internet domain name “evocng,” (i) it is valid, subsisting and in full force and effect and (ii) EVO has paid all maintenance fees and made all filings required to maintain EVO’s ownership or right to use, and (iii) Section 4.10(b) of the Sellers’ Disclosure Schedules lists (A) the jurisdiction where the application or registration is located, (B) the application or registration number, and (C) the application or registration date.

(c)       Sellers’ prior and current use of the Acquired IP has not and does not infringe, violate, dilute or misappropriate the intellectual property rights of any Person and there are no claims pending or, to Sellers’ Knowledge, threatened by any Person with respect to the ownership, validity, enforceability, effectiveness or use of the Acquired IP. To Sellers’ Knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any of the Acquired IP. Neither EVO nor any Affiliate of EVO has made or asserted any claim, demand or notice against any Person alleging any such infringement, misappropriation, dilution or other violation of the Acquired IP.

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Section 4.11       Inventory. The inventory, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of EVO’s business consistent with past practice. All inventory is owned by EVO free and clear of all Encumbrances (other than inventory purchased and for which the purchase price is not yet due and payable), and no inventory is held on a consignment basis.

Section 4.12       Accounts Receivable. The Accounts Receivable, whether or not reflected on the Interim Balance Sheet (and the Accounts Receivable arising thereafter and through the Closing Date) represent valid obligations that have (or will have) arisen from bona fide transactions entered into by EVO involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice.

Section 4.13       Customers and Suppliers.

(a)       Section 4.13(a) of the Sellers’ Disclosure Schedules sets forth with respect to the Business (i) each customer who has paid aggregate consideration to EVO for goods or services rendered in an amount greater than or equal to $25,000 for each of the two most recent full calendar years (collectively, the “Material Customers”) and (ii) the amount of consideration paid by each Material Customer to EVO during such periods. EVO has not received any written notice that any of the Material Customers has ceased, or intends to cease, purchasing the goods or services of the Business or to terminate or materially reduce its relationship with the Business.

(b)       Section 4.13(b) of the Sellers’ Disclosure Schedules sets forth with respect to the Business (i) each supplier to whom EVO has paid consideration for goods or services rendered in an amount greater than or equal to $25,000 for each of the two most recent full calendar years (collectively, the “Material Suppliers”) and (ii) the amount of purchases by EVO from each Material Supplier during such periods. EVO has not received any notice that any of the Material Suppliers has ceased, or intends to cease, supplying goods or services to the Business or to otherwise terminate or materially reduce its relationship with the Business.

Section 4.14       Legal Proceedings. Except as set forth on Section 4.14 of Sellers’ Disclosure Schedules, there are no pending or, to Sellers’ Knowledge, threatened Actions against either of Sellers, nor is there any injunction, order, writ, judgment, ruling, sanction, award or decree imposed (or, to Sellers’ Knowledge, threatened to be imposed) upon either of Sellers or the assets or properties of Sellers by or before any Governmental Authority or arbitrator, including any of the foregoing that challenges any of the transactions contemplated by this Agreement or the Transaction Documents.

Section 4.15       Compliance with Laws; Permits.

(a)       Sellers have materially complied and are in material compliance with all Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the assets or properties of Sellers.

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(b)       To the Best of Sellers’ Knowledge, all material Permits required for Sellers to conduct the Business as currently conducted or for the ownership and use of the assets or properties of Sellers have been obtained by Sellers, as applicable, and are valid and in full force and effect. Section 4.15(a) of the Sellers’ Disclosure Schedules lists all current Permits issued to Sellers which are required by Law to the conduct of the Business as currently conducted or to own and use the assets or properties of Sellers.

Section 4.16       Environmental Matters.

(a)       To the Best of Sellers’ Knowledge, the operations of Sellers with respect to the Business and the assets or properties of Sellers are currently and have been in material compliance with all Environmental Laws. Sellers have not received from any Person, with respect to the Business or the assets or properties of Sellers, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)       Sellers have obtained and are in material compliance with all Environmental Permits necessary for the conduct of the Business as currently conducted or the ownership, lease, operation or use of the respective assets or properties of Sellers.

(c)       To Sellers’ Knowledge, neither the Business nor the assets or properties of Sellers, including the Real Property, is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA or any similar state list.

(d)       To Sellers’ Knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the Business or the assets or properties of Sellers, including the Real Property, and Sellers have not received an Environmental Notice that any of the assets or properties of Sellers, including the Real Property (including soils, groundwater, surface water, buildings and other structures located thereon), has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Sellers.

(e)       Except as set forth in Section 4.16(e) of the Sellers’ Disclosure Schedules, none of Sellers has retained or assumed, by Contract or, to Sellers’ Knowledge, operation of Law, any Liabilities of third parties under Environment Laws.

(f)       Section 4.16(f) of the Sellers’ Disclosure Schedules contains a complete and accurate list of all active or abandoned aboveground or underground storage tanks owned, installed or operated by Sellers in connection with the Business or the assets or properties of Sellers.

(g)       Sellers have provided or otherwise made available to Buyer any and all environmental reports, studies, audits, records, sampling data, site assessments, and other similar documents with respect to Sellers, the Real Property or the Business which are in the possession or control of the Members or Sellers related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials.

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Section 4.17       Employee Benefit Matters. Neither of Sellers has, previously had or are or were required to have, any “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Sellers for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Business or any spouse or dependent of such individual, or under which Sellers has or may have any Liability, or with respect to which Buyer or any of its Affiliates would be reasonably expected to have any Liability, contingent or otherwise.

Section 4.18       Employment Matters. Neither of Sellers has or has ever had any employees. Except as set forth in Section 4.18 of the Sellers’ Disclosure Schedules, neither of Sellers has or has ever had any independent contractor providing services of a nature customarily provided by employees. Neither of Sellers is party to any employment agreements or Contract with any independent contractor for providing services of a nature customarily provided by employees. Neither of Sellers is or has been a party to or bound by any collective bargaining agreement or other Contract with a union, works council or labor organization.

Section 4.19       Taxes.

(a)       All Tax Returns with respect to the Business required to be filed by Sellers for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by Sellers as shown on any Tax Return have been, or will be, timely paid.

(b)       All uncontested deficiencies asserted, or assessments made, against Sellers as a result of any examinations by any taxing authority have been fully paid and there are no open or unresolved examinations by any taxing authority against Sellers.

(c)       Except as set forth on Section 4.19(c) of Sellers’ Disclosure Schedules, there are no pending or, to Sellers’ Knowledge, threatened Actions by any taxing authority.

(d)       There are no Encumbrances for Taxes upon any of the assets or properties of Sellers that are currently due and payable, except those that will be paid on or before the Closing.

(e)       None of the assets or properties of Sellers is tax exempt use propriety within the meaning of Section 168(h) of the Code.

(f)       Sellers have provided Buyer with true and complete copies of the following forms of Sellers as filed with the appropriate Governmental Authority for the thirty-six months ending June 30, 2016: Form 720 (Quarterly Federal Excise Tax Return) and Form 8849 (Claim for Refund of Excise Taxes).

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(g)       Section 4.19(g) of the Sellers’ Disclosure Schedule lists the jurisdictions where each of Sellers has filed any Tax Return.

Section 4.20       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s fee or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Sellers. Sellers hereby disclose to Buyer that Damon Cuzick is a licensed real estate broker in the state of Arizona.

Section 4.21       Capitalization; Subsidiaries.

(a)       The Members collectively own 100% of the EAF Interests and EAF owns 100% of the EVO Interests, in each case free and clear of all Encumbrances. There are no other issued and outstanding membership interests in either of Sellers except the EAF Interests and the EVO Interests. All of the EAF Interests and EVO Interests have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Members and EAF, respectively. Upon consummation of the transactions contemplated by this Agreement, and subject to Buyer’s satisfaction of its obligations hereunder, Buyer shall own all of the EAF Interests, free and clear of all Encumbrances. No certificates evidencing the EAF Interests or the EVO Interests have been or will be issued.

(b)       All of the EAF Interests and EVO Interests were issued in compliance with applicable securities Laws. None of the EAF Interests or EVO Interests were issued in violation of any agreement, arrangement or commitment to which either of Sellers is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)       There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the equity ownership of either of Sellers or obligating any of Sellers to issue or sell any ownership interests of any kind or nature in any of Sellers. Neither of Sellers has outstanding or authorized any membership interest or unit appreciation, phantom membership interest or unit, profit participation or similar rights. There are no voting trusts, member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the EAF Interests or EVO Interests.

(d)       The only subsidiary owned by either of Sellers is EVO, which is wholly owned by EAF.

Section 4.22       Affiliate Transactions. Except as set forth in Section 4.22 of the Sellers’ Disclosure Schedules, and other than pursuant to this Agreement, no officer, manager, director or employee of Sellers, or any Affiliate or member of the immediate family of any such officer, manager, director or employee, or any entity in which any of such persons owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such Persons) (collectively the “Seller Insiders”), has any agreement with either of Sellers (other than normal employment arrangements the terms of which have been disclosed in writing to Buyer) or any interest in any property, real, personal or intangible, used in or pertaining to the Business (other than ownership of membership interests of EAF). Except as set forth in Section 4.22 of the Sellers’ Disclosure Schedules, neither Seller is not indebted to nor has it extended any credit to any Seller Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no Seller Insider is indebted to Sellers (except for cash advances for ordinary business expenses). Except as set forth in Section 4.22 of the Sellers’ Disclosure Schedules, none of the Seller Insiders has any direct or indirect interest in any competitor, supplier or customer of Sellers or in any person, firm or entity from whom or to whom Sellers leases any property, or in any other person, firm or entity with whom Sellers transacts business of any nature. For purposes of this Section 4.22, the members of the immediate family of an officer, manager, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

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Article V
REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each of the Members, individually for himself on a several basis, represents and warrants to Buyer that the statements contained in this Article V by the Member individually are true and correct as of the date hereof.

Section 5.1       Capacity and Authority of Members. The Member has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Transaction Documents to which the Member is party. This Agreement and the documents to be delivered hereunder by the Member have been duly executed and delivered by the Member, and (assuming due authorization, execution and delivery by Sellers and Buyer) this Agreement and the documents to be delivered by the Member hereunder constitute legal, valid and binding obligations of the Member, enforceable against the Member in accordance with their respective terms.

Section 5.2       No Conflicts; Consents. The execution, delivery and performance by the Member of this Agreement and any documents to be delivered by the Member individually hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with any judgment, order, decree, or Law applicable to the Member; or (b) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which the Member is a party. No consent, approval, waiver or authorization is required to be obtained by the Member from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by the Member of this Agreement and the consummation of the transactions contemplated hereby

Section 5.3       Accredited Investor. The Member is an Accredited Investor as defined in Regulation D.

Section 5.4       Investment Intent. The Exchange Shares that are being acquired by the Member are being acquired for investment purposes only, for the Member’s own account and not with the view to any resale or distribution thereof, and the Member is not participating, directly or indirectly, in an underwriting of such Exchange Shares, and will not take, or cause to be taken, any action that would cause the Member to be deemed an “underwriter,” as defined in Section 2(11) of the Securities Act, of such portion of the Exchange Shares, as the case may be.

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Section 5.5       Investigation. The Member has been offered, and understands that through the Closing Date will be offered, an opportunity to ask questions of, and receive answers from Buyer regarding Buyer and the Subsidiaries and its and their businesses. The Member also understands that Buyer has, and through the Closing Date Buyer will comply fully with, any request by the Member for such information.

Section 5.6       Information. The Member has been furnished a Current Report on Form 8-K for Buyer as filed with the Commission on November 29, 2016 (the “Super 8-K”), and each of the documents requested by the Member through the date hereof, has carefully read such information provided by Buyer, and understands and has evaluated the risks of holding part of the Exchange Shares.

Section 5.7       Knowledge and Experience. The Member has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Buyer, is able to bear such risks, and has obtained, in the Member’s judgment, sufficient information from Buyer to evaluate the merits and risks of an investment in Buyer. The Member has determined that the Exchange Shares being acquired by him are a suitable investment for the Member. The Member understands and acknowledges that (a) before the date of the Prior Exchange, Buyer was a shell company, (b) Titan has a limited operating history, and (c) the performance of Buyer will depend in large part upon the integration of Titan and Sellers’ businesses as well as the performance of the Business in the future.

Section 5.8       Title to EAF Interests. The Member has good and valid title to the Member’s EAF Interests as set forth on Exhibit A, free and clear of all Encumbrances, except Encumbrances on transfer imposed under applicable securities Laws. Assuming Buyer has the requisite corporate power and authority to be the lawful owner of the EAF Interests, upon delivery to Buyer of assignment documents for all of the EAF Interests, and upon completion by Buyer of deliveries set forth in Section 3.2(b), good and valid title to the EAF Interests will pass to Buyer, free and clear of any Encumbrances, other than Encumbrances on transfer imposed under applicable securities Laws.

Section 5.9       Restricted Securities. The Member understands that the Exchange Shares being acquired by him are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Member pursuant hereto, they would be acquired in a transaction not involving a public offering. The issuance of the Exchange Shares being acquired by the Member hereunder is being effected in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions by an issuer not involving a public offering. The Member further acknowledges that if the Exchange Shares being acquired by him are issued to him in accordance with the provisions of this Agreement, such Exchange Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom. The Member represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

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Section 5.10     Legend. The Member understands and acknowledges that the Exchange Shares being acquired by him will bear a legend substantially as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Article VI
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the correspondingly numbered section of the Buyer Disclosure Schedules, Buyer represents and warrants to Sellers and the Members that the statements contained in this Article VI are true and correct as of the date hereof.

Section 6.1       Organization and Authority of Buyer and Subsidiaries; Enforceability.

(a)       Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. True, correct and complete copies of Buyer’s Certificate of Incorporation and By-Laws have delivered by Buyer to Sellers and the Members and none of such documents have been otherwise amended or modified in any way. Buyer, each of the Subsidiaries, and each of Buyer’s other Affiliates are duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets or properties makes such qualification necessary, except where to do so would not constitute a Buyer Material Adverse Effect. Buyer has all corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Sellers and the Members) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

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(b)       Each of the Subsidiaries is an organization duly organized, validly existing and in good standing under the laws of the state of its organization. True, correct and complete copies of the articles or certificate of formation and the limited liability company agreement of each of the Subsidiaries have been delivered by Buyer to Sellers and the Members, and none of such documents have been amended or modified in any way. Each of the Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets or properties makes such qualification necessary, except where to do so would not constitute a Buyer Material Adverse Effect. Buyer has no subsidiaries other than the Subsidiaries.

Section 6.2       No Conflicts of Buyer; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby (including, without limitation, the issuance by Buyer of the Exchange Shares) do not and will not: (a) violate or conflict with the Certificate of Incorporation, and By-Laws of Buyer; or (b) violate or conflict with any judgment, order, decree or Law applicable to Buyer or any of Buyer’s Affiliates; or (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any material benefit under any Contract or Permit to which Buyer or any of its Affiliates is a party or to which any of the assets or properties of Buyer or any of its Affiliates are subject; or (d) result in the creation or imposition of any Encumbrance on the assets or properties of Buyer or any of its Affiliates. Except as set forth in Section 6.2 of the Buyer Disclosure Schedules, no consent, approval, waiver or authorization is required to be obtained by Buyer from any Person (including any Governmental Authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect, or adversely affect the consummation of the transactions contemplated hereby.

Section 6.3       SEC Reports; Financial Statements.

(a)       To the Best of Buyer’s Knowledge, Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as Buyer was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, the “Buyer SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such Buyer SEC Reports prior to the expiration of any such extension. To the Best of Buyer’s Knowledge, as of their respective dates, the Buyer SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the Buyer SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b)       Since November 22, Buyer has filed all reports, schedules, forms, statements and other documents required to be filed by Buyer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       The financial statements of Buyer included in the SEC Reports have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of Buyer as of and for the dates thereof and the results of operations, the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(d)       True, correct and complete copies of the audited financial statements of Titan (including the Subsidiaries) consisting of the balance sheets as of December 31, 2015 and 2014 and the related statements of income and retained earnings, members’ equity and cash flow for the years then ended (the “Titan Audited Financial Statements”), and unaudited financial statements consisting of the balance sheet as at September 30, 2016 and the related statements of income and retained earnings, members’ equity and cash flow for the nine month period then ended (the “Titan Interim Financial Statements” and together with the Audited Financial Statements, the “Titan Financial Statements”) have been delivered by Buyer to Sellers and the Members. The Titan Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the Titan Interim Financial Statements, to normal and recurring year-end adjustments as identified on Section 6.3 of the Buyer Disclosure Schedules (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Titan Financial Statements are based on the books and records of the businesses of the Subsidiaries, and fairly present the financial condition of the businesses of the Subsidiaries as of the respective dates they were prepared and the results of the operations of the businesses of the Subsidiaries for the periods indicated.

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Section 6.4       Exchange Shares. The Exchange Shares, when issued and delivered will be duly authorized, validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable securities Laws, any market stand-off agreement entered into by the Members and liens or encumbrances created by or imposed by a Member. Assuming the accuracy of the representations of the Members in Article V of this Agreement, the Exchange Shares will be issued in compliance with all applicable securities Laws.

Section 6.5       Undisclosed Liabilities. To the Best of Buyer’s Knowledge, Buyer and the Subsidiaries have no Liabilities with respect to the Business, except (a) Liabilities either reflected in Buyer’s financial statements for the year ended December 31, 2015, and the nine months ended September 30, 2016 included in the SEC Reports (the “Buyer Financial Statements”) or not required to be reflected in the Buyer Financial Statements pursuant to GAAP, (b) those which have been incurred in the ordinary course of business consistent with past practice since the date of the most recent Buyer Financial Statements and which are not, individually or in the aggregate, material in amount, and (c) those arising out of or relating to the Prior Exchange.

Section 6.6       Absence of Certain Changes, Events and Conditions. Since the date of the Buyer Financial Statements, and other than in the ordinary course of business consistent with past practice, there have not been any events, changes in circumstances or developments that, individually or in the aggregate, have had or could reasonably be expected to have a Buyer Material Adverse Effect. Since the date of the most recent Buyer Financial Statements, except as set forth in Section 6.6 of Buyer Disclosure Schedules or as specifically contemplated or permitted by this Agreement, Buyer and each of the Subsidiaries has carried on and operated its business in the ordinary course.

Section 6.7       Title to and Condition of Assets.

(a)       Neither Buyer nor any of the Subsidiaries own any real property. Buyer and each of the Subsidiaries has good and marketable title in all material personal property owned by it, in each case free and clear of all Encumbrances, except for (a) Encumbrances reflected on the Buyer Financial Statements, (b) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Buyer or any of the Subsidiaries and (c) Encumbrances for the payment of Taxes for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. With respect to the material property and assets it leases, Buyer and its Subsidiaries are each in compliance with such leases and, to the Best of Buyer’s Knowledge, each holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets.

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(b)       To Buyer’s Knowledge, the buildings, plants, structures, and permanent fixtures leased by the Subsidiaries are structurally sound. The furniture, removable fixtures, machinery, equipment, vehicles and other items of Tangible Personal Property included in the assets or properties of the Subsidiaries are in good operating condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put. The assets or properties of the Subsidiaries are sufficient for the continued conduct of their businesses after the Closing in substantially the same manner as conducted prior to the Closing.

Section 6.8       Intellectual Property. Buyer and each of the Subsidiaries has valid and enforceable rights to use the Buyer’s name and website as described in the SEC Reports and the names and websites of the Subsidiaries as are necessary or required for use in connection with each of their businesses (collectively, the “Intellectual Property Rights”). The prior and current use of the Intellectual Property Rights by Buyer or any of the Subsidiaries has not and does not infringe, violate, dilute or misappropriate the intellectual property rights of any Person and there are no claims pending or, to Buyer’s Knowledge, threatened by any Person with respect to the ownership, validity, enforceability, effectiveness or use of the Intellectual Property Rights. To Buyer’s Knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any of the Intellectual Property Rights of Buyer or any of the Subsidiaries. Neither Buyer nor any of the Subsidiaries has not made or asserted any claim, demand or notice against any Person alleging any such infringement, misappropriation, dilution or other violation of the Intellectual Property Rights.

Section 6.9       Legal Proceedings. There are no pending or, to Buyer’s Knowledge, threatened, Actions against or by either Buyer or any of the Subsidiaries, or against any of their directors, officers or employees arising from their acts, or failures to act, in the scope of their positions or employment. To the Best of Buyer’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 6.10     Compliance with Laws; Permits.

(a)       Except as otherwise described in the SEC Reports, Buyer and each of the Subsidiaries has materially complied with, and is in material compliance with, all Laws applicable to the assets and properties of Buyer and the Subsidiaries and the conduct of the business and operations of Buyer and the Subsidiaries as currently conducted.

(b)       All material Permits required for Buyer or any of the Subsidiaries to conduct its or their businesses as currently conducted or for the ownership and use of their assets or properties have been obtained by Buyer and the Subsidiaries and are valid and in full force and effect, except where the failure to possess such permits could not reasonably be expected to result in a Buyer Material Adverse Effect.

Section 6.11     Environmental Laws.

(a)       The operations of each of the Subsidiaries, and to the Best of Buyer’s Knowledge the operations of Buyer, are currently and have been in material compliance with all Environmental Laws. Neither Buyer nor any of the Subsidiaries has received from any Person, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

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(b)       Buyer and each of the Subsidiaries has obtained and is in material compliance with all Environmental Permits necessary for the conduct of their businesses as currently conducted or the ownership, lease, operation or use of their respective assets and properties.

(c)       To Buyer’s Knowledge, neither the business or operations nor the assets or properties of Buyer or any of the Subsidiaries is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA or any similar state list.

(d)       To Buyer’s Knowledge, there has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or operations of or the assets or properties of, Buyer or any of the Subsidiaries, and neither Buyer nor any of the Subsidiaries has received an Environmental Notice that any of their assets or properties, whether leased or owned, has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Buyer or any of the Subsidiaries.

(e)       To Buyer’s Knowledge, Buyer has not retained or assumed, by Contract or operation of Law, any Liabilities of third parties under Environmental Laws.

Section 6.12     Labor Relations.

(a)       No labor dispute exists or, to Buyer’s Knowledge, is imminent with respect to any of the employees of Buyer or any of the Subsidiaries, which could reasonably be expected to result in a Buyer Material Adverse Effect. Neither Buyer nor any of the Subsidiaries is a party to a collective bargaining agreement. Buyer and each of the Subsidiaries believe that their relationships with their employees are good. To Buyer’s Knowledge, no executive officer of Buyer or any of the Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-solicitation agreement, or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject Buyer or any of the Subsidiaries to any liability with respect to any of the foregoing matters. Buyer and each of the Subsidiaries is in compliance with all U.S. federal, state, local and foreign Laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

(b)       Neither Buyer nor any of the Subsidiaries sponsors or has ever sponsored or had any obligations under any “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by Buyer or its Subsidiaries for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant thereof or any spouse or dependent of such individual, or under which Buyer or its Subsidiaries has or may have any Liability, or with respect to which Sellers or any of its Affiliates would be reasonably expected to have any Liability, contingent or otherwise.

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Section 6.13     Tax Matters. To the Best of Buyer’s Knowledge, all Tax Returns required to be filed by Buyer or its Subsidiaries for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. To the Best of Buyer’s Knowledge, all Taxes due and owing by the applicable party as shown on any Tax Return have been, or will be, timely paid except those being contested in good faith and for which adequate reserves have been set aside on the books of Buyer or the Subsidiaries, as applicable, and has set aside on such books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such Tax Returns apply.

Section 6.14     Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of the Subsidiaries.

Section 6.15     Capitalization; Subsidiaries.

(a)       The authorized capital stock of Buyer consists of 110,000,000 million shares of capital stock, which consists of (i) 100,000,000 shares of Common Stock, of which 15,860,342 shares are outstanding, and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which are or will be issued and outstanding as of the Closing. Except as set forth on Section 6.15 of the Buyer Disclosure Schedules and the conversion privileges of the Convertible Notes, there are not any subscriptions, warrants, options or other similar rights to acquire any shares of capital stock of Buyer or any indebtedness or securities convertible into or exchangeable for shares of capital stock of Buyer or any of its Affiliates.

(b)       All of the outstanding shares of capital stock of Buyer have been duly authorized, and are validly issued, fully paid and nonassessable. To the Best of Buyer’s Knowledge, all of the outstanding shares of capital stock of Buyer have been issued in compliance with all securities Laws and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Buyer Board or others is required for the issuance and sale of the Exchange Shares.

(c)       Buyer does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no stockholders agreements, voting agreements or other similar agreements with respect to Buyer’s capital stock to which Buyer is a party or, to Buyer’s Knowledge, between or among any of Buyer’s stockholders.

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(d)       Buyer owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary. None of the Subsidiaries has outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no stockholders agreements, voting agreements or other similar agreements with respect to any Subsidiary’s capital stock to which Buyer or a Subsidiary is a party.

(e)       The Exchange Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Convertible Notes, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities Laws and liens or encumbrances created by or imposed by a holder of such Exchange Shares. Based in part upon the representations of the Member in Article V of this Agreement, the Exchange Shares will be issued in compliance with all applicable federal and state securities Laws.

Article VII
COVENANTS

Section 7.1       Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), Sellers shall (x) conduct the Business in the ordinary course of business consistent with past practice; and (y) use commercially reasonable efforts to maintain and preserve intact its current Business organization, operations and franchise and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having relationships with the Business. Without limiting the foregoing, from the date hereof until the Closing Date, Sellers shall use commercially reasonable efforts to:

(a)       preserve and maintain all Permits required by Law for the conduct of the Business as currently conducted or the ownership and use of the assets or properties of Sellers;

(b)       pay the uncontested debts, Taxes and other obligations of the Business when due;

(c)       continue to collect or write off Accounts Receivable in a manner consistent with past practice;

(d)       maintain the tangible properties and assets included in the assets or properties of Sellers, as well as the Leased Real Property, in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(e)       continue in full force and effect all insurance policies, subject to renewals or replacements thereof, except as required by applicable Law;

(f)       defend and protect the properties and assets included in the assets or properties of Sellers from infringement or usurpation;

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(g)       perform all of its obligations under all of Sellers’ Contracts when due;

(h)       maintain the Books and Records in accordance with past practice;

(i)        comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the assets or properties of Sellers.

Section 7.2       Access to Real Property and Information; Escrow; Title Objections.

(a)       From the date hereof until the Closing, Sellers shall (i) upon reasonable advance notice, afford Buyer and its Representatives access to, and the right to inspect all of, the Real Property, properties, assets, premises, Books and Records, Sellers’ Contracts and other documents and data related to the Business; (ii) furnish Buyer and its Representatives with such existing financial, operating and other data and information related to the Business as Buyer or any of its Representatives may reasonably request; and (iii) instruct the Representatives of Sellers to cooperate with Buyer in its investigation of such properties and the Business.

(b)       Within ten days after the execution and delivery of this Agreement by all of the parties hereto, Sellers shall obtain and deliver to Buyer separate title commitments for ALTA Owner’s Policies of Title Insurance (accompanied by legible copies of all documents described therein) issued by Escrow Agent on behalf of Chicago Title Insurance Company or Fidelity National Title Insurance Company committing to insure title to each parcel of Owned Real Property, in the estimated market value of the Owned Real Property, as determined by Buyer in its reasonable discretion (the “Title Commitments”).

(c)       Within thirty days after execution of this Agreement, Buyer will examine and make written objections (“Objections”) to Sellers to any of the form or content of the Title Commitments or any of the items or matters shown on the Surveys, copies of which shall be provided to Sellers (“Objection Notice”), but in no event sooner than ten days following receipt of the Title Commitments. Any matter shown in the Title Commitments or on a Survey not objected to in the Objection Notice by Buyer within the applicable period shall be deemed to have been waived by Buyer and also shall be a “Permitted Encumbrance” and shall be added to the applicable Disclosures Schedules.

(d)       Sellers shall have ten days after receipt of any Objection Notice to give written notice to Buyer as to whether Sellers agree to use commercially reasonable efforts to remove, prior to the Closing Date, the matters objected to in the Objection Notice. If the expiration of such 10-day period extends beyond the Drop Dead Date, Sellers shall have the option to extend the Drop Dead Date to the date that is three Business Days after the expiration of such 10-day period by written notice of extension to Buyer. Sellers’ failure to address any matters set forth in the Objection Notice shall constitute Sellers’ election that it will not cause the removal of the matters not so addressed. Sellers’ failure to respond to the Objection Notice shall constitute Sellers’ election that it will not cause the removal of any of the matters set forth in the Objection Notice. If Sellers elect, or are deemed to have elected, to decline to remove all or any of the matters set forth in the Objection Notice, Buyer shall have the option either to (i) terminate this Agreement by notice to Sellers, in which case all rights and obligations hereunder of the parties shall be of no further force or effect (except those matters which are specifically stated in this Agreement to survive the termination) or (ii) elect to accept title to the Real Property subject to such matters, in which case Buyer shall have no other option or remedy.

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(e)       If Sellers elect to remove any matters set forth in the Objection Notice, and if such matters are not removed on or before the Closing Date, Buyer will have the option either to (i) terminate this Agreement by notice to Sellers, in which case all rights and obligations hereunder of the parties shall be of no further force or effect (except those matters which are specifically stated in this Agreement to survive the termination) or (ii) elect to accept title to the Real Property subject to such matters, in which case Buyer shall have no other option or remedy.

Section 7.3       No Solicitation of Other Bids.

(a)       From the date of this Agreement until the Drop Dead Date or, if sooner, the termination of this Agreement pursuant to Article X (the “Exclusivity Period”), Sellers shall not, and shall not authorize or permit any of their Affiliates, to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” means any proposal or offer from any Person (other than Buyer or any of its Affiliates) relating to the disposition, whether by sale, merger or otherwise, of all or any portion of the Business or the assets or properties of Sellers (other than sales of inventory in the ordinary course of business).

(b)       Sellers agree that the rights and remedies for noncompliance with Section 7.3(a) shall include having such provision specifically enforced by any court having equity jurisdiction (subject to Section 11.10), it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 7.4       Notice of Certain Events.

(a)       From the date hereof until the Closing Date, Sellers shall promptly notify Buyer in writing of:

(1)       any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Sellers’ Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Sellers hereunder not being materially true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.1 to be satisfied; and

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(2)       any Actions commenced or, to Sellers’ Knowledge, threatened against Sellers relating to or involving or otherwise affecting the Business or the assets or properties of Sellers that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14 or that directly relates to the consummation of the transactions contemplated by this Agreement.

(b)       Buyer’s receipt of information pursuant to this Section shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement (including Section 9.2 and Section 10.1(b)), unless Sellers amend or supplement the applicable Disclosure Schedules by written notice to Buyer.

(c)       From the date hereof until the Closing Date, Buyer shall promptly notify Sellers in writing of any fact, circumstance, event or action the existence, occurrence or taking of which has resulted in the failure of any of the conditions set forth in Section 8.1 to be satisfied.

Section 7.5       Confidentiality.

(a)       The Non-Circumvent, Non-Disclosure and Confidentiality Agreement dated May 11, 2016, between EVO and Titan is terminated on and as of, but only on, the Closing, without the need of any further action by any party hereto. The Acknowledgement of Obligations under Non-Circumvent, Non-Disclosure and Confidentiality Agreement of Buyer dated effective as of November 22, 2016 is terminated on and as of, but only on, the Closing, without the need of any further action by any party hereto. Unless otherwise required by applicable Law, no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned). For purposes of clarification, upon Closing Buyer may issue a press release and shall file this Agreement with the Commission and make other filings required by federal and state securities laws. The parties shall cooperate as to the timing and contents of any such announcement. Notwithstanding the foregoing, Buyer may disclose information regarding the proposed transactions in connection with the Private Offering and Buyer obtaining financing to consummate the transactions contemplated by this Agreement.

(b)       If the Closing occurs, from and after the Closing, each of the Members shall hold and shall cause his respective Affiliates to hold, and shall use commercially reasonable efforts to cause their respective Representatives to hold, in confidence any and all confidential information, whether written or oral, concerning the Business other than at the direction of Buyer or in the course of the Member’s employment with or service as a board member of Buyer or Buyer’s Affiliate (if applicable). If a Member or any of its Affiliates or their respective Representatives are compelled to disclose any confidential information by judicial or administrative process or by other requirements of Law, the Member shall promptly notify Buyer in writing in order to give Buyer an opportunity, at Buyer’s cost and expense, to prevent the disclosure of such confidential information. The affected Member agrees to cooperate with Buyer in Buyer’s efforts to prevent such disclosure. If Buyer is unable timely to obtain a protective order or other remedy under Law to prevent such disclosure, the disclosing party shall disclose only that portion of such information which such disclosing party is advised by its counsel in writing is legally required to be disclosed.

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(c)       Notwithstanding the foregoing provisions of this Section 7.5, the obligations and Liabilities of the Members under this Section 7.5 are individual and several and not joint, and no Member shall be responsible or liable for the breach or threatened breach of this Section 7.5 by any of the other Members.

Section 7.6       Non-competition; Non-solicitation.

(a)       If the Closing occurs, effective only upon the Closing and then only if Buyer is not in breach of any of the Convertible Notes, the Replacement Note or the Senior Promissory Note, without the prior written consent of Buyer, during the a period equal to five (5) years commencing on the Closing Date (the “Restricted Period”), each of the Members (each a “Restricted Party” and collectively the “Restricted Parties”) shall not, and shall not permit any of their respective Affiliates to, directly or indirectly, (i) engage in (including as a partner, shareholder, member, employee, principal, agent, trustee or consultant), or assist others in engaging in, the Business in the Territory; (ii) own an interest in any Person that engages, directly or indirectly, in the Business in the Territory; or (iii) cause, induce or encourage any material actual or prospective client, customer, supplier or licensor of the Business (including any existing or former customer of EVO and any Person that becomes a customer of the Business after the Closing Date, or any other Person who has a material business relationship with the Business), to terminate or modify any such actual or prospective relationship. Notwithstanding the foregoing, a Restricted Party may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if such Restricted Party is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)       If the Closing occurs, effective only upon the Closing and then only if Buyer is not in breach of Convertible Notes, the Replacement Note or the Senior Promissory Note, during the Restricted Period, without the prior written consent of Buyer, none of the Restricted Parties shall, and each shall not permit any of its Affiliates to, directly or indirectly, hire or solicit Damon Cuzick or any employee of Buyer or its Affiliates.

(c)       Each of the Restricted Parties acknowledges that a breach or threatened breach of this Section 7.6 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that, in the event of a breach or a threatened breach by any Restricted Party or Parties of any such obligations, Buyer shall be, in addition to any and all other rights and remedies that may be available to Buyer in respect of such breach, entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

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(d)       Each of the Restricted Parties acknowledges that the restrictions contained in this Section 7.6 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 7.6 is ever adjudicated to exceed the time, geographic, product or service or other limitations permitted by applicable Law in any jurisdiction, then any court having jurisdiction (subject to Section 11.10) is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service or other limitations permitted by applicable Law. The covenants contained in this Section 7.6 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(e)       Notwithstanding the foregoing provisions of this Section 7.6, the obligations and Liabilities of the Members under this Section 7.6 are individual and several and not joint, and no Member shall be responsible or liable for the breach or threatened breach of this Section 7.6 by any of the other Members.

Section 7.7       Governmental Approvals and Consents. Each party hereto shall promptly (a) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates required of such party hereunder to consummate the transactions contemplated herein and (b) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Persons, including Governmental Authorities, that may be or become necessary for its performance of its obligations under to this Agreement and the other Transaction Documents to which it is a party. Each party shall cooperate fully with the other parties and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will delay, impair or impede the receipt of any required consents, authorizations, orders and approvals.

Section 7.8       Books and Records.

(a)       Following the Closing, for a period of seven years after the Closing Date, Buyer shall retain physical or electronic copies of the Fuel Contracts and the Books and Records for access, inspection and copying by the Members and their Representatives, at a Member’s expense, upon reasonable notice during normal business hours. Buyer acknowledges that the Members will need access to, and to inspect and copy, financial statements, tax returns, work papers, bank account statements and other information, including by way of illustration for audits of tax returns of EAF or EVO or both.

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(b)       Following the Closing, neither Buyer nor any of the Members shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 7.8 where such access would violate any contractual obligation of the disclosing party in effect on the Closing Date or any Law.

Section 7.9       Closing Conditions. From the date hereof until the Closing Date, each party hereto shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VIII hereof.

Section 7.10     Board Seat and Officer.

(a)       Following the Closing, Buyer’s board of directors (the “Buyer Board”) shall be increased to five members and the Buyer Board shall elect Danny Cuzick as a member of the Buyer Board, so that after his election Danny Cuzick, Scott M. Honour and Thomas J. Abood will be three of the members of the Buyer Board, each to hold office until the next annual meeting of the stockholders or his earlier resignation.

(b)       Following the Closing, the Members shall have the right to recommend one person as the fourth member of the Buyer Board and to veto any person selected by the Buyer Board as the fourth member of the Buyer Board, in each case via a writing signed by the Members’ Designee. The Buyer Board also shall elect the fifth member of the Buyer Board. Each of these members of the Buyer Board will hold office until the next annual meeting of the stockholders or his earlier resignation

(c)       Following the Closing, the Buyer Board shall appoint one industry expert (in addition to Damon Cuzick as COO) who is designated in writing by the Members’ Designee, subject to approval by the Buyer Board not to be unreasonably withheld, to be the President of Buyer.

Section 7.11     EVO Email Addresses. Following the Closing, to the extent that a Member is not employed by Buyer, Buyer shall use commercially reasonable efforts to forward to each Member any emails sent to such Member at the Member’s evocng.com email address for a period after the Closing Date, but in no event after the six month anniversary of the Closing Date.

Section 7.12     Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

Section 7.13     “Market Stand-off” Agreement. Subject to the provisions of Section 7.15 of this Agreement and Section 2.c.ii of the Convertible Note, each of the Members agrees that following the Closing he will enter into a “market stand-off” or similar agreement with Buyer’s underwriter for the same period and upon substantially the same terms as other Persons who become shareholders of Buyer pursuant to the Private Offering, relating to restrictions on transfers and dispositions of the Exchange Shares in such form as is customary for similarly situated companies, so long as the market stand-off agreement to which the Members are subject shall not be any more restrictive than the market stand-off agreement that is binding upon the members of Titan who received Common Stock pursuant to that certain Agreement and Plan of Securities Exchange dated as of November 22, 2016, by and among Buyer, Titan and the then members of Titan (“Titan Share Exchange Agreement”).

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Section 7.14     Information. Buyer will, from the date hereof and through the Closing Date, (a) provide to each of the Members opportunities to ask questions of, and receive promptly answers from, Buyer its Representatives regarding its current and proposed business, (b) furnish to each of the Members audited financial statements of Buyer, (c) fully comply with any request for such information regarding shares of Common Stock and furnish any documents upon request, and (d) notify Members’ Designee following Buyer’s formation or acquisition of, either directly or through an Affiliate of Buyer, an equity interest in any Person. Following the Closing Date, Buyer will provide to the Members all information provided to potential purchasers in connection with the Private Offering.

Section 7.15     Registration Rights.

(a)       Buyer shall register the Exchange Shares in any public offering when either Buyer or any shareholder of Buyer registers any shares of capital stock of Buyer, subject to the right, however, of Buyer and its underwriters to reduce the number of shares proposed to be registered by the Members with members of management of Buyer. The registration expenses will be borne by Buyer, including by way of illustration the expenses set forth in Section 7.15(d).

(b)       If the Exchange Shares have not been registered pursuant to Section 7.15)(a) by the first anniversary of the date of this Agreement, upon the written request of all of the Members to register at least half of the Exchange Shares, Buyer will use commercially reasonable efforts to register such shares; provided, however, Buyer shall have the right to delay such registration for up to 90 days upon the reasonable request of Buyer’s underwriter. Buyer shall not be obligated to undertake more than one registration under this demand registration rights provision each calendar year. The provisions of Section 7.15 (c) through (l) shall apply to the registration of the Exchange Shares.

(c)       All references to the Exchange Shares shall include and mean any and all other securities issued or issuable with respect to the Exchange Shares including without limitation by way of a recapitalization, stock dividend, stock split, reverse stock split, combination of shares, merger, consolidation or other reorganization or otherwise.

(d)       All of the costs and expenses of any such registration of every and any kind or nature shall be borne solely by Buyer, including by way of illustration (i) listing and filing fees, (ii) fees and charges of any stock exchange, (iii) printing, mailing and similar expenses, (iv) fees, charges and disbursements of underwriters, legal counsel of the Buyer, accountants and other professionals, and (v) internal expenses of Buyer.

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(e)       Buyer shall be responsible for preparing and filing with the Commission a registration covering the Exchange Shares, and Buyer shall use commercially reasonable efforts to cause the registration statement to become effective. Buyer also shall be responsible for preparing and filing with the Commission any amendments or supplements thereto that may be necessary to keep the registration statement effective until the completion of the distribution to the holders of the Exchange Shares covered by the registration statement. Buyer shall furnish to the holders of the Exchange Shares copies of any preliminary prospectus, the prospectus, and other materials related thereto.

(f)       All Members proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 7.15, if the underwriter(s) advise(s) the Members in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Exchange Shares that may be included in the underwriting shall be allocated among such Members holding Exchange Shares in proportion (as nearly as practicable) to the number of Exchange Shares owned by each Member; provided, however, if other shareholders of Buyer are distributing securities through such underwriting, any such limitation on the number of the Members’ shares to be underwritten shall be in proportion to the limitation on the shares of such other shareholders.

(g)       Buyer shall promptly notify the holders of the Exchange Shares of any untrue statement of a material fact, or omitted that makes a statement misleading, in the registration statement and any amendment or supplement thereto, promptly after Buyer becomes aware of the same.

(h)       Buyer also shall use commercially reasonable efforts to register the Exchange Shares covered by the registration under all applicable securities and blue sky Laws of such states within the United States as Buyer determines, upon the request of the underwriters or the advice of legal counsel as may be necessary.

(i)       To the extent permitted by Law, Buyer shall defend and indemnify the Members for, from and against any and all claims, demands, administrative and court proceedings, damages, liabilities, costs and expenses of any and every kind or nature, whether known or unknown (“Damages”), to which such Member may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) the violation or alleged violation of any such Laws, (ii) any untrue statement or alleged untrue or misleading statement of a material fact in any filing, prospectus or other materials in connection therewith, (iii) the omission or alleged omission of any fact required to may any statement true or not misleading in any materials in any such filing, prospectus or other materials.

(j)       To the extent permitted by law, each selling Member, severally and not jointly, will indemnify and hold harmless the Buyer, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Buyer within the meaning of the Securities Act, legal counsel and accountants for the Buyer, any underwriter (as defined in the Securities Act), any other Member selling securities in such registration statement, and any controlling Person of any such underwriter or other Member, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Member expressly for use in connection with such registration; provided, however, that the indemnity agreement contained in this Section 7.15(j) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Member, which consent shall not be unreasonably withheld; and provided, further, that in no event shall the aggregate amounts payable by any Member by way of indemnity or contribution hereunder exceed the proceeds from the offering received by such Member, except in the case of fraud or willful misconduct by such Member.

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(k)       It shall be a condition precedent to the obligations of the Buyer to take any action pursuant to this Section 7.15 with respect to the registration of the Exchange Shares of any selling Member that such Member shall furnish to Buyer such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Member’s Exchange Shares.

(l)       Buyer shall conduct the registration of the Exchange Shares in full compliance with all applicable federal and state Laws, including the Securities Act of 1933, as amended, and the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and any other federal and any state securities or “blue sky” Laws.

Section 7.16     Tax Clearance Certificates. If requested by Buyer before the Due Diligence Deadline, Sellers shall notify the Arizona Department of Revenue, and Buyer may notify all of the other state taxing authorities in the jurisdictions that impose income, gross receipts, sales, fuel, and/or withholding Taxes on Sellers or where Sellers have a duty to file Tax Returns for such Taxes in the form and manner required by such state taxing authorities, if the failure to make such notifications or receive any available tax clearance certificate (a “Tax Clearance Certificate”) would subject Buyer to any such Taxes of Sellers. If any state taxing authority asserts that Sellers are liable for any such Taxes, Sellers shall promptly pay any and all such amounts that Sellers do not contest and shall provide evidence to Buyer that such Taxes have been paid in full or otherwise satisfied.

Section 7.17     Private Offering; Right to Attend Road Show. Buyer agrees to use commercially reasonable efforts to consummate the closing of the Private Offering. The Members shall have the right to have any one of them from time to time attend the “road show” for the Private Offering at Buyer’s cost.

Section 7.18     Updates to Disclosure Schedules.

(a)       From time to time prior to the Closing, Sellers and the Members shall promptly supplement or amend the Sellers’ Disclosure Schedules hereto with respect to any matter hereafter arising or of which they become aware after the date hereof, which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Sellers’ Disclosure Schedules. Any such supplement or amendment to Sellers’ Disclosure Schedules shall be deemed to amend or modify the applicable representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or for determining whether or not the conditions set forth in Section 8.1 have been satisfied, as if the supplemented or amended Sellers’ Disclosure Schedule had been the original Sellers’ Disclosure Schedule to this Agreement.

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(b)       From time to time prior to the Closing, Buyer shall promptly supplement or amend the Buyer Disclosure Schedules hereto with respect to any matter hereafter arising or of which they become aware after the date hereof, which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Buyer Disclosure Schedules. Any such supplement or amendment to Buyer Disclosure Schedule shall be deemed to amend or modify the applicable representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or for determining whether or not the conditions set forth in Section 8.2 have been satisfied, as if the supplemented or amended Buyer Disclosure Schedule had been the original Buyer Disclosure Schedule to this Agreement.

Section 7.19     No Obligation for Additional Capital, Loans or Guarantees. Following the Closing, no Member shall be required or obligated in any way to contribute any additional capital to, make any loans or advances to, or personally guaranty any Liabilities of, Buyer, the Subsidiaries, EAF, EVO or any other Affiliate of any of them.

Section 7.20     Replacement Note. Promptly following the Closing, Buyer shall cause all Liabilities under the Replacement Note to be paid as and when due and shall ensure that all of the covenants, obligations and Liabilities of Sellers under all documents securing the Replacement Note are paid and performed as and when due.

Section 7.21     Tax Matters.

(a)       Each party hereto agrees to co-operate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns, any audit, litigation or other proceeding with respect to Taxes. The parties further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated in this Agreement.

(b)       All transfer and other such Taxes and fees (including any penalties and interest) incurred in connection with the issuance of the Exchange Shares pursuant to this Agreement shall be borne by Buyer.

(c)       All ad valorem real property taxes constituting a lien against the Owned Real Property that are due and payable in the year of Closing shall be prorated between EAF and Buyer as of the Closing Date based upon the most recent information available. Any payment due to EAF or Buyer pursuant to such proration shall be made at the time the payment in Section 2.3 is made.

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(d)       Sellers and the Members represent that EVO was treated as a partnership for income tax purposes prior to February 26, 2016, that EAF is currently treated as a partnership for income tax purposes and that, because EVO is currently wholly owned by EAF, EVO is a disregarded entity and, as such, all of the items of income, gain, deduction, loss and credit of EVO from or after February 26, 2016, and prior to the Closing Date are to be reported on the tax returns of EAF. Based solely on the foregoing representation, Buyer acknowledges and agrees that, because upon the Closing EAF will be wholly owned by Buyer and EVO will continue to be wholly owned by EAF, all of the items of income, gain, deduction, loss and credit of EAF and EVO from and after the Closing Date will be reported on the tax return of Buyer.

(e)       Each party agrees to give the other parties prompt written notice of any and all requests for information, field audits, office audits, other audits, and all other inquiries from the Internal Revenue Service, any other federal agency, and any state, county or local taxing authority of EAF or EVO or any tax return or report filed (or not filed) by either one of them for any Taxes and for any period or periods that are prior to or end on the Closing Date (collectively, “Prior Years Audits”).

(f)       The Members shall have the right using accountants or attorneys, or both, selected by the Members, to conduct and otherwise handle, at the Members’ cost and expense, all Prior Years Audits and to agree to, appeal, litigate or settle (or any combination thereof) any assessment or other decision of any such taxing authority during the audit process and any administrative or appeal or court proceeding relating thereto; provided, however, that Buyer may participate, at Buyer’s cost and expense, in any Prior Years Audit, and provided, further, that any compromise, settlement or offer of settlement relating to such Prior Years Audit that will have an impact on the Taxes of Buyer following the Closing shall require the prior written reasonable consent of the Buyer.

(g)       Buyer, EAF and EVO shall cooperate with the Members in any such matter and shall provide to the Members and their accountant, attorneys and other agents access to and the ability to inspect and copy all Books and Records relating to any such matter.

Section 7.22     Southwest Gas Documents. Following the Closing, Buyer shall use commercially reasonable efforts to obtain the cancellation of the Assignment of Deposit Account dated February 24, 2014, made by Danny Cuzick and Donna Cuzick (the “Assignment of Deposit Account”) under the Irrevocable Standby Letter of Credit No. 1704 dated February 24, 2014, in the amount of $510,763 issued by Arizona Business Bank in favor of Southwest Gas Corporation (the “Letter of Credit”) and the release of Danny Cuzick and Donna Cuzick under the Commercial Guaranty dated February 24, 2014, in favor of Arizona Business Bank made in connection with the Letter of Credit (the “SW Gas Guaranty”).

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Section 7.23     Director and Officer Indemnification. Within ninety (90) days of the closing date of the Prior Exchange, Buyer will obtain and maintain in effect directors’ and officers’ liability insurance in an amount and scope customary for the size and industry of its business (but in no event less than $2,000,000). So long as any Member is a director or executive officer of Buyer, Buyer will not amend, repeal or modify Article VII (regarding the personal liability of a director) or Article VIII (regarding the indemnification of a director or officer) in Buyer’s Certificate of Incorporation.

Section 7.24     Separate Status of EAF and EVO. So long as the Replacement Note or any Convertible Note is outstanding, without the prior written consent of the holder of the Replacement Note or the “Secured Party’s Representative” (as defined in the form of Security Agreement attached hereto as Exhibit G and in the Security Agreement and Pledge attached hereto as Exhibit H) or “Holders Representative” (as defined in the form of Deed of Trust, Assignment of Rents, Fixture Filing and Assignment of Leases and Rents attached hereto as Exhibit I and the Mortgage attached hereto as Exhibit J), following the Closing, Buyer covenants and agrees that (a) the separate legal existence of EAF and EVO will remain in effect, and neither EAF nor EVO will be dissolved or terminated, voluntarily or involuntarily, (b) neither EAF nor EVO will change its type of entity or other legal structure, (c) neither EAF nor EVO will change its name or conduct any business under a fictitious name, (d) Buyer will continue to be the sole owner of EAF, and EAF will continue to be the sole owner of EVO, (e) neither EAF nor EVO will be a party to any merger, consolidation, recapitalization, reorganization, spinoff, split-off, split-up, re-domestication or similar action, (f) EAF and EVO will continue to own and maintain their assets and properties as a going concern, (g) EAF and EVO will not sell, exchange, assign, transfer or otherwise dispose of its assets or properties except in the ordinary course of business consistent with its practice prior to the Closing, (h) except as expressly provided in Section 3.2(b)(5) through Section 3.2(b)(9) of this Agreement and the Replacement Note Documents, no Encumbrances will voluntarily or involuntarily be caused, allowed or permitted on or against any of the assets or properties of either EAF or EVO.

Section 7.25     Certain Encumbrances. Notwithstanding anything to the contrary in any of the Transaction Documents, the Members and Buyer agree and acknowledge that (a) the Sellers shall grant Encumbrances to Danny Cuzick pursuant to the Replacement Note Documents, and (b) the Sellers shall grant Encumbrances to the Members as provided in Section 3.2(b)(5) through Section 3.2(b)(9) of this Agreement and all such Encumbrances shall be deemed permissible Encumbrances, (c) Sellers’ grant of the Encumbrances provided in the documents delivered pursuant to Section 3.2(b)(5) through Section 3.2(b)(9) of this Agreement to the Members will not cause or result in a default under the Replacement Note Documents and (d) Sellers’ grant of the Encumbrances provided in the Replacement Note Documents to Danny Cuzick will not cause or result in a default under the documents delivered pursuant to Section 3.2(b)(5) through Section 3.2(b)(9) of this Agreement.

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Article VIII
CONDITIONS TO CLOSING

Section 8.1       Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions.

(a)       Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized manager or officer of each of Sellers, that each of the following have been satisfied, unless waived by Buyer (the “Sellers’ Closing Certificate”):

(1)       Other than the representations and warranties of Sellers contained in Section 4.1 [Organization and Authority of Sellers; Enforceability], Section 4.3 [Financial Statements] and Section 4.20 [Brokers], the representations and warranties of Sellers contained in this Agreement, and in the other Transaction Documents and any certificate or other writing delivered by Sellers pursuant hereto, shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Sellers contained in Section 4.1, Section 4.3 and Section 4.20 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(2)       Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Sellers shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(b)       All approvals, consents and waivers that are listed on Section 4.2 of the Sellers’ Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(c)       Sellers and the Members shall have delivered to Buyer duly executed counterparts of the Transaction Documents to which Sellers or Members are a party (other than this Agreement) and the other documents and deliveries set forth in Section 3.2(a).

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(d)       Buyer shall have received the Escrow Agent’s written commitment to issue on behalf of Chicago Title Insurance Company or Fidelity National Title Insurance Company, an owner’s title insurance policy with respect to each parcel of Owned Real Property as of the Closing Date, insuring title to the Owned Real Property is vested in EAF in the market value, as determined by Buyer in its reasonable discretion, together with such endorsements and otherwise in such form as Buyer shall require. Such title insurance policies shall insure fee simple title to each parcel of Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances including those listed on Section 4.07 of the Disclosure Schedules (the “Title Policies”). Buyer shall have received (at Buyer’s expense) an appropriately certified ALTA/NSPS Land Title Survey showing no Encumbrances other than the Permitted Encumbrances, including those listed on Section 4.07 of the Disclosure Schedules, and any other Encumbrances approved by Buyer, for each parcel of the Owned Real Property (each a “Survey” and collectively, the “Surveys”).

(e)       All Encumbrances relating to the assets or properties of Sellers shall have been released in full, other than Permitted Encumbrances, and Sellers shall have delivered to Buyer written evidence, in form reasonably satisfactory to Buyer, of the release of such Encumbrances.

(f)       Except as set forth in Section 7.2(d) with regard to the Title Commitments and Surveys, Buyer shall be satisfied with its due diligence investigation of the assets or properties of Sellers and the Business as provided herein on or before the fifth Business Day after the execution of this Agreement by Sellers, the Members and Buyer (“Due Diligence Deadline”), all of which shall be conducted at Buyer’s sole cost and expense.

(g)       The Members shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are necessary to consummate the transactions contemplated by this Agreement.

Section 8.2       Conditions to Obligations of Members. The obligations of the Members to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Members’ waiver, at or prior to the Closing, of each of the following conditions.

(a)       The Members shall have received certificates, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the following conditions has been satisfied, unless waived by the Members (the “Buyer Closing Certificate”):

(1)       Other than the representations and warranties of Buyer contained in Section 6.1 [Organization and Authority of Buyer; Enforceability] and Section 6.14 [Brokers], the representations and warranties of Buyer contained in this Agreement, and in the other Transaction Documents and any certificate or other writing delivered by Buyer pursuant hereto, shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 6.1 and Section 6.14 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

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(2)       Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the other Transaction Documents to be performed or complied with by Buyer prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(b)       All approvals, consents and waivers that are listed on Section 6.2 of the Buyer Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Sellers at or prior to the Closing.

(c)       Buyer shall have delivered to the Members duly executed counterparts of the Transaction Documents to which a Buyer is a party and the other documents and deliveries set forth in Section 3.2(b).

(d)       The Members shall be satisfied with their due diligence investigation of the assets, properties and business of Buyer (including, without limitation, the Subsidiaries and the Titan Audited Financial Statements and the Buyer Interim Financial Statements).

(e)       Buyer shall have delivered to the Members such other documents or instruments as the Members reasonably request and are necessary to consummate the transactions contemplated by this Agreement.

Section 8.3       Conditions to Obligations of all Parties. The respective obligations of each of the parties to this Agreement to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the waiver, at or prior to the Closing, of each of the following conditions:

(a)       There shall have been no Law enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b)       There shall not be threatened, instituted or pending any Action before any Governmental Authority (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transaction or (ii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements or instruments attached as exhibits hereto or contemplated hereby.

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(c)       There shall not be any Action taken, or any Law proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any Governmental Authority that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 8.3(b).

(d)       There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Market, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets in any of the foregoing cases generally that would make impossible the conversion of the Convertible Notes or the Senior Promissory Note into Common Stock.

(e)       From the date of this Agreement, there shall not have occurred any Sellers’ Material Adverse Effect or Buyer Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Sellers’ Material Adverse Effect or a Buyer Material Adverse Effect.

Article IX
INDEMNIFICATION

Section 9.1       Survival. Subject to the limitations and other provisions of this Agreement, if the Closing occurs as provided herein, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is the twenty-four (24) month anniversary of the Closing Date. Notwithstanding the foregoing, the representations and warranties in and Section 4.1 [Organization and Authority of Sellers; Enforceability], Section 4.7 [Title to assets or properties of Sellers], Section 4.16 [Environmental Matters], Section 4.19 [Taxes], Section 5.1 [Capacity; Authorization], Section 6.1 [Organization and Authority of Buyer; Enforceability] (collectively, the “Fundamental Representations”) shall survive for the longer of (a) the fifth anniversary of the Closing Date or (b) the full period of all applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) plus 30 days. All covenants and agreements of the parties contained herein shall survive the Closing as explicitly specified herein, or indefinitely if no period has been so specified. Notwithstanding the foregoing, any claim asserted pursuant to this Article IX in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

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Section 9.2       Indemnification by the Members. Subject to the other terms and conditions of this Article IX, the Members shall, on a joint and several basis, indemnify and defend Buyer and its Affiliates and their respective Representatives, and successors and permitted assigns (collectively, “Buyer Indemnitees”) from and against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy in or breach of any of the representations or warranties of Sellers contained in this Agreement, the other Transaction Documents or in any certificate or instrument delivered by or on behalf of Sellers pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)       any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Sellers under or pursuant to this Agreement, the other Transaction Documents or any certificate or instrument delivered by or on behalf of Sellers pursuant to this Agreement;

(c)       any Third Party Claim, based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Sellers or any of their Affiliates (other than the Reimbursed Liabilities) conducted, existing or arising on or prior to the Closing Date;

(d)       any unpaid Current Payables, after taking into account any payments by the Members pursuant to Section 2.3(e);

(e)       any VTEC Payables;

(f)       any Taxes (or the non-payment thereof) of Sellers (or for which Sellers could otherwise be liable) for all Pre-Closing Tax Periods (including Taxes attributable to the portion of any Straddle Period ending on the Closing Date and including any Taxes arising by reason of the transactions contemplated hereby or the Closing itself), and Taxes imposed on Sellers by reason of the application of Treasury Regulation Section 1.1502-6(a) (or any analogous or similar provision of Law) as a result of being a member of a consolidated, combined or unitary group of entities on or before the Closing Date; and

(g)       the matters, if any, set forth in Exhibit L attached hereto.

Section 9.3       Indemnification by Buyer. Subject to the other terms and conditions of this Article IX, Buyer shall indemnify and defend each of Members and their respective Affiliates and each of their Representatives, and successors and permitted assigns (collectively, the “Member Indemnitees”) from and against, and shall hold each of the Member Indemnities harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Member Indemnitees based upon, arising out of, with respect to or by reason of:

(a)       any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

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(b)       any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer under or pursuant to this Agreement;

(c)       any Third Party Claim based upon, resulting from or arising out of the business, operations, properties, assets or obligations of Sellers conducted, existing or arising after the Closing Date;

(d)       the Letter of Credit, the Assignment of Deposit Account and the SW Gas Guaranty;

(e)       subject to the representations made in Article IV and Article V, and Buyer’s rights to indemnification under Section 9.2, the Assumed Liabilities; and

(f)       from and after the date of payment by a Member pursuant to Section 2.3(e), those Current Payables actually paid by the Member thereunder.

Section 9.4       Certain Limitations. The indemnification provided for in Section 9.2 and Section 9.3 shall be subject to the following limitations:

(a)       Subject to Section 9.4(b), the Members shall not be liable to Buyer Indemnitees for indemnification under Section 9.2(a) and Buyer shall not be liable to Member Indemnitees for indemnification under Section 9.3(a), until the aggregate amount of all Losses in respect of indemnification under Section 9.2(a) or Section 9.3(a), as applicable, exceeds $100,000 (the “Basket”) in which event the Members or the Buyer, as applicable, shall be required to pay or be liable for all such Losses from the first dollar. In addition, the aggregate amount of all Losses, of any kind or nature hereunder, for which the Members or the Buyer shall be liable pursuant to Section 9.2(a) or Section 9.3(a), as applicable, shall not exceed $5,000,000 (the “Cap”).

(b)       Notwithstanding the foregoing, the Basket and the Cap shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any Fundamental Representation or Sellers’ representations under Section 4.15 [Compliance with Laws; Permits] or any claim arising out of fraud.

(c)       For purposes of this Article IX, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

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Section 9.5       Indemnification Procedures. The party making a claim under this Article IX is referred to as the “Indemnified Party,” and the party against whom such claims are asserted under this Article IX is referred to as the “Indemnifying Party.”

(a)       If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate or Representative of a party to this Agreement (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Losses that have been or may be sustained by the Indemnified Party.

(1)       The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that, if the Indemnifying Party one or more of the Members, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (A) is asserted directly by or on behalf of a Person that is a supplier or customer of the Business, or (B) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 9.5(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party.

(2)       The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of Indemnified Party’s counsel shall be at the expense of the Indemnified Party, provided, that, if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required.

(3)       If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 9.5(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. The Members and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 7.6, any applicable Law, and any contractual obligations of confidentiality) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b)       Any compromise, settlement or offer of settlement of any Third Party Claim by the Indemnifying Party shall require the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, to any bona fide offer made to settle a Third Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and which provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such third party.

(c)       Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Indemnified Party’s premises and personnel and, subject to the provisions of Section 7.6, any applicable Law, and any contractual obligations of confidentiality, the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

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Section 9.6       The Members’ Designee.

(a)       Each Member hereby irrevocably appoints the Members’ Designee as his sole and exclusive agent and attorney-in-fact for the Member, with full power and authority to represent the Member, as applicable, and the Member’s successors and permitted assigns, as applicable, with full power of substitution in the premises, to negotiate the settlement of or compromise any dispute that may arise under Section 9.2 of this Agreement, to designate the account for deposit of the Member’s share of any proceeds or other amounts payable to the Member pursuant to this Agreement, except each Member must sign any releases or similar documents with respect to any such dispute that bind the Member.

(1)       All actions taken by the Members’ Designee pursuant to this Section 9.6 shall be binding upon each Member and the Member’s successors and permitted assigns, as if expressly ratified and confirmed in writing by each of them. The authority conferred under this Agreement shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by any of the Members, or by operation of law, whether by the death or incapacity of any Member, the termination of any trust or estate or the occurrence of any other event. If any Member should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Members’ Designee in accordance herewith shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Members’ Designee had received notice of such death, incapacity, termination or other event.

(2)       A Member shall be deemed a party or a signatory to any agreement, document, instrument or certificate for which the Members’ Designee signs on behalf of the Member for which the Members’ Designee had authority. The Members’ Designee will provide prompt written notice to each Member of any material action taken by the Members’ Designee pursuant to the authority delegated to him under this Section 9.6. The Members’ Designee will, at all times, act in his capacity as Members’ Designee in a manner that he believes in good faith to be in the best interest of the Members taken as a whole.

(b)       In performing any of his duties under this Agreement or upon the claimed failure to perform its duties under this Agreement, the Members’ Designee shall not be liable to the Members for any damages that any or all of them may incur as a result of any act, or failure to act, by the Members’ Designee under this Agreement, and the Members’ Designee shall be indemnified and held harmless by each Member of any Losses that the Members’ Designee (acting in such capacity under this Agreement) may incur as a result of any such act or failure to act; provided, however, that the Members’ Designee shall not be released from Liability for damages or entitled to indemnification for Losses to the extent that a court of competent jurisdiction has finally determined that the actions or omissions of the Members’ Designee (i) were taken or omitted not in good faith and (ii) constituted willful default under this Agreement; and, provided, further, that in no event shall Sellers, Buyer or their respective Affiliates be responsible for the Members’ Designee’s actions or omissions in connection with this Agreement or be responsible for indemnity or any amount claimed by the Members’ Designee. Notwithstanding the foregoing, the Members’ Designee shall not incur any such Liability with respect to (A) any action taken or omitted to be taken in good faith upon advice of counsel given with respect to any questions relating to the duties and responsibilities of the Members’ Designee under this Agreement or (B) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of such document’s provisions, but also as to the truth and accuracy of any information contained in such document, which the Members’ Designee does in good faith believe to be genuine, to have been signed or presented by the purported proper Person or Persons and to conform with the provisions of this Agreement. The limitation of liability provisions of this Section 9.6 shall survive the termination of this Agreement and the resignation of the Members’ Designee.

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Section 9.7       Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article IX, the Indemnifying Party shall satisfy its obligations within five Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds and any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to 10%. Such interest shall be calculated daily on the basis of a 365 day year and the actual number of days elapsed, without compounding. If a Member as the Indemnifying Party is in breach of this Section 9.7, Buyer may elect to offset the amount of the Loss against unpaid amounts payable to such Member under the Convertibles Notes.

Section 9.8       Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be.

Section 9.9       Exclusive Remedies. Subject to Section 7.6 and Section 11.11, the indemnification provisions contained in this Article IX are intended to provide the sole and exclusive remedy following the Closing as to all money damages for any action arising out of the subject matter of this Agreement (other than claims arising from fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement). Nothing in this Section 9.9 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party’s fraudulent, criminal or intentional misconduct.

Article X
TERMINATION

Section 10.1     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       by the written consent of Members and Buyer;

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(b)       by Buyer by written notice to the Members if:

(1)       Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Sellers or the Members pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VII and such breach, inaccuracy or failure has not been cured by Sellers or the Members within ten days of Members receipt of written notice of such breach from Buyer; or

(2)       any of the conditions set forth in Section 8.1 or Section 8.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)       by the Members by written notice to Buyer if:

(1)       The Members and Sellers are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VIII and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of such breach from the Members; or

(2)       any of the conditions set forth in Section 8.2 or Section 8.3 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of the Members or Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)       by Buyer or the Members in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued an order restraining or enjoining the transactions contemplated by this Agreement, and such order shall have become final and non-appealable.

(e)       By any party upon thirty days’ prior written notice if the Closing has not occurred by the Drop Dead Date (as it may have been extended pursuant to Section 7.2(d).

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Section 10.2     Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall be of no further force or effect and there shall be no Liability on the part of any party hereto except:

(a)       for the duties, covenants and obligations that are expressly provided herein to survive the termination of this Agreement;

(b)       as set forth in this Article X and Section 7.5 hereof; and

(c)       that nothing herein shall relieve any party hereto from Liability for any willful breach of any provision hereof.

Article XI
MISCELLANEOUS

Section 11.1     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. Each of Buyer, on the one hand, and the Members and Sellers, on the other hand, shall pay, perform and discharge any Liabilities of such party arising or incurred in connection with the negotiation, preparation, investigation and performance of this Agreement, the other Transaction Documents and the transactions contemplated herby and thereby, including without limitation, fees and expenses of counsel, accountants, consultants, advisers and others.

Section 11.2     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

If to Sellers or the Members:	Damon Cuzick, Members’ Designee 8285 West Lake Pleasant Parkway Peoria, Arizona 55382 Facsimile: (623) 907-6626 Email: damoncuzick@gmail.com

with a copy to:	Gust Rosenfeld, PLC One East Washington Street, Suite 1600 Phoenix, Arizona 85004-2553 Attention: Michael H. Bate Facsimile: (602) 254-4878 Email: mhbate@gustlaw.com

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If to Buyer:	Minn Shares Inc. 315 Lake Street East, Suite 301 Wayzata, Minnesota 55391 Attn: John Yeros Facsimile: (888) 637-1077 Email: jyeros@titanngv.com

with a copy to:	Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-1425 Attn: Frank Bennett Facsimile: (612) 492-7077 Email: fbennett@fredlaw.com

Section 11.3     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 11.4     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 11.5     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 7.6(d), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 11.6     Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter; provided, however, the NDA shall remain in full force and effect. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

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Section 11.7     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Sellers or the Members but with prompt written notice to Sellers and the Members, assign all or any part of its rights and obligations under this Agreement to one or more of its direct or indirect wholly-owned Subsidiaries, and provided, further, that Buyer shall remain liable for all duties, responsibilities, covenants, obligations and Liabilities under this Agreement.

Section 11.8     No Third-party Beneficiaries. Except as provided in Article IX, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 11.9     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.10     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would require or permit the application of the laws of any other jurisdiction.

(b)       ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED ONLY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF ARIZONA IN EACH CASE LOCATED IN THE COUNTY OF MARICOPA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF, AND SOLE VENUE IN, SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)       EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 11.10(c).

Section 11.11    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at Law or in equity.

Section 11.12     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[All signatures are on the following page(s).]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Securities Exchange to be executed as of the date set forth above.

EVO CNG, LLC

By:	/s/ Danny R. Cuzick
Name:	Danny R. Cuzick
Title:	Manager

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

By:	/s/ Danny R. Cuzick
Name:	Danny R. Cuzick
Title:	Managing Member

MINN SHARES INC.

By:	/s/ John Yeros
Name:	John Yeros
Title:	CEO

/s/ Danny R. Cuzick
Danny R. Cuzick

/s/ Damon R. Cuzick
Damon R. Cuzick

/s/ Theril H. Lund
Theril H. Lund

/s/ Thomas J. Kiley
Thomas J. Kiley

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Exhibit A

to

Agreement and Plan of Securities Exchange

EAF Interests

The Members respective EAF Interests are as follows:

Danny R. Cuzick	50%

Damon R. Cuzick	20%

Theril H. Lund	20%

Thomas J. Kiley	10%

Exhibit B

to

Agreement and Plan of Securities Exchange

Bridge Notes

1.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of the Alpeter Family Limited Partnership.

2.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Brian and Renae Clark

3.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Falcon Capital LLC

4.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Honour Capital LP

5.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of James Jackson

6.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of John Honour

7.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Keith and Janice Clark

8.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Kirk Honour

9.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Stephen and Jayne Clark

10.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC

11.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Thomas J. Abood Revocable Trust u/a dated August 17, 2012

12.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of James Jackson

13.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Alpeter Family Limited Partnership

14.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of David M. Leavenworth

15.	Secured Bridge Note, dated September 26, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC

16.	First Amendment to Senior Bridge Loan Documents, dated July 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour

17.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Joseph H. Whitney.

18.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of The Globe Resources Group, LLC.

19.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Richard E. Gilbert.

20.	Second Amendment to Senior Bridge Loan Documents, dated September 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour.

21.	Payables in the amount of $1,034,058.

Exhibit B-2

Exhibit C

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

SECURED CONVERTIBLE PROMISSORY NOTE

$[ ]	[________, 20__]

Subject to the terms and conditions of this Secured Convertible Promissory Note (this “Note”), for value received, MINN SHARES INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [__________] (the “Holder”), the principal sum of [__] Dollars ($[__]) (the “Principal Amount”), together with interest thereon accruing on and from the date hereof until the entire Principal Amount is paid (or converted, as provided in Section 3 hereof), at an annual rate equal to one and one-half percent (1.5%) (the “Base Rate”) Interest shall be calculated based on a 365-day year, compounded annually, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law.

This Note is issued by the Borrower pursuant to the Agreement and Plan of Securities Exchange (the “Exchange Agreement”) dated January 11, 2017, by and among EVO CNG, LLC, a Delaware limited liability company (“EVO”), Environmental Alternative Fuels, LLC, a Delaware limited liability company (“EAF”), Danny R. Cuzick (“Danny”), Damon R. Cuzick (“Damon”), Thomas J. Kiley (“Kiley”), Theril H. Lund (“Lund”), and Borrower. This Note is one of a series of four Secured Convertible Notes of even date herewith issued pursuant to the Exchange Agreement: one in the original principal amount of $6,650,000.00 to Danny (the “Danny Note”); one in the original principal amount of $1,140,000.00 to Damon (the “Damon Note”); one in the original principal amount of $1,140,000.00 to Lund (the “Lund Note”); and one in the original principal amount of $570,000.00 to Kiley (the “Kiley Note”) (the Danny Note, the Damon Note, the Lund Note, and the Kiley Note are collectively, the “Notes”). Danny, Damon, Kiley and Lund are collectively referred to herein as the “Holders.”

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Exchange Agreement.

The Borrower promises to pay to the Holder the Principal Amount, together with interest on the Balance (defined below) at the Base Rate, as follows:

(a)       consecutive quarterly installments of interest on the Balance commencing on the first day of the first calendar quarter after the date of this Note until the Balance has been paid in full in readily payable United States funds or converted into Common Stock (defined below) in the manner provided herein;

(b)       if the Balance and the accrued and unpaid interest thereon (the “Accrued Interest”) have not been previously converted as provided in Section 2 hereof, then the entire Balance and the Accrued Interest shall be automatically converted on the Maturity Date into Common Stock in accordance with Section 2.c, but if and only if the criteria for conversion set forth in Section 2.c are satisfied on the Maturity Date; provided, however,

(c)       if not sooner paid or converted in accordance with Section 2.c, the Balance, all Accrued Interest, and all other amounts due under this Note shall be due and payable in full on [________], 2026 (the “Maturity Date”) in immediately available United States funds.

Borrower may not prepay all or any part of the Balance until one day after the first anniversary of the date hereof (the “Anniversary Date”) and then if and only if the Accrued Interest is paid in full in readily payable United States funds or converted into Common Stock in accordance with Section 2 hereof. The Borrower thereafter may prepay all or any part of the Balance at any time without the prior written consent of the Holder and without penalty, but only if the then Accrued Interest is paid in full in readily payable United States funds or converted into Common Stock in accordance with Section 2.c.

The following is a statement of certain rights of Holder and the terms and conditions to which this Note is subject and to which the Holder, by acceptance of this Note, agrees:

1.       Ranking of Notes; Application of Payments. This Note shall rank pari passu with the other Notes. All payments and recoveries payable on account of Balance, the Accrued Interest and any other amounts due hereunder shall be paid and applied ratably and proportionately on the Balances of all outstanding Notes on the basis of their original Principal Amounts. Subject to the foregoing provisions, all payments will be applied first to the repayment of accrued fees, costs and expenses under this Note, then to Accrued Interest until it has been paid in full, and then to the repayment of the Balance until it has been paid in full.

2.       Conversion of Note.

a.       Definitions.

i.       “Balance” means the outstanding principal balance due under this Note.

ii.      “Bridge Note Issuance” means the issuance of Common Stock to holders of indebtedness of Borrower as set forth on Exhibit A attached hereto, in partial or full repayment thereof.

Exhibit C-2

iii.        “Common Stock” means the common stock of Borrower, par value $0.0001 per share.

iv.       “Exchange Ratio” means the quotient of the Total Principal divided by the Total Shares, where the Total Principal equals $9,500,000 and the Total Shares equal 70,000,000 adjusted as follows:

(1)       If the Borrower shall at any time or from time to time after the date hereof effect a split or subdivision of the outstanding Common Stock, the Total Shares shall be proportionately increased.

(2)       If the Borrower shall at any time or from time to time after the date hereof combine or effect a reverse split of the outstanding shares of Common Stock, the Total Shares shall be proportionately decreased.

(3)       The number of Total Shares shall be increased to equal seventy percent (70%) of the issued and outstanding shares of capital stock of Borrower, as if all of the Notes could be and were converted or exchanged for Common Stock following (A) the Bridge Note Issuance, (B) the Mini Offering, (C) the issuance of all other shares of capital stock of Borrower that could be issued pursuant to any contract, agreement or arrangement for less than full and adequate consideration, and (D) the issuance of all shares of capital stock of Borrower that are issued for less than full and adequate consideration, but without duplication for the effects of subsections (1) and (2) of this subsection iv, if the issuance of shares of capital stock of Borrower under clauses (A) through (D) of this subsection (3) would result in Borrower having more than 100,000,000 shares of Common Stock issued and outstanding.

(4)       Any adjustment under this subsection iii shall become effective at the close of business on the date the split, subdivision, combination or issuance becomes effective.

v.       “Listing Date” means the business day that immediately precedes the date of the notice of conversion provided by the Holder or the Borrower.

vi.      “Mini Offering” means a private offering of Common Stock to “friends and family” for raising funds in an amount of approximately $2,000,000 for the primary purpose of the payment of indebtedness of Borrower.

vii.      “Private Offering” means the first private offering of Common Stock, including any extended or supplemental offering, after the date of this Note, in an amount not less than $10,000,000.

viii.     “Stock Exchange” means the principal national securities exchange on which shares of Common Stock are listed.

Exhibit C-3

ix.       “Triggering Event” means:

(1)       reorganization, recapitalization, reclassification, consolidation or merger involving the Borrower in which the Borrower is not the surviving or resulting corporation; or

(2)       the sale, lease, transfer, or other disposition, in a single transaction or series of related transactions, by the Borrower of all or substantially all the assets of the Borrower taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Borrower if substantially all of the assets of the Borrower and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, or other disposition is to a wholly owned subsidiary of the Borrower.

b.       Optional Conversion of Note by Holder. At any time and from time to time after the Anniversary Date, including at any time within 90 days after the Holder’s receipt of notice of the consummation of the Triggering Event, the Holder may, at the Holder’s option, convert (i) all or part of the Balance (such amount to be converted, the “Converted Principal Amount”) into a number of shares of Common Stock equal to the quotient of the Converted Principal Amount (which shall not be less than Thirty-Five Thousand Dollars ($35,000)) divided by the Exchange Ratio; and (ii) all or part of the then Accrued Interest (“PIK”) (such PIK amount to be converted, the “Converted PIK Amount”) into a number of shares of Common Stock equal to the quotient of the Converted PIK Amount (which shall not be less than Thirty-Five Thousand Dollars ($35,000)) divided by the greater of (A) the Exchange Ratio or (B) the closing price of a share of Common Stock as reported on the Listing Date on the Stock Exchange. The conversion option at any time under this Section 2.b is limited on a monthly basis to the number of shares of Common Stock equal to 10% of the thirty (30) day average trading volume of shares of Common Stock during the prior calendar month. For purposes of illustration, if the thirty (30) day average trading volume of shares of Common Stock is 100,000 for a given month, then the maximum aggregate number of shares into which the Holder may convert any Balance or PIK shall be 10,000 shares in the following month. If a Triggering Event occurs, and the Holder does not elect to convert all or any of the Balance or the PIK, or both, within 90 days after the Holder’s receipt from the Borrower of notice of the consummation of the Triggering Event, the right to convert by reason of that particular Triggering Event will then terminate, and the Note will be payable in accordance with the terms hereunder.

Exhibit C-4

c.       Mandatory Conversion by Borrower.

i.       Subject to subsection ii of this Section 2.c, if on any date following the Anniversary Date, (i) the closing price as reported on the Listing Date on the Stock Exchange is an amount equal to or greater than (A) 150% of the price that a share of Common Stock was sold in the Private Offering (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), or (B) $10.00 if the Private Offering has not occurred by December 31, 2017 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), and (ii) if the average volume of shares of Common Stock traded on the Stock Exchange has equaled or exceeded 100,000 shares per day for the 30 days prior to the applicable date, Borrower may, at Borrower’s option, convert (A) all or part of the Balance (such amount to be converted, the “Mandatory Converted Amount”) into a number of shares of Common Stock equal to a quotient of the Mandatory Converted Amount (which shall not be less than Thirty-Five Thousand Dollars ($35,000)) divided by the Exchange Ratio and (B) all or part of the then accrued but unpaid interest (such amount to be converted, the “Mandatory Converted PIK Amount”) into a number of shares of Common Stock equal to the quotient of the Mandatory Converted PIK Amount(which shall not be less than Thirty-Five Thousand Dollars ($35,000)) divided by the greater of (1) the Exchange Ratio or (2) the closing price of a share of Common Stock as reported on the Listing Date on the Stock Exchange (each such event, a “Mandatory Conversion”).

ii.       At the time of any Mandatory Conversion, all shares of Common Stock into which any Mandatory Converted Amount or any Mandatory Converted PIK Amount may convert must be registered for sale in any public offering. Borrower and Holder each agree that the intent of this provision is to ensure that Holder may freely trade any Common Stock received as a result of any Mandatory Conversion.

d.       Procedure for Conversion.

i.       Voluntary Conversion. In order for the Holder to voluntarily convert all or part of the Balance or the PIK into shares of Common Stock, the Holder shall (A) provide written notice to the Borrower’s transfer agent at the office of the transfer agent for the Common Stock (or at the principal office of the Borrower if the Borrower serves as its own transfer agent) that the Holder elects to convert all or part of the Balance or the PIK, or both, identifying the Converted Principal Amount or the Converted PIK Amount, or both, to be converted. The notice shall state the Holder’s name or the names of the nominees in which the Holder wishes the shares of Common Stock to be issued.

ii.      Mandatory Conversion. In order for the Borrower to require conversion of all or part of the Balance or the PIK into shares of Common Stock, the Borrower shall provide written notice to the Holder that Borrower elects to convert all or part of the Balance or the PIK, or both, identifying the Mandatory Converted Amount or the Mandatory Converted PIK Amount, or both, to be converted. Upon receipt of such notice, the Holder shall provide to Borrower of the Holder’s name or the names of the nominees in which the Holder wishes the shares of Common Stock to be issued.

Exhibit C-5

iii.       Other Requirements. The close of business on the date of receipt by the transfer agent (or by the Borrower if the Borrower serves as its own transfer agent) of the Holder’s notice of voluntary conversion or the Borrower’s notice of mandatory conversion shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the Balance or the PIK, or both, shall be deemed to be outstanding of record as of such date. The Borrower shall, as soon as practicable after the Conversion Time, issue and deliver to the Holder, or the Holders nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. The Borrower also shall provide to the Holder a proposed form of acknowledgement of the amount of the Balance or the PIK, or both, satisfied by the such conversion and receipt for such certificates, for the Holder to sign and return to the Borrower.

e.       Reservation of Shares. The Borrower shall at all times when the Note shall be outstanding, reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Balance or the PIK, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the full value of the Note, the Borrower shall take such corporate action as may be necessary or appropriate to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Borrower’s Certificate of Incorporation.

f.       Taxes. The Borrower shall pay any and all costs, expense, and taxes of issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of the Balance or the PIK pursuant to this Section 2. The Borrower shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than the Holder, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Borrower the amount of any such tax or has established, to the satisfaction of the Borrower, that such tax (if any) has been paid.

g.       Termination of Rights. Except for the rights to obtain certificates representing shares of Common Stock and as set forth in Section 2.d.iii above or Section 2.h below, all rights with respect to this Note shall terminate upon the effective conversion of the entire Balance, all of the Accrued Interest, and all other amounts due hereunder, whether or not this Note has been surrendered to Borrower for cancellation.

h.       Delivery of Stock Certificates. As promptly as practicable after any conversion of this Note into shares of Common Stock as provided herein, Borrower, at its cost and expense, shall issue and deliver to Holder the certificate or certificates evidencing the number of shares of Common Stock that are issuable to the Holder or the Holder’s nominees in connection with a conversion under this Section 2.

Exhibit C-6

i.       Adjustment for Merger or Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Borrower in which Common Stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, the Balance then outstanding shall thereafter be convertible, in lieu of the Common Stock into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Borrower issuable upon conversion of the Balance outstanding immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction.

3.       Security Interest. This Note is secured by all assets of EAF and EAF and by 100% of the membership interests in EAF and EVO pursuant to various documents set forth in the Exchange Agreement and duly executed by the Borrower as provided therein.

4.       Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

a.       The Borrower shall (i) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator in respect of such Borrower, as the case may be, or of all or a substantial part of the assets of such Borrower, as the case may be, (ii) admit in writing its inability, to pay debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

b.       Default in the performance of any other obligation under this Note and such failure continues for ten (10) days after written notice to Borrower.

If any Event of Default shall occur, then, at any time thereafter while such Event of Default is continuing, the Holder by written notice to the Borrower may declare the Balance to be immediately due and payable.

5.       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona without giving effect to any choice or conflict of law provision or rule (whether of the State of Arizona or any other jurisdiction) that would require or permit the application of the laws of any other jurisdiction.

Exhibit C-7

6.       Consent to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT MAY BE INSTITUTED ONLY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF ARIZONA IN EACH CASE LOCATED IN THE COUNTY OF MARICOPA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF, AND SOLE VENUE IN, SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LEGAL SUIT, ACTION OR ANY PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY LEGAL SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Each of the Borrower and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in the Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6 shall affect or limit any right to serve process in any other manner permitted by law.

7.       Collection Expenses. The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all costs and expenses, including reasonable and documented attorneys’ fees, incurred by the Holder in endeavoring to collect or collecting any amounts payable hereunder which are not paid when due.

8.       Amendment. Except as otherwise provided in this Note or in the Exchange Agreement, no modification or amendment hereof shall be effective unless (a) made in a writing signed by appropriate officers of each of Borrower and (b) such amendment or modification is approved in writing by the Holders Representative.

9.       Waiver. Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, notice of protest or nonpayment, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

10.       Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

11.       Addresses for Notices, etc. All notices, requests, consents, claims, demands, waivers and other communications hereunder, including all requests under Section 9-210 of the Uniform Commercial Code of the State, shall be in writing and shall be deemed to have been given Notices shall be deemed to have been given (a) if mailed by certified or registered mail, four days after the date of mailing, (b) if hand delivered, on the date of delivery, (c) if sent by overnight courier service, on the day after the date of delivery to the courier, (d) if sent by facsimile during the recipient’s normal business hours of the recipient, on the day sent (and if sent after normal business hours, on the opening of the recipient’s business on the next day that is not a Saturday, Sunday or federal legal holiday) and © if sent by email, on the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

12.       Headings; Interpretation. In this Note, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

13.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement. This Agreement may be delivered personally, by facsimile or by electronic transmission (pdf sent via email).

[Signature page follows]

Exhibit C-8

IN WITNESS WHEREOF, the undersigned has caused this Secured Convertible Promissory Note to be executed by its duly authorized officer as of the date first above written.

MINN SHARES INC.

By:
Name:	John Yeros
Title:	CEO

ACKNOWLEDGEMENT BY HOLDER:

Holder’s Address:

Exhibit C-9

Exhibit A

List of Bridge Notes

1.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of the Alpeter Family Limited Partnership.

2.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Brian and Renae Clark

3.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Falcon Capital LLC

4.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Honour Capital LP

5.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of James Jackson

6.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of John Honour

7.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Keith and Janice Clark

8.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Kirk Honour

9.	Junior Bridge Note, dated January 1, 2016, by Titan CNG LLC in favor of Stephen and Jayne Clark

10.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC

11.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Thomas J. Abood Revocable Trust u/a dated August 17, 2012

12.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of James Jackson

13.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of Alpeter Family Limited Partnership

14.	Secured Bridge Note, dated February 29, 2016, by Titan CNG LLC in favor of David M. Leavenworth

15.	Secured Bridge Note, dated September 26, 2016, by Titan CNG LLC in favor of Red Ocean Consulting, LLC

16.	First Amendment to Senior Bridge Loan Documents, dated July 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour

17.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Joseph H. Whitney.

18.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of The Globe Resources Group, LLC.

19.	Convertible Promissory Note, dated November 22, 2016, by Minn Shares Inc. in favor of Richard E. Gilbert.

20.	Second Amendment to Senior Bridge Loan Documents, dated September 26, 2016, by and among Titan CNG LLC, Titan Blaine, LLC, Titan El Toro, LLC, Titan Diamond Bar, LLC, Thomas J. Abood Revocable Trust U/A Dated August 17, 2012 As Amended, James Jackson, David M. Leavenworth, Alpeter Family Limited Partnership, Bonita Beach Blues, Inc., Red Ocean Consulting, LLC, Scott Honour and Kirk Honour.

21.	Payables in the amount of $1,034,058.

Exhibit C-10

Exhibit D

PROMISSORY NOTE

______________, 20__	$3,800,000.00

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, MINN SHARES INC., a Delaware corporation, on behalf of itself and its successors and assigns (collectively, the “Maker”), hereby unconditionally promises to pay to the order of Danny R. Cuzick (the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of THREE MILLION EIGHT HUNDRED THOUSAND AND 00/100 DOLLARS ($3,800,000) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note,” as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1.       Definitions. Capitalized terms used herein and not defined elsewhere in this Note shall have the meanings set forth in this Section 1.

“Default Rate” means the Interest Rate plus five percent (5%) per annum.

“Event of Default” has the meaning set forth in Section 5.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Interest Rate” means the rate equal to seven and one-half percent (7.5%) per annum, unless the Default Rate is applicable.

“Law” as to any Person means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) the date that is ten days after the initial closing of the Private Offering; (b) December 31, 2017; and (c) the date on which all amounts under this Note shall become due and payable pursuant to Section 6.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“Private Offering” means a private offering of capital stock of Maker, including any extended or supplemental offering, for raising funds in an amount not less than $10,000,000 from investors.

2.       Final Payment Date; Optional Prepayments.

2.1       Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2       Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid and all accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.       Interest.

3.1       Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Interest Rate from the date of this Note until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2       Interest Payment Dates. Interest shall be payable in arrears to the Noteholder monthly on the first day of each month, with the first interest payment due _______________, 2017.

Exhibit D-2

3.3       Default Interest. If any payment of principal or interest hereof is more than 30 calendar days delinquent, whether or not notice of default has been given, and at the option of the Noteholder by written notice to Maker, Maker shall pay interest on the entire principal balance and any other amounts due under this Note at the rate equal to the Default Rate. The Default Rate shall be computed from the date which is 30 days following the date the payment was due, and shall continue until the payment is made. Amounts of interest accrued at the Default Rate shall constitute part of the Loan. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Loan, or as a waiver of any other right or remedy accruing to Noteholder by reason of the occurrence of any Event of Default.

3.4       Computation of Interest. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan beginning on the date hereof, and shall not accrue on the Loan on the day on which it is paid.

4.       Payment Mechanics.

4.1       Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due, without set-off or deduction of any kind, by cashier’s check delivered to the address as set forth in, or otherwise provided pursuant to, the notice provisions hereof or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder to the Maker from time to time.

4.2       Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

4.3       Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.       Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

5.1       Failure to Pay. The Maker fails to pay any amount of the Loan within ten calendar days after the date Noteholder gives notice that the amount is due.

5.2       Late Fee. If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Noteholder on or prior to ten calendar days after the same is due (without regard to any applicable cure or notice period, and regardless of whether notice of the failure to pay has been given), Maker shall pay to Noteholder upon demand an amount equal to two percent (2%) of such unpaid sum to defray the expenses incurred by Maker in handling and processing such delinquent payment and to compensate Maker for the loss of the use of such delinquent payment.

Exhibit D-3

5.3       Bankruptcy.

(a)       the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or other relief with respect to him or his debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of his assets, or the Maker makes a general assignment for the benefit of his creditors;

(b)       there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty days;

(c)       there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of his assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof;

(d)       the Maker takes any action in furtherance of, or indicating his consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e)       the Maker is generally not, or is unable to, or admits in writing his inability to pay his debts as they become due.

6.       Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at his option by written notice to the Maker, (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of his rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 5.2 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

Exhibit D-4

7.       Miscellaneous.

7.1       Notices.

(a)       All payments, notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(b)       Notices shall be deemed to have been given (i) if mailed by certified or registered mail, four days after the date of mailing, (ii) if hand delivered, on the date of delivery, (iii) if sent by overnight courier service, on the day after the date of delivery to the courier, (iv) if sent by facsimile during the recipient’s normal business hours of the recipient, on the day sent (and if sent after normal business hours, on the opening of the recipient’s business on the next day that is not a Saturday, Sunday or federal legal holiday) and (v) if sent by email, on the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

7.2       Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Arizona.

7.3       Submission to Jurisdiction.

(a)       The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the federal or state courts of the State of Arizona located in Maricopa County, and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding, and (iii) agrees that the venue for any such action, suit or proceeding shall be only in such courts. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)       Nothing in this Section 7.3 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

7.4       Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

Exhibit D-5

7.5       Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

7.6       Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

7.7       Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.8       Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

7.9       No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.10     Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature page follows.]

Exhibit D-6

IN WITNESS WHEREOF, the Maker has executed this Note as of date first written above.

MINN SHARES INC.

By:
Name:
Title:

Accepted and agreed to by:

DANNY R. CUZICK

By:

Exhibit D-7

Exhibit E

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the "Agreement”) is entered into as of ___________, 20___, by and between Minn Shares Inc. (the “Company”) and Damon R. Cuzick (“Executive”). This Agreement will become effective upon the Closing of the transaction set forth in that separate Agreement and Plan of Securities Exchange, dated the same date as this Agreement, by and among EVO CNG, LLC, Minn Shares Inc., and the other parties thereto, as Closing is defined therein (the “Effective Date”). Absent such Closing, this Agreement shall be null and void and of no force or effect.

1.       Duties and Scope of Employment.

(a)       Positions and Duties. During the Employment Term (as defined below), Executive will be employed as the Chief Operating Officer (the “COO”) of the Company and shall report to the Company’s Chief Executive Officer (the “CEO”). Executive’s authority, duties, and responsibilities will correspond to Executive’s position and will include any particular authority, duties, and responsibilities consistent with Executive’s position that the CEO may assign to Executive from time to time.

(b)       Obligations. During the Employment Term, Executive is required to faithfully and conscientiously perform his assigned duties and to diligently observe all of his obligations to the Company. Executive agrees to devote an average of forty (40) hours per week in the performance of his duties hereunder, and Executive agrees to utilize his skill and experience in the performance of his duties and advancing the Company’s interests. The foregoing shall not preclude Executive from (i) engaging in civic, charitable or religious activities (including serving as a director, trustee or officer) or, with the prior written consent of the Company’s Board of Directors (the “Board”), from serving on the boards of directors of other private companies or (ii) engaging in investments, including real estate investments and acting as the general partner or manager thereof, as long as such activities do not interfere or conflict with Executive’s responsibilities or duties hereunder which shall remain the focus of his primary business activities. Executive shall comply with and be bound by Company’s operating policies, procedures, and practices from time to time in effect during his employment that apply to all executive employees of the Company. By signing this Agreement, Executive confirms to the Company that he has no contractual commitments or other legal obligations that would prohibit him from performing his duties for the Company.

(c)       Employment Term. The term of this Agreement shall be four (4) years commencing on the Effective Date, unless terminated earlier pursuant to the terms herein (the “Initial Term”). Unless earlier terminated pursuant to the terms herein, the Initial Term shall be automatically renewed for consecutive additional one-year terms (each, a “Renewal Term”) upon the expiration of the Initial Term or any Renewal Term unless the Company or Executive delivers to the other at least 90 days prior to the expiration of the Initial Term or the then-current Renewal Term, as the case may be, a written notice specifying that the term of Executive’s employment will not be renewed at the end of the Initial Term or the then-current Renewal Term, as the case may be. Like the Initial Term, the then-current Renewal Term is subject to earlier termination pursuant to the terms herein. The Executive’s period of employment hereunder is referred herein as the “Employment Term,” whether the Initial Term, the then-current Renewal Term, or the shorter period through the date of an earlier termination thereof as provided elsewhere herein The notice of non-renewal given by the Company is referred to herein as the “Company’s Non-Renewal.” The notice of non-renewal given by Executive is referred to herein as the “Executive’s Non-Renewal.”

(d)       Place of Performance. Executive will primarily report to the Company’s principal office, which is currently located in the Phoenix, Arizona area. Executive may, in his discretion, perform his duties and responsibilities from his personal office or his principal residence. Executive understands and agrees that his duties will include reasonable travel, including but not limited to travel to offices of the Company, its Affiliates, and such other business travel as is reasonably necessary and appropriate to the performance of Executive’s duties hereunder, subject to reimbursement of expenses pursuant to Section 6 below.

2.       At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time, upon written notice, either by the Company without Cause (in any such case, “Company’s At-Will Termination”) or by Executive without Good Reason (in any such case, “Executive’s At-Will Termination”). Executive understands and agrees that neither his job performance for, nor promotions, commendations, bonuses or the like from, the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company. However, as described in this Agreement, Executive may be entitled to Severance Pay (defined below) and Severance Benefits (defined below) depending upon the circumstances of the termination of the Employment Term as set forth in Section 7(b) below.

3.       Compensation.

(a)       Initial Base Salary. During the Employment Term, the Company will pay Executive an annual base salary as compensation for his services (the “Base Salary”) at the initial rate of $180,000. The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices. The Base Salary will be subject to review and adjustments will be made based upon the Company’s standard practices.

(b)       Annual Incentive Bonus. During the Employment Term, Executive will be eligible to earn an annual incentive bonus (an “Annual Bonus”) under the same or substantially same bonus arrangement, plan or program as in effect for other executive employees of the Company from time to time and based upon the same general objective standards as are applied to the other executive employees of Company, provided that Executive’s personal performance objective’s shall be unique to his role as COO. Consistent therewith, the Board (or a committee of the Board, if applicable) will determine Executive’s target bonus opportunity and the criteria for earning such bonus, as well as Executive’s achievement of such criteria, and the amount of the Annual Bonus earned and payable to Executive for such year. Any Annual Bonus that is earned and becomes payable pursuant to this Section 3(b) will be paid no later than March 15 of the calendar year immediately following the calendar year to which the Annual Bonus relates. Executive’s Annual Bonus for calendar year 2017 shall be prorated on a weekly basis for his period of employment in such year. Executive must remain employed by the Company through December 31 of the applicable calendar year to be eligible to earn an Annual Bonus for such year; provided, however, that if the Employment Term ends prior to December 31 by reason of either termination by Executive for Good Reason or by the Company’s At-Will Termination, the Annual Bonus for such partial calendar year shall be prorated on a weekly basis for his period of employment in such year. The determinations of the Board (or a committee thereof) with respect to the Annual Bonus will be final and binding unless there is direct evidence that the determination was in violation of the terms and provision of this Section 3(b) or the applicable program, plan or arrangement.

Exhibit E-2

(c)       Equity. During the Employment Term, Executive will be eligible to receive awards of stock options pursuant to the same or substantially same stock option arrangement, plan or program as in effect for other executive employees of the Company from time to time and based upon the same objective standards as are applied to the other executive employees of Company. Consistent therewith, the Board (or a committee of the Board, if applicable) will determine whether Executive will be granted any such equity awards and the terms of any such award in accordance with the terms of the applicable program, plan or arrangement that may be in effect from time to time.

4.       Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans and programs currently and hereafter maintained by the Company of general applicability to other executive employees and to employees generally of the Company, subject to eligibility requirements and the applicable terms and conditions of the subject plan or program and the determination of any committee uniformly administering such plan or program. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. In addition, the Company will cause Executive to be covered by a directors and officers liability insurance in an amount and scope of coverage customary for the size and industry of the Company’s business (but in no event less than $2,000,000), commencing on the date provided in the Agreement and Plan of Securities Exchange described in the preamble of this Agreement.

5.       Vacation. During the Employment Term, Executive will be receive and be paid vacation of not less than 20 days per calendar year, prorated for any partial calendar year of employment, in accordance with the Company’s standard vacation policy (including, without limitation, its policy on the maximum accrual, carry-over and payout), with the timing and duration of specific vacations mutually and reasonably agreed to by Executive and the President.

6.       Expenses. During the Employment Term, the Company will reimburse Executive for reasonable travel, lodging, meal, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

Exhibit E-3

7.       Accrued Obligations; Severance; COBRA.

(a)       Accrued Obligations. Upon the termination or expiration of the Employment Term for any reason, Company shall pay to Executive the following: (i) all unpaid Base Salary through the last day of the Employment Term; (ii) all unreimbursed expenses that otherwise are payable to Executive pursuant to Section 6 above, and (iii) all other accrued payments or benefits to which Executive is entitled and has earned under the terms of any applicable compensation, bonus, award or similar arrangement, plan or program (collectively, the “Accrued Obligations”). The Accrued Obligations shall be paid to Executive in a lump sum in cash within thirty (30) days following the termination or expiration of the Employment Term, unless otherwise required by law or the terms of the applicable arrangement, plan or program, in which case the same shall be paid as soon as permitted thereunder.

(b)       Severance. If the Employment Term ends by reason of either termination by Executive for Good Reason, by the Company’s At-Will Termination, or by the Company’s Non-Renewal of the Initial Term or any Renewal Term, the Company shall pay to Executive the greater of (as applicable, “Severance Pay”) (i) an amount equal to the product of (A) the number of full or partial months, if any, in the period beginning on the date the Employment Term ended and ending on the date the Initial Term would have ended, if later than the date the Employment Term actually ended, multiplied by (B) Executive’s monthly Base Salary (as in effect immediately prior to the termination date) or (ii) an amount equal to one-half of Executive’s annual Base Salary (as in effect immediately prior to the termination date). The Severance Pay shall be paid by the Company to Executive in substantially equal monthly installments, without reduction or set off (other than as provided in Section 11(a) below), in accordance with the Company’s standard payroll procedures, commencing on the 60th day following the termination or expiration of the Employment Term, provided that the revocation period(s) set forth in the Release Agreement set forth in Section 8(a) below have expired without revocation. If the Employment Terms ends by reason of either termination by the Company for Cause or by Executive’s Non-Renewal or by Executive’s At-Will Termination, or due to Executive’s death or disability, no Severance Pay will be paid to Executive.

(c)       COBRA. If the Employment Term ends by reason of either termination by Executive for Good Reason, by the Company’s At-Will Termination, or by the Company’s Non-Renewal of the Initial Term or any Renewal Term, to the extent Executive and Executive’s spouse and/or dependent children properly (and timely) elect COBRA continuation coverage under the Company’s group health insurance plan, the Company shall pay, on Executive’s behalf, all of the premiums due for such coverage for a period beginning on the date the Employment Term so ended and ending on the earliest to occur of (as applicable, “Severance Benefits”) (i) the date on which Executive is no longer entitled to COBRA continuation coverage under the Company’s group health insurance plan, or (ii) the last day of the month that includes or immediately precedes the first day that Executive is covered under another employer’s group health insurance plan; provided, however, that notwithstanding the foregoing or any other provision in this Agreement to the contrary, the Company may unilaterally amend this Section 7(c) or eliminate the benefit provided hereunder, upon written notice to Executive, but only if and to the extent necessary to avoid the imposition of excise taxes, penalties or similar charges on the Company, including, without limitation, under Code Section 4980D. If the Employment Terms ends by reason of either termination by the Company for Cause or by Executive’s Non-Renewal or by Executive’s At-Will Termination, or due to Executive’s death or disability, no Severance Benefits will be owing to Executive.

Exhibit E-4

8.       Conditions to Receipt of Severance Pay and Severance Benefits.

(a)       Release of Claims. The receipt of Severance Pay and Severance Benefits will be subject to Executive signing, delivering, not revoking and complying with a general release and waiver of claims in favor of the Company and its officers, directors and affiliates, which general release and waiver of claims shall be in a form prepared by the Company, in its reasonable discretion. By way of example and not limitation, the general release and waiver of claims will include any claims for wages, bonuses, employment benefits, or damages of any kind whatsoever, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any legal restriction on the Company’s right to terminate employment, or any federal, state or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the federal Age Discrimination in Employment Act, the American with Disabilities Act, the Family and Medical Leave Act, or any other legal limitation on the employment relationship.

(b)       Compliance with Covenants. The receipt of Severance Pay and Severance Benefits will be subject to Executive’s compliance with Sections 9(a), 9(b), 9(c) and 9(d) of this Agreement. In the event Executive breaches any of Sections 9(a), 9(b), 9(c) or 9(d), (i) all remaining payments of Severance Pay and/or Severance Benefits to which Executive otherwise is entitled pursuant to Section 7(b) and Section 7(c) will immediately cease, and (ii) Executive will repay, or cause to be repaid, to the Company the full amount of any payments of Severance Pay and Severance Benefits previously paid by the Company to Executive or on behalf of Executive pursuant to Section 7(b) and/or Section 7(c) prior to the date of such breach.

9.       Restrictive Covenants.

(a)       Non-Competition. In recognition of the consideration provided herein, Executive agrees that, during the Employment Term and ending on the later to occur of (i) the twelve (12) month anniversary following the termination or expiration of the Employment Term or (ii) the last day of the Severance Pay period as set forth in Section 7(b) (as applicable, the “Restricted Period”), Executive shall not either directly or indirectly, whether for consideration or otherwise: (i) engage in (except on behalf of the Company or any of its Affiliates), or compete with the Company or any of its Affiliates in, a Competing Business anywhere in the Territory (any such entity, a “Competing Entity”); or (ii) form or assist others in forming, be employed by, perform services for, become an officer, director, member or partner of, or participant in, or consultant or independent contractor to, invest in or own any interest in (whether through equity or debt securities), assist (financially or otherwise) or lend Executive’s name, counsel or assistance to, any Competing Entity.

(b)       Non-Solicitation. In recognition of the consideration provided herein, Executive agrees that, during the Restricted Period, Executive shall not either directly or indirectly, whether for consideration or otherwise: (i) solicit or accept business from any customer of the Company for the purpose of providing goods or services in a Competing Business or solicit or induce any customer of the Company to terminate, reduce or alter in a manner adverse to the Company, any existing business arrangement or agreement with the Company, (ii) be employed by any customer of the Company or (iii) solicit, hire, attempt to solicit or attempt to hire any person who is or was an employee of the Company or any of its Affiliates at any time during the twelve (12) months prior to such solicitation or hire. The restrictions set forth in this Section 9(b) shall not prohibit any form of general advertising or solicitation that is not directed at a specific person or entity or does not relate to a Competing Business.

Exhibit E-5

(c)       Non-Disclosure and Non-Use of Confidential Information. At all times both during the Employment Term and thereafter, Executive agrees that he will not, either directly or indirectly, (i) divulge, use, disclose (in any way or in any manner, including by posting on the Internet), reproduce, distribute, or reverse engineer or otherwise provide Confidential Information to any person, firm, corporation, reporter, author, producer or similar person or entity; (ii) take any action that would make available Confidential Information to the general public in any form; (iii) take any action that uses Confidential Information to solicit any customer of the Company or prospective customer (with whom the Company has had a substantive discussion on it becoming a customer of the Company within the immediately preceding twelve (12) months) in violation of Section 9(b); or (iv) take any action that uses Confidential Information for solicitation of, or marketing for, any service or product on Executive’s behalf or on behalf of any entity other than the Company or its Affiliates with which Executive was in fact associated, except (A) as required in connection with the performance of such Executive’s duties to the Company or any of its Affiliates, (B) as required to be included in any report, statement or testimony requested by any municipal, state or national regulatory body having jurisdiction over Executive, (C) as required in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation, ruling or governmental request applicable to Executive, (E) as required in connection with an audit by any taxing authority, or (F) as permitted by the express written consent of the Board.

(i)       In the event Executive is required to disclose Confidential Information pursuant to any of the foregoing exceptions, Executive shall promptly notify the Company of such pending disclosure and assist the Company (at the Company’s sole expense, which will be advanced to Executive whenever reasonable to do so) in seeking a protective order or in objecting to such request, summons or subpoena with regard to the Confidential Information. If the Company does not obtain such relief prior to the time that Executive is required to disclose such Confidential Information, Executive may disclose that portion of the Confidential Information (A) which counsel to Executive advises Executive that he is required to disclose or (B) which could subject Executive to be liable for contempt or suffer censure or penalty. In such cases, Executive shall promptly provide the Company with a copy of the Confidential Information so disclosed. This provision applies without limitation to unauthorized use of Confidential Information in any medium, including film, videotape, audiotape and writings of any kind (including books, articles, emails, texts, blogs and websites).

(ii)       Executive is hereby notified, pursuant to the federal Defend Trade Secrets Act of 2016 (“DTSA”), that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (C) where the disclosure of a trade secret is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, Executive is hereby notified under the DTSA that, if an individual files a lawsuit for retaliation by an employer for reporting a suspected violation of law, the individual may disclose a trade secret to his or her attorney and use the trade secret information in the court proceeding if the individual (Y) files any document containing the trade secret under seal; and (Z) does not disclose the trade secret, except pursuant to court order.

Exhibit E-6

(d)       Inventions and Patents; Third Party Information. The results and proceeds of Executive’s services to the Company (whether prior to or during the Employment Term), including, without limitation, any works of authorship related to the Company resulting from Executive’s services during Executive’s employment with the Company and any works in progress will be works-made-for-hire. The Company will be deemed the sole owner throughout the universe of such works-made-for-hire and any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion without any further payment to Executive whatsoever. If, for any reason, any of such results and proceeds will not legally be a work-made-for-hire or there are any rights which do not accrue to the Company under the preceding sentence, then Executive hereby irrevocably assigns and agrees to assign to the Company any and all of Executive’s right, title and interest thereto, including, without limitation, any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed. The Company will have the right to use the same in perpetuity throughout the universe in any manner the Company determines without any further payment to Executive whatsoever. Executive will, from time to time, as may be reasonably requested by the Company, and at the Company’s sole expense, sign such documents and assist the Company to establish or document the Company’s exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright or patent applications or assignments. To the extent Executive has any rights in any such results and proceeds that cannot be assigned in the manner described above, Executive unconditionally and irrevocably waives the right to enforce such unassignable rights. This Section 9(d) is subject to, and will not be deemed to limit, restrict or constitute any waiver by the Company of, any rights of ownership to which the Company may be entitled by operation of law by virtue of the Company being Executive’s employer. This Agreement does not apply to an invention or other works of authorship for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Executive’s own time, and (i) which does not relate (A) directly to the business of the Company or (B) to the Company’s actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by Executive for the Company hereunder.

(e)       Enforcement; Remedies. Executive acknowledges that the covenants set forth in Sections 9(a), 9(b), 9(c) and 9(d) impose a reasonable restraint on Executive in light of the business and activities of the Company and its Affiliates. Executive acknowledges that a breach of Sections 9(a), 9(b), 9(c) or 9(d) by Executive will cause serious and potentially irreparable harm to the Company and its Affiliates. Executive therefore acknowledges that a breach of Sections 9(a), 9(b), 9(c) or 9(d) by Executive cannot be adequately compensated in an action for damages at law, and equitable relief would be necessary to protect the Company and its Affiliates from a violation of this Agreement and from the harm which this Agreement is intended to prevent. By reason thereof, Executive acknowledges that the Company is entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach or threatened breach of this Agreement. Executive acknowledges, however, that no specification in this Agreement of a specific legal or equitable remedy may be construed as a waiver of or prohibition against pursuing other legal or equitable remedies in the event of a breach of this Agreement by Executive. If Executive breaches this Section 9, Executive shall pay the reasonable attorneys’ fees and costs incurred by the Company in connection with enforcing its rights under this Agreement.

Exhibit E-7

(f)       Modification. In the event that any provision or term of this Sections 9(a), 9(b), 9(c) or 9(d), or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in Sections 9(a) or 9(b)) is held to be unenforceable or invalid for any reason, such provision or portion thereof will be modified or deleted in such a manner as to be effective for the maximum period of time, the maximum geographical area, and otherwise to the maximum extent as to which it may be enforceable under applicable law. Such modified restriction(s) shall be enforced by a court having jurisdiction. In the event that such modification is not possible, because each of Executive’s obligations in Sections 9(a), 9(b), 9(c) and 9(d) is a separate and independent covenant, any unenforceable obligation shall be severed and all remaining obligations shall be enforceable.

10.       Definitions. For purposes of this Agreement, the following defined terms have the following meanings:

(a)       “Affiliate” means, with respect to the Company, any corporation, limited liability company, partnership, business trust or organization, or other entity directly or indirectly controlling, controlled by or under common control with the Company, where control means holding more than 50% of both the voting interests of the entity and the authority to direct the management and policies of the entity.

(b)       “Cause” means any of the following: (i) Executive’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving dishonesty, wrongful taking of property, immoral conduct, bribery or extortion or any felony; (ii) willful material misconduct by Executive in connection with the business of the Company and its affiliates; (iii) Executive’s continued and willful failure to perform substantially his responsibilities to the Company under this Agreement; (iv) Executive’s material breach of this Agreement; (v) Executive’s fraud, theft or material dishonesty against the Company, its affiliates or its customers; (vi) Executive’s willful and material breach of the Company’s written code of conduct and business ethics or other material written policy, procedure or guideline in effect from time to time and applicable to the Company’s employees generally relating to personal conduct; or (vii) Executive’s willful attempt to obstruct or willful failure to cooperate when with any investigation authorized by the Board or any governmental or self-regulatory entity. Any determination of Cause by the Company shall be made by a resolution approved by a majority of the members of the Board, provided that, with respect to Sections 10(a)(ii), 10(a)(iii), 10(a)(iv), 10(a)(vi) and 10(a)(vii) and notwithstanding any other provision of this Agreement to the contrary, Company shall not terminate the Employment Term for Cause unless (x) the Board notifies Executive in writing of such determination within ninety (90) days following the Company’s first knowledge of the existence thereof (which notice specifically identifies the reasons and details therefore), (y) Executive fails to remedy the same within thirty (30) days after the date on which he received such notice (the “Remedial Period”), and (z) the Company terminates the Employment Term for Cause within thirty (30) days after the end of the Remedial Period.

Exhibit E-8

(c)       “Code” means the Internal Revenue Code of 1986, as amended.

(d)       “Competing Business” means (i) a business that is engaged in the acquisition or operation of compressed natural gas fueling stations, or (ii) any other business in which the Company or any of its Affiliates is then-currently engaged or was engaged at any time in the twelve (12) month period prior to Executive’s last day of employment with the Company.

(e)       “Confidential Information” means confidential or proprietary information and/or techniques of the Company or its Affiliates entrusted to, developed by, or made available by the Company or any of its Affiliates to Executive during the Employment Term, whether in writing, in computer form, reduced to a tangible form in any medium, or conveyed orally, that is not generally known by others in the form in which it is or was used by the Company or its Affiliates. Examples of Confidential Information include, without limitation: (i) sales, sales volume, sales methods, sales proposals, business plans or statements of work; (ii) customers of the Company, prospective customer (with whom the Company has had a substantive discussion on it becoming a customer of the Company within the immediately preceding twelve (12) months), and customer records, including contact and preference information; (iii) costs of goods or services charged by vendors and suppliers to the Company; (iii) prices charged to specific customers and non-public general price lists and similar pricing information; (iv) terms of contracts with customer; (vii) non-public information and materials describing or relating to the financial condition and affairs of the Company or its Affiliates, including but not limited to, financial statements, budgets, projections financial and/or investment performance information, research reports, personnel matters, products, services, operating procedures, organizational responsibilities and marketing matters, policies or procedures; (viii) non-public information and materials describing existing or new processes, products and services of the Company or its Affiliates, including marketing materials, analytical data and techniques, and product, service or marketing concepts under development, and the status of such development; (ix) the business or strategic plans of the Company or its Affiliates; (x) the information technology systems, network designs, computer program code, and application practices of the Company or its Affiliates; (xi) acquisition candidates of the Company or its Affiliates or any studies or assessments relating thereto; and (xii) trademarks, service marks, trade secrets, trade names and logos. In addition and notwithstanding the foregoing, Confidential Information does not include either (y) information that, other than as a result of a breach by Executive of this Agreement, is or becomes generally known to and available for use by the public and (z) information that is, at any time, either on the Company’s website or is in brochures, advertising and other materials furnished or provided to customers of the Company and prospective customer (with whom the Company has had a substantive discussion on it becoming a customer of the Company within the immediately preceding twelve (12) months).

(f)        “Disability” means Executive’s inability to perform one or more essential functions of his position, after taking into account reasonable accommodations, by reason of any medically diagnosed physical or mental impairment and such inability continues for a period of at least 120 consecutive calendar days. A determination of such Disability will be made by a physician reasonably acceptable to the Company and Executive (or, if applicable, his spouse or legal representative).

Exhibit E-9

(g)       “Good Reason” means the occurrence of any of the following events, without the written consent of Executive:

(i)       any reduction in Executive’s Base Salary (as it may have been increased after the Effective Date), except by no more than ten percent (10%) as part of an across the board salary reduction uniformly applied to all of executives of the Company;

(ii)      any material reduction in Executive’s authority, duties or responsibilities or the assignment to Executive of any duties that are inconsistent with his position or;

(iii)      any other action or inaction that constitutes a material breach by the Company of this Agreement or any other agreement under which Executive provides services to the Company or any of its Affiliates.

Notwithstanding any other provision of this Agreement to the contrary, Executive shall not terminate the Employment Term for Good Reason unless (A) Executive notifies the Company in writing of the condition that Executive believes constitutes Good Reason within ninety (90) days following the Executive’s first knowledge of the existence thereof (which notice specifically identifies such condition and the details regarding its existence), (ii) the Company fails to remedy such condition within thirty (30) days after the date on which it receives such notice (the “Remedial Period”), and (iii) Executive terminates the Employment Term within thirty (30) days after the end of the Remedial Period for Good Reason.

(h)       “Section 409A” means Section 409A of the Code and the Treasury Regulations issued thereunder.

(i)       “Territory” means any State in the United States in which the Company, its Affiliates then-currently conduct their business or have conducted their business at any time in the prior twelve (12) months.

11.       Tax Matters

(a)       Withholding. All payments made pursuant to this Agreement will be subject to withholding of taxes as required by applicable law.

(b)       Responsibility. Notwithstanding anything to the contrary herein, the Company makes no representations or warranties to Executive with respect to any tax, economic or legal consequences of this Agreement or any payments or other benefits provided hereunder, including without limitation under Section 409A, and no provision of the Agreement shall be interpreted or construed to transfer any liability for failure to comply with Section 409A or any other legal requirement from Executive or any other individual to the Company or any of its Affiliates, except as provided below. Executive, by executing this Agreement, shall be deemed to have waived any claim against the Company and its Affiliates with respect to any such tax, economic or legal consequences; provided, however, if any amount payable pursuant to this Agreement is included in Executive’s gross income under Section 409A(a)(1)(A) of the Code, then (i) Executive shall be responsible for the payment of the income taxes imposed on such payment and the amount of interest under Section 409A(a)(1)(B)(i)(I) of the Code and (ii) the Company shall be responsible for the payment of the amount due under Section 409A(a)(1)(B)(i)(II) of the Code within 30 days after such time as a final determination is made that such amount is due and payable by Executive (whether by an agreed assessment, a decision upon administrative appeal, or a decision by a court having jurisdiction). The parties intend that the payment under the preceding clause (ii) will comply with Treasury Regulation Sections 1.409A-3(i)(1)(i), 1.409A-3(i)(1)(v) and 1.409A-3(i)(1)(v).

Exhibit E-10

(c)       Section 409A. The parties intend that this Agreement and the payments and other benefits provided hereunder be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulations Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulations Section 1.409A-1(b)(9)(iii), or otherwise. To the extent Section 409A is applicable to this Agreement and any such payments and benefits, the parties intend that this Agreement and such payments and benefits comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary:

(i)       if at the time Executive’s employment hereunder terminates, Executive is a “specified employee,” as defined in Treasury Regulations Section 1.409A-1(i) and determined using the identification methodology selected by the Company from time to time, or if none, the default methodology, then to the extent necessary to avoid subjecting Executive to the imposition of any additional tax under Section 409A, any and all amounts payable under this Agreement on account of such termination of employment that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid in a lump sum on the first day of the seventh month following the date on which Executive’s employment terminates or, if earlier, upon Executive’s death;

(ii)       a termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service,” as defined in Treasury Regulations Section 1.409A-1(h) after giving effect to the presumptions contained therein, and, for purposes of any such provision of this Agreement, references to “terminate,” “termination,” “termination of employment” and like terms shall mean separation from service;

(iii)       each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments; and

(iv)       with regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except for any expense, reimbursement or in-kind benefit provided pursuant to this Agreement that does not constitute a “deferral of compensation,” within the meaning of Treasury Regulations Section 1.409A-1(b), (A) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (B) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, and (C) such payments shall be made no later than two and a half months after the end of the calendar year in which the expenses were incurred.

Exhibit E-11

(d)       Limitation on Payments Under Certain Circumstances.

(i)       Notwithstanding any other provision of this Agreement to the contrary, in the event that Executive becomes entitled to receive or receives any payments, options, awards or benefits (including, without limitation, the monetary value of any non-cash benefits and the accelerated vesting of stock awards) under any agreement, arrangement, plan or program with the Company or any person affiliated with the Company (collectively, the “Payments”), that may separately or in the aggregate constitute “parachute payments” within the meaning of Code Section 280G and the Treasury regulations promulgated thereunder (“Section 280G”) and it is determined that, but for this Section 12(d)(i), any of the Payments will be subject to any excise tax pursuant to Code Section 4999 or any similar or successor provision (the “Excise Tax”), the Company shall pay to Executive either (i) the full amount of the Payments or (ii) an amount equal to the Payments reduced by the minimum amount necessary to prevent any portion of the Payments from being an “excess parachute payment” (within the meaning of Section 280G) (the “Capped Payments”), whichever of the foregoing amounts results in the receipt by Executive, on an after-tax basis (with consideration of all taxes incurred in connection with the Payments, including the Excise Tax), of the greatest amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. For purposes of determining whether Executive would receive a greater after-tax benefit from the Capped Payments than from receipt of the full amount of the Payments and for purposes of Section 11(d)(iii) (if applicable), Executive shall be deemed to pay federal, state and local taxes at the highest marginal rate of taxation for the applicable calendar year.

(ii)       All computations and determinations called for by Sections 11(d)(i) and 11(d)(iii) shall be made and reported in writing to the Company and Executive by a third-party service provider selected by the Company and Executive (the “Tax Advisor”), and all such computations and determinations shall be conclusive and binding on the Company and Executive. For purposes of such calculations and determinations, the Tax Advisor may rely on reasonable, good faith interpretations concerning the application of Code Sections 280G and 4999. The Company and Executive shall furnish to the Tax Advisor such information and documents as the Tax Advisor may reasonably request in order to make their required calculations and determinations. The Company shall bear all fees and expenses charged by the Tax Advisor in connection with its services.

(iii)       In the event that Section 11(d)(i) applies and a reduction is required to be applied to the Payments thereunder, the Payments shall be reduced by the Company in a manner and order of priority that provides Executive with the largest net after-tax value; provided that payments of equal after-tax present value shall be reduced in the reverse order of payment. Notwithstanding anything to the contrary herein, any such reduction shall be structured in a manner intended to comply with Section 409A.

Exhibit E-12

12.       Assignment. This Agreement and Executive’s rights under this Agreement are personal to Executive and shall not be assignable by Executive. The Company may, by written notice to Executive, assign this Agreement to any affiliated or successor to all or substantially all of the business and assets the Company and then only so long as such affiliate or successor assumes and agrees, in such form and substance as is reasonably satisfactory to Executive, to perform all of the Company’s duties, responsibilities, obligations and liabilities hereunder, including without limitation upon the termination of the Employment Term; provided, however, the termination of Executive’s employment hereunder by such affiliate or successor and the immediate hiring and continuation of Executive’s employment by such affiliate or successor upon the identical terms and provisions of this Agreement shall not be deemed to constitute a termination of the Employment Term. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

13.       Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one (1) day after being sent by a reputable commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Minn Shares Inc.

315 East Lake Street, Suite 301

Wayzata, Minnesota 55391

Attention: John P. Yeros

If to Executive:

Damon R. Cuzick

8285 West Lake Pleasant Parkway,

Peoria, Arizona 85382

14.       Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

15.       Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement will be binding unless in writing that specifically refers to this Agreement and is signed by Executive and a duly authorized representative of the Company.

Exhibit E-13

16.       Waiver of Breach. The waiver of a breach of any term or provision of this Agreement must be in writing and will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

17.       Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

18.       Governing Law. This Agreement will be construed and interpreted in accordance with, and any dispute or controversy arising from any breach or asserted breach of this Agreement will be governed by, the laws of the State of Minnesota, without regard to any choice of law rules. Any action brought to enforce or interpret this Agreement must be brought in the state or federal courts for the State of Minnesota, sitting in Hennepin County, and the parties hereby consent to the jurisdiction and venue of such courts in the event of any dispute. Each of the parties knowingly and voluntarily waives all right to trial by jury in any action or proceeding arising out of or relating to this Agreement, Executive’s employment by the Company, or for recognition or enforcement of any judgment.

19.       Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this Agreement with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

20.       Counterparts. This Agreement may be executed in counterparts, and may delivered personally or by facsimile or electronic transmission, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned parties.

Exhibit E-14

IN WITNESS WHEREOF, each of the parties has executed this Executive Employment Agreement, in the case of the Company by its duly authorized officer, as of the Effective Date in the preamble hereof.

COMPANY:

Minn Shares Inc.

By:	Date: ___________, 20___
Name:
Title:

EXECUTIVE:

Date: ____________, 20___
Damon R. Cuzick

Exhibit E-15

Exhibit F

PROMISSORY NOTE

______________, 2016	$[250,000.00]

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, MINN SHARES INC., a Delaware corporation, on behalf of itself and its successors and assigns (collectively, the “Maker”), hereby unconditionally promises to pay to the order of [__________________] (the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note,” as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1.       Definitions. Capitalized terms used herein and not defined elsewhere in this Note shall have the meanings set forth in this Section 1.

“Default Rate” means the Interest Rate plus five percent (5%) per annum.

“Event of Default” has the meaning set forth in Section 5.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Interest Rate” means the rate equal to six percent (6%) per annum, unless the Default Rate is applicable.

“Law” as to any Person means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means the earlier of (a) the date of the closing of the Mini Offering; (b) the date that is 180 days from the date of this Note; and (c) the date on which all amounts under this Note shall become due and payable pursuant to Section 6.

“Mini Offering” means a private offering of capital stock of the Maker (“Minn Shares”), to “friends and family” for raising funds in an amount of approximately $2,000,000 for the purposes of payment of indebtedness of Minn Shares.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2.       Final Payment Date; Optional Prepayments.

2.1       Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.2       Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid and all accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.       Interest.

3.1       Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Interest Rate from the date of this Note until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2       Interest Payment Dates. Interest shall be payable in arrears to the Noteholder monthly on the first day of each month, with the first interest payment due _______________, 2017.

Exhibit F-2

3.3       Default Interest. If any payment of principal or interest hereof is more than 30 calendar days delinquent, whether or not notice of default has been given, and at the option of the Noteholder by written notice to Maker, Maker shall pay interest on the entire principal balance and any other amounts due under this Note at the rate equal to the Default Rate. The Default Rate shall be computed from the date which is 30 days following the date the payment was due, and shall continue until the payment is made. Amounts of interest accrued at the Default Rate shall constitute part of the Loan. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Loan, or as a waiver of any other right or remedy accruing to Noteholder by reason of the occurrence of any Event of Default.

3.4       Computation of Interest. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Loan beginning on the date hereof, and shall not accrue on the Loan on the day on which it is paid.

4.       Payment Mechanics.

4.1       Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due, without set-off or deduction of any kind, by cashier’s check delivered to the address as set forth in, or otherwise provided pursuant to, the notice provisions hereof or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder to the Maker from time to time.

4.2       Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

4.3       Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.       Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

5.1       Failure to Pay. The Maker fails to pay any amount of the Loan within ten calendar days after the date the Noteholder gives notice that the amount is due.

5.2       Late Fee. If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Noteholder on or prior to ten calendar days after the same is due (without regard to any applicable cure or notice period, and regardless of whether notice of the failure to pay has been given), Maker shall pay to Noteholder upon demand an amount equal to two percent (2%) of such unpaid sum to defray the expenses incurred by Maker in handling and processing such delinquent payment and to compensate Maker for the loss of the use of such delinquent payment.

Exhibit F-3

5.3       Bankruptcy.

(a)       the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b)       there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty days;

(c)       there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof;

(d)       the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e)       the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

6.       Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option by written notice to the Maker, (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 5.2 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

Exhibit F-4

7.       Miscellaneous.

7.1       Notices.

(a)       All payments, notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(b)       Notices shall be deemed to have been given (i) if mailed by certified or registered mail, four days after the date of mailing, (ii) if hand delivered, on the date of delivery, (iii) if sent by overnight courier service, on the day after the date of delivery to the courier, (iv) if sent by facsimile during the normal business hours of the recipient, on the day sent (and if sent after normal business hours, on the opening of the recipient’s business on the next day that is not a Saturday, Sunday or federal legal holiday) and (v) sent by email, on the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

7.2       Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Arizona.

7.3       Submission to Jurisdiction.

(a)       The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the federal or state courts of the State of Arizona located in Maricopa County, and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding, and (iii) agrees that the venue for any such action, suit or proceeding shall be only in such courts. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)       Nothing in this Section 7.3 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

7.4       Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

Exhibit F-5

7.5       Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

7.6       Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

7.7       Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.8       Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

7.9       No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.10     Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature page follows.]

Exhibit F-6

IN WITNESS WHEREOF, the Maker has executed this Note as of date first written above.

MINN SHARES INC.

By:
Name:
Title:

Accepted and agreed to by:

[ ]

By:

Exhibit F-7

Exhibit G

SECURITY AGREEMENT

(ALL ASSETS)

THIS SECURITY AGREEMENT is dated as of _______________, 2017, and is by and among Environmental Alternative Fuels, LLC, a Delaware limited liability company (the “Debtor”), and Danny R. Cuzick (“Danny”), Damon R. Cuzick (“Damon”), Theril H. Lund (“Lund”), and Thomas J. Kiley (“Kiley”) (Danny, Damon, Lund, and Kiley, collectively, the “Secured Party”).

WHEREAS, the Secured Party has agreed to lend funds to Minn Shares, Inc, a Delaware corporation (“Minn Shares”), the one hundred percent owner of Debtor, to be secured in part by assets of Debtor, pursuant to the terms of four Convertible Promissory Notes dated _____________, 2017, one in the original principal amount of $6,650,000.00 to Danny (the “Danny Note”), one in the original principal amount of $1,140,000.00 to Damon (the “Damon Note”), one in the original principal amount of $1,140,000.00 to Lund (the “Lund Note”), and one in the original principal amount of $570,000.00 to Kiley (the “Kiley Note”) (the Danny Note, the Damon Note, the Lund Note, and the Kiley Note, collectively, the “Notes”). The Notes will be issued in accordance with an Agreement and Plan of Securities Exchange dated January 11, 2017 (the “Loan Agreement”), and other documents executed in connection therewith (collectively, with the Notes and Loan Agreement, the “Loan Documents”), and

WHEREAS, it is a condition precedent to the Secured Party making any loans to Minn Shares under the Loan Documents that the Debtor execute and deliver to the Secured Party a security agreement in the form hereof; and

WHEREAS, the Debtor will receive direct economic benefits from the loan from Secured Party to Minn Shares; and

WHEREAS, the Debtor desires to grant a security interest in certain of its assets in favor of the Secured Party as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions. All capitalized terms used herein without definitions shall have the meanings provided therefor in the Notes. The term “State,” as used herein, means the State of Arizona. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. The term “Obligations,” as used herein, means all of the indebtedness, obligations and liabilities of the Debtor to the Secured Party, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Loan Documents, any promissory notes, instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement. The terms “Default” and “Event of Default,” as used herein, shall have the meanings given to such terms in the Loan Documents.

2.       Grant of Security Interest. The Debtor hereby grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Secured Party the following properties, assets and rights of the Debtor, wherever located, whether now owned or hereafter acquired or arising, and all substitutions and replacements for same, all proceeds and products thereof (all of the same being collectively the “Collateral”): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment, machinery, tools, supplies, and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). The Secured Party acknowledges that the attachment of its security interest in any additional commercial tort claim as original collateral is subject to the Debtor’s compliance with Section 4.7.

Secured Party agrees that the security interest created hereby will be automatically terminated and released upon the occurrence of the conversion of the any remaining balance due under the Notes into common stock of Minn Shares under the Loan Agreement or by payment in full of the Notes, whichever first occurs. Secured Party agrees to file all necessary releases of Financing Statements to release the lien of this Security Agreement of record when all liability hereunder ceases.

3.       Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprising the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization and the type of organization and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.

4.       Other Actions. To further the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, and without limitation on the Debtor’s other obligations in this Agreement, the Debtor agrees, in each case at the Debtor’s expense, to take the following actions with respect to the following Collateral:

4.1.       Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper with a principal amount in excess of $200,000, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify in its reasonable discretion.

Exhibit G-2

4.2.       Intentionally Omitted.

4.3.       Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify (except the Debtor may retain the Debtor’s membership interest in its wholly owned subsidiary, EVO CNG, LLC, until there is a Default or an Event of Default and while such Default or Event of Default is continuing, at which time Debtor shall do so). If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of the Debtor or such nominee, or (b) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Debtor are held by the Debtor or its nominee through a securities intermediary or commodity intermediary, the Debtor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, in each case without further consent of the Debtor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4.       Collateral in the Possession of a Bailee. If any Collateral with a book value in excess of $200,000 is at any time in the possession of any one bailee, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall use commercially reasonable efforts to obtain an acknowledgement from the bailee, in form and substance reasonably satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party, and that such bailee agrees to comply, without further consent of the Debtor, with instructions from the Secured Party as to such Collateral.

4.5.       Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

Exhibit G-3

4.6.       Letter-of-Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit in a stated value in excess of $200,000, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall, use commercially reasonable efforts to obtain an agreement in form and substance reasonably satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit, or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Notes.

4.7       Commercial Tort Claims. If the Debtor shall at any time hold or acquire a commercial tort claim with a value in excess of $200,000, the Debtor shall promptly notify the Secured Party in a writing signed by the Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Secured Party.

4.8.       Other Actions as to Any and All Collateral. The Debtor further agrees, at the request and option of the Secured Party, to take any and all other actions the Secured Party may reasonably determine to be necessary or useful for the attachment, perfection and priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Debtor’s signature thereon is required therefor, (b) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) using commercially reasonable efforts to obtain governmental and other third party waivers, consents and approvals in form and substance reasonably satisfactory to Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (d) using commercially reasonable efforts to obtain waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Secured Party and (e) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

4.9       Cash. All cash proceeds of the sale of any of the Collateral will be added to and be part of the Collateral until such time as such cash is used for the replacement of tangible or intangible Collateral. Cash resulting from operation of the business of Debtor will be part of the Collateral for so long as it remains owned by or in the possession of Debtor, but may be used by Debtor in the operation of its business and may be distributed to or transferred to its Member.

Exhibit G-4

5.       Relation to Other Security Documents. The provisions of this Agreement supplement the provisions of any real estate mortgage or deed of trust granted by the Debtor to the Secured Party that secures the payment or performance of any of the Obligations. Nothing contained in any such real estate mortgage or deed of trust shall derogate from any of the rights or remedies of the Secured Party hereunder.

6.       Representations and Warranties Concerning Debtor’s Legal Status. The Debtor represents and warrants to the Secured Party as follows: (a) the Debtor’s exact legal name is that indicated on the signature page hereof, (b) the Debtor is an organization of the type, and is organized in the jurisdiction, as set forth on the signature page, and (c) the signature page accurately sets forth the Debtor’s place of business or, if more than one, its chief executive office, as well as the Debtor’s mailing address, if different.

7.       Covenants Concerning Debtor’s Legal Status. The Debtor covenants with the Secured Party as follows: (a) without providing at least 30 days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address, and (b) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure. In addition, the Debtor (u) will operate its business consistent with the manner in which it has been conducted or is proposed to be conducted, (v) will continue to own and maintain its assets and properties as a going concern, (w) will not sell any of its assets or properties other than sales in the ordinary course of business or in connection with the disposition of obsolete or surplus assets or properties, (x) will not assume the liabilities of any other person or entity, (y) other than as contemplated by the Loan Documents will not be a party to any merger, consolidation, recapitalization, reorganization, spinoff, split-off, split-up, re-domestication or similar action, and (z) will not change its name or operate under a fictitious name.

8.       Representations and Warranties Concerning Collateral, etc. The Debtor further represents and warrants to the Secured Party as follows: (a) the Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim or any person or any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement or any other Loan Document in favor of any Member (as defined in the Loan Agreement), and, in addition, the Security Agreement granted by the Debtor to secure the Promissory Note payable to the order of Danny R. Cuzick in the original principal amount of $4,000,000.00 and the Promissory Note issued by Minn Shares and payable to the order of Danny R. Cuzick in the original principal amount of $3,800,000.00 (the “Prior Security Agreement”), (b) based upon the representations and warranties made by the Secured Party to the Debtor and its affiliates in the Loan Documents and to the best of the Debtor’s knowledge, (i) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code of the State, (ii) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (iii) the Debtor holds no commercial tort claim, and (iv) the Debtor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances. Notwithstanding anything to the contrary contained herein or in any other Loan Document, to the extent it is determined that (i) the Debtor has made a misrepresentation of any of the matters contained in clause (b) of the preceding sentence and (ii) the Secured Party has made a misrepresentation regarding the same matter in any Loan Document, such misrepresentation by the Debtor shall not be deemed a Default or Event of Default hereunder.

Exhibit G-5

9.       Covenants Concerning Collateral, etc. The Debtor further covenants with the Secured Party as follows: (a) the Collateral, to the extent not delivered to the Secured Party pursuant to Section 4, will be kept at the address of the principal place of business of the Debtor set forth on the signature page, and the Debtor will not remove the Collateral from such location, without providing at least 30 days prior written notice to the Secured Party, (b) except for the security interest herein granted and under the Prior Security Agreement, the Debtor shall be the owner of the Collateral free from any right or claim of any other person, lien, security interest or other encumbrance, and the Debtor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party, (c) the Debtor will not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any person, other than the Secured Party and pursuant to the Prior Security Agreement, (d) the Debtor will keep the Collateral in good order and repair and will not use the same in material violation of law or any policy of insurance thereon, (e) the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Debtor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement unless the same are being duly contested by the Debtor, (g) the Debtor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, (h) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except for sales and leases of inventory in the ordinary course of business or in connection with the disposition of obsolete or surplus assets or properties, and (i) in no event will the Debtor sell, assign, transfer, encumber, pledge, or otherwise dispose of its membership interest in EVO CNG, LLC, or any part thereof other than as contemplated by the Loan Documents.

10.       Hazardous Substances. Debtor represents and warrants that based upon the representations and warranties made by the Secured Party to the Debtor and its affiliates in the Loan Documents and to the best of the Debtor’s knowledge, the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 40 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing. The terms “hazardous waste” and “hazardous substance” shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Debtor’s due diligence in investigating the Collateral for hazardous wastes and substances. Subject to the last sentence of this paragraph, Debtor hereby (a) releases and waives any future claims against Secured Party for indemnity or contribution in the event Debtor becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Secured Party against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement. Notwithstanding anything to the contrary contained herein or in any Loan Document, to the extent it is determined that (i) the Debtor has made a misrepresentation of any of the matters contained in this paragraph and (ii) the Secured Party has made a misrepresentation regarding the same matter in any other Loan Document, such misrepresentation by the Debtor shall not be deemed a Default or Event of Default hereunder.

Exhibit G-6

11.       Insurance.

11.1.       Maintenance of Insurance. The Debtor will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas and consistent with insurance maintained by the Debtor as of the date hereof.

11.2.       Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with an interest having priority in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing, be disbursed to the Debtor for direct application by the Debtor solely to the repair or replacement of the Debtor’s property so damaged or destroyed, and (ii) in all other circumstances, be held by the Secured Party as cash collateral for the Obligations. The Secured Party may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Secured Party may reasonably prescribe, for direct application by the Debtor solely to the repair or replacement of the Debtor’s property so damaged or destroyed, or the Secured Party may apply all or any part of such proceeds to the Obligations.

11.3.       Continuation of Insurance. All policies of insurance shall provide for at least 30 days’ prior written notice of cancellation to the Secured Party1. In the event of failure by the Debtor to provide and maintain insurance as herein provided, the Secured Party may, at its option, provide such insurance, in which case the Debtor agrees to reimburse the Secured Party on demand for the amount thereof. The Debtor shall furnish the Secured Party with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

1 Subject to confirmation by Secured Parties.

Exhibit G-7

12.       Collateral Protection Expenses; Preservation of Collateral.

12.1.       Expenses Incurred by Secured Party. In the Secured Party’s reasonable discretion, if the Debtor fails to do so and after notice to Debtor, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditure, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

12.2.       Secured Party’s Obligations and Duties. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

13.       Securities and Deposits. The Secured Party may upon the occurrence and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party to the Debtor may at any time be applied to or set off against any of the Obligations then due and owing.

14.       Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, the Debtor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if a Default or an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtor, so notify account debtors and other persons obligated on Collateral. After the making of such a request or the giving of any such notification but only while such Event of Default is continuing, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

Exhibit G-8

15.       Power of Attorney.

15.1.       Appointment and Powers of Secured Party. The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Debtor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do any or all of the following:

(a)       upon the occurrence and during the continuance of a Default or an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all at least as fully and effectively as the Debtor might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Debtor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities, and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)       to the extent that the Debtor’s authorization given in Section 3 is not sufficient, to file such financing statements with respect hereto, with or without the Debtor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Debtor’s name such financing statements and amendments thereto and continuation statements which may require the Debtor’s signature.

Exhibit G-9

15.2.       Ratification by Debtor. To the extent permitted by law, the Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with the terms hereof. This power of attorney is a power coupled with an interest and is irrevocable.

15.3.       No Duty on Secured Party. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

16.       Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Debtor that the Debtor may have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State and any additional rights and remedies that may be provided to a secured party in any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Debtor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Secured Party may in its discretion require the Debtor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Debtor’s principal office(s) or at such other locations as the Secured Party may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Debtor at least 10 Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Debtor hereby acknowledges that 10 Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto. If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Debtor for any deficiency remaining on the Indebtedness due to Secured Party after application of all amounts received from the exercise of the rights provided in this Agreement. Debtor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or any of the Loan Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. An election by Secured Party to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Debtor under this Agreement, after Debtor’s failure to perform, shall not affect Secured Party’s right to declare a default and to exercise its remedies.

Exhibit G-10

17.       Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 16 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 17. Without limitation upon the foregoing, nothing contained in this Section 17 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 17.

18.       No Waiver by Secured Party, etc. The Secured Party shall not be deemed to have waived any of its rights or remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

19.       Suretyship Waivers by Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 11.2. The Debtor further waives any and all other suretyship defenses.

Exhibit G-11

20.       Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

21.       Proceeds of Dispositions; Expenses. The Debtor shall pay to the Secured Party on demand any and all out-of-pocket expenses, including reasonable attorneys’ fees and disbursements, actually incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of the Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Secured Party may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Debtor. In the absence of final payment and satisfaction in full of all of the Obligations, the Debtor shall remain liable for any deficiency.

22.       Overdue Amounts. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Notes.

23.       Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA, without the application of any conflict of law principle that would require or permit the application of the laws of any other jurisdiction. The Debtor agrees that any action or claim arising out of, or any dispute in connection with, this Agreement, any rights, remedies, obligations, or duties hereunder, or the performance or enforcement hereof or thereof, may be brought only in the courts of the State or any federal court sitting therein and consents to the exclusive jurisdiction of such courts and to service of process in any such suit being made upon the Debtor by mail at the address of the Collateral. The Debtor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

Exhibit G-12

24.       Beneficiary Representative.

(a)       Appointment. By executing this Security Agreement, each of Damon, Lund and Kiley and any successor to Danny (each a “Secured Party”), for himself and his heirs, personal representatives, successors and assigns, irrevocably constitutes and appoints Danny (“Secured Party’s Representative”) as his exclusive agent and attorney-in-fact in connection with all matters relating to this Security Agreement and the Loan Documents and acknowledges that such appointment will be relied upon by the Debtor and is coupled with an interest. By executing this Security Agreement, Danny accepts this appointment and authorization to act as Secured Party’s Representative, attorney-in-fact and agent on behalf of each Secured Party in accordance with, and agrees to perform his obligations under, and otherwise to comply with, this Security Agreement.

(b)       Authority. Each Secured Party authorizes Secured Party’s Representative fully and completely, without restriction and in his sole discretion, (i) to exercise or refuse to take any action, to give and receive notices and communications, to accept or object to any determinations by the Debtor, to agree upon, negotiate and enter into settlements and compromises of, any claim, demand, dispute, or breach of this Security Agreement or the Loan Documents by the Debtor, (ii) to comply with orders of courts and awards of arbitrators with respect to, to amend any provision of, to grant any waiver or consent under, this Security Agreement and the Loan Documents, (iii) to execute, deliver and accept on any Secured Party’s behalf any agreement, instrument and document to be delivered by or on behalf of Secured Party pursuant to this Security Agreement or any Loan Documents, and (iv) to take all actions necessary or appropriate that Secured Party’s Representative, in his good faith judgment, determines is necessary or appropriate under this Agreement or under the Loan Documents, including any modification or amendment of this Agreement or the other Loan Documents. Notwithstanding the foregoing, Secured Party’s Representative shall have no power or authority to exercise from time to time any rights to convert the outstanding principal balance of the Secured Party’s Note (which is one of the Notes) or any part thereof.

(c)       Notices. Notices or communications from the Debtor to Secured Party’s Representative shall constitute actual notice to each Secured Party. Secured Party’s Representative shall give prompt notice to each Secured Party of all materially substantive written and oral notices and communications from the Debtor. Secured Party’s Representative shall regularly report to each Secured Party on the developments and material matters arising under or with respect to this Security Agreement, the Loan Documents or the Collateral. Secured Party’s Representative shall promptly respond to all reasonable inquiries from any Secured Party on any material matter arising under this Security Agreement or the Loan Documents or with respect to the Collateral.

(d)       Successor. If Secured Party’s Representative resigns or is unable to function in this capacity, the Secured Parties may appoint a successor by a majority vote, with each Secured Party having a vote equal to the percentage interest of his Prorata Share, as determined under Section 29. If for any reason no successor has been appointed within 30 days of such resignation or cessation, then any Secured Party may petition a court of competent jurisdiction for the appointment of a successor.

Exhibit G-13

(e)       Right to Rely. The Debtor may rely, without duty of inquiry, upon any statement, representation, warranty or covenant, whether or not in writing, made by Secured Party’s Representative as to (i) the identity of Secured Party’s Representative, (ii) the person who is authorized to execute and deliver any instrument or document on behalf of the Secured Parties, and (iii) any act or failure to act by any Secured Party or any other matter whatsoever involving the Secured Parties under this Security Agreement or the Loan Documents. Except as expressly set forth in this Security Agreement, the signature of Secured Party’s Representative will be necessary and sufficient to execute any instruments, documents or agreements contemplated by this Security Agreement or any of the Loan Documents to be delivered or executed by the Secured Parties.

(f)       Discretion. Secured Party’s Representative may exercise or refrain from taking any action in his discretion (to be exercised in good faith) for any reason or no reason. Secured Party’s Representative shall not be liable to any Secured Party with respect to his exercise or failure to act, except for his fraud, willful wrongdoing or gross negligence. Secured Party’s Representative shall not be deemed to be a trustee for any Secured Party in connection with this Security Agreement or the Loan Documents, and Secured Party’s Representative will have no duties to any Secured Party except as expressly set forth in this Security Agreement. No bond shall be required of Secured Party’s Representative, and Secured Party’s Representative shall not receive any compensation for service as Secured Party’s Representative.

(g)       Survival on Incapacity.  EACH SECURED PARTY INTENDS AND AGREES FOR HIS APPOINTMENT OF SECURED PARTY’S REPRESENTATIVE TO SURVIVE SUCH SECURED PARTY’S INCAPACITY. All powers granted to Secured Party’s Representative under this Security Agreement shall survive the termination of this Security Agreement.

25.       Notices. All notices or other written communications hereunder, including all requests under Section 9-210 of the Uniform Commercial Code of the State, shall be deemed to have been properly given ((i) if mailed by certified or registered mail, four days after the date of mailing, (ii) if hand delivered, on the date of delivery, (iii) if sent by overnight courier service, on the day after the date of delivery to the courier, (iv) if sent by facsimile during the recipient’s normal business hours of the recipient, on the day sent (and if sent after normal business hours, on the opening of the recipient’s business on the next day that is not a Saturday, Sunday or federal legal holiday) and (v) if sent by email, on the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment):

To Beneficiary:	8285 West Lake Pleasant Parkway Peoria, Arizona 85382 Attention: Danny R. Cuzick

With copy to:	Gust Rosenfeld, P.L.C. One East Washington Street, Suite 1600 Phoenix, Arizona 85004-2553 Attention: Michael H. Bate

Exhibit G-14

To Grantor:	Environmental Alternative Fuels, LLC 315 Lake Street East, Suite 301 Wayzata, Minnesota 55391 Attention: John P. Yeros
With copy to:	Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-1425 Attention: Frank Bennett Facsimile: (612) 492-7077 Email: fbennett@fredlaw.com

The Debtor requests that the Secured Party’s Representative respond to all such requests under Section 9-210 which on their face appear to come from an authorized individual and releases the Secured Party from any liability for so responding. The Debtor shall pay Secured Party the maximum amount allowed by law for responding to such requests.

26.       Waiver of Jury Trial. THE DEBTOR IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS, REMEDIES, OBLIGATIONS, OR DUTIES HEREUNDER, OR THE PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF. Except as prohibited by law, the Debtor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Debtor (i) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement, and (ii) acknowledges that, in entering into the Notes, the Secured Party is relying upon, among other things, the waivers and certifications contained in this Section 26.

27.       Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Debtor and its successors and assigns, and shall inure to the benefit of the Secured Party and its and their heirs, personal representatives, successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Debtor acknowledges receipt of a copy of this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. Debtor agrees to pay upon demand all of Secured Party’s reasonable, out-of-pocket costs and expenses, including attorneys’ fees and costs, incurred in connection with the enforcement of this Agreement. Secured Party may engage the services of third parties to assist the Secured Party in enforcing this Agreement, and Debtor shall pay the costs and expenses thereof. Costs and expenses include Secured Party’s attorneys’ fees and costs whether or not there is a lawsuit, including for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Debtor also shall pay all court costs and such additional fees as may be directed by the court. Time is of the essence in the performance of this Agreement.

Exhibit G-15

28.       Subordination. The rights of the Secured Party under this Security Agreement are subordinated and junior to the rights of Danny Cuzick under the Prior Security Agreement, but such rights are intended to be, and shall be, superior to any other creditors of the Debtor.

29.       Pro Rata Benefits. Each Secured Party agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Secured Party of one of the Notes, that (a) all benefits and payments made under the Notes, this Security Agreement and the Loan Documents, are owned by them, and will be shared by them, and (b) all costs and expenses paid or incurred or to be paid or incurred in connection with the exercise or enforcement of such benefits and the receipt of such payments shall be borne and paid by them, prorata in accordance with each Secured Party’s unpaid, outstanding principal balance of the Notes (“Prorata Share”). Each Secured Party agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Secured Party of one of the Notes, that if he receives any benefit or payment under his Note in excess of his Prorata Share of the Notes, he will deliver to the other Secured Parties of the Notes their respective Prorata Shares, at the time thereof, of the excess benefit or payment. Each Secured Party further agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Secured Party of one of the Notes, that if Secured Party’s Representative pays or incurs any cost or expense in connection with the exercise of rights or remedies under, or the enforcement thereof or the receipt of such payments, he will reimburse Secured Party’s Representative for his Prorata Share at the time thereof.

30.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement. This Agreement may be delivered personally, by facsimile or by electronic transmission (pdf sent via email).

[ALL SIGNATURES ARE ON FOLLOWING PAGE(S)]

Exhibit G-16

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Security Agreement (All Assets) to be duly executed as of the date first above written.

DEBTOR:

ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company

By
Name
Title

Address:

Organizational ID number

SECURED PARTY:

Danny R. Cuzick

Damon R. Cuzick

Theril H. Lund

Thomas J. Kiley

Exhibit G-17

Exhibit H

SECURITY AGREEMENT AND PLEDGE

This Security Agreement and Pledge (“Agreement”) is made __________, 2017, by and among Minn Shares, Inc., a Delaware corporation (“Minn Shares”), and Environmental Alternative Fuels, LLC, a Delaware limited liability company (“EAF”), jointly and severally and collectively, the “Debtor”, and Danny R. Cuzick (“Danny”), Damon R. Cuzick (“Damon”), Theril H. Lund (“Lund”), and Thomas J. Kiley (“Kiley”) (collectively, the “Secured Party”), who hereby agree as follows:

ARTICLE 1

Statement of Transaction

Section 1.1 Loan. Minn Shares has incurred an obligation of $6,650,000.00 to Danny, $1,140,000.00 to Damon, $1,140,000.00 to Lund, and $570,000.00 to Kiley as a result of the completion of a transaction set forth in an Agreement and Plan of Securities Exchange dated January 11, 2017 (the “Exchange Agreement”), by which Minn Shares has acquired all of the outstanding equity interests (collectively, the “Membership Interest”) in EAF. EAF owns all of the outstanding equity interests (the “Membership Interest”) in EVO CNG, LLC, a Delaware limited liability company (“EVO”).

Section 1.2 Creation of Security. To induce each Secured Party to enter into the Exchange Agreement, Minn Shares has issued a Secured Convertible Promissory Notes (each, a “Note,” and collectively, the “Notes”) to each Secured Party in the original principal amount of the obligation as set forth in Section 1.1. The Notes are secured by the entire Membership Interest in each of EAF and EVO.

Section 1.3. Pledge of Membership Interests. Minn Shares hereby pledges as security for the Notes one hundred percent of the Membership Interest of EAF. EAF, a wholly owned subsidiary of Minn Shares, hereby pledges as security for the Notes one hundred percent of the Membership Interest of EVO. Unless the context otherwise requires, all references herein to “Debtor” refer to Minn Shares with respect to the Membership Interest of EAF and refer to EAF with respect to the Membership Interest of EVO. The “Company” refers to EAF or EVO, as the context requires.

ARTICLE 2

Definitions

Section 2.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)       the terms defined in this Article 2 have the meanings assigned to them in this Article 2, and include the plural as well as the singular;

(b)       the accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles of the United States; and

(c)       terms not defined herein but that are defined in the Operating Agreement of the Company shall have the meaning specified in that Operating Agreement.

In addition, the following terms have the meanings given to them below:

“Collateral” means the entire Membership Interest of Minn Shares in EAF, and the entire Membership Interest of EAF in EVO, including all rights of Debtor to receive money or other assets, whether as a result of operations, reimbursements, repayments or other extraordinary events, as well as the entire interest of Debtor in any successors or assigns of the Company, whether as the result of merger other reorganization, sale of assets, or otherwise.

“Default” means the failure to perform any Obligation as and when due and after the expiration of any applicable notice and cure period.

“Obligations” means all obligations of Debtor to Secured Party under the Notes and this Agreement.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Arizona or in any other state whose laws are held to govern this Agreement or any portion hereof.

ARTICLE 3

Security Interest

Section 3.1 Grant of Security Interest. The Debtor hereby assigns and grants to the Secured Party a security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of the Obligations, including full and prompt performance by the Debtor of its covenants under the Notes and this Agreement.

Exhibit H-2

Section 3.2 Performance by the Secured Party. If the Debtor at any time fails to perform or observe any obligation hereunder, and if such failure shall continue for a period of ten calendar days after the Secured Party gives the Debtor written notice thereof the Secured Party may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Debtor (or, at the Secured Party's option, in the Secured Party's name) and may, but need not, take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure; and the Debtor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all actual, reasonable costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the Default Rate under the Notes. To facilitate such performance or observance by the Secured Party, the Debtor hereby irrevocably appoints the Secured Party, or the delegate of the Secured Party, acting alone, as the attorney in fact of the Debtor (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Debtor any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Debtor under this Section 3.2.

Section 3.3 LLC Acknowledgement and Assignment of Interests. Concurrently herewith, Debtor shall cause the Company to execute and deliver to Secured Party an Acknowledgement and Consent Regarding Security Interest in the form attached hereto as Exhibit A-1 with respect to EAF and in the form attached hereto as Exhibit A-2 with respect to EVO. Debtor shall also execute and deliver in blank an executed Assignment of LLC Interest in the form attached hereto as Exhibit B-1 for EAF and in the form attached hereto as Exhibit B-2 for EVO.

ARTICLE 4

Affirmative Covenants

Section 4.1 Voting and Distributions. So long as the Debtor is not in Default under this Agreement, the Debtor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral so long as such exercise does not cause a default this Agreement. So long as the Debtor is not in default, which has not been timely cured, this Agreement, the Debtor shall be entitled to receive and to retain and use any and all distributions from the Company to which the Debtor would be entitled as the owner of an interest in the Company.

ARTICLE 5

Rights and Remedies of Secured Party

Section 5.1 Rights and Remedies. If the Debtor shall be in Default the Secured Party may exercise any or all of the following rights and remedies:

(a)       The Secured Party may, exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC or any other applicable laws as the same may from time to time be in effect. In conjunction with, addition to, or in substitution for those rights, the Secured Party may in its discretion:

(i)       Foreclose on, or sell by private or public sale, the Collateral subject to this Agreement to the extent permitted by the UCC; provided, however, that Secured Party shall sell only so much of the Collateral as is necessary to satisfy any of the Obligations then due the Secured Party;

Exhibit H-3

(ii)       On the executed Assignment of LLC Interest which is Exhibit B to this Agreement, fill in the name of the purchaser of the Collateral at a sale conducted pursuant to the provisions of the UCC and to deliver one copy to the Company by delivery to its statutory agent. The Debtor agrees that the Company shall conclusively rely on such Assignment of LLC Interest and shall have no liability to the Debtor for any loss or damage with the Debtor may incur by reason of such reliance. The Debtor further agrees that at the time of delivery of the Assignment of LLC Interest to the statutory agent for the Company, the transfer of interest shall be complete, and the Debtor shall have no further interest therein;

(iii)       Waive any Default or remedy any Default in any reasonable manner without waiving the Default remedied and without waiving the same Default after notice to the Debtor demanding strict performance thereof, and without waiving any other prior or subsequent Default;

(iv)       Exercise all voting rights of the Debtor in the Company following a Default, if such default has not been cured, whether or not foreclosure or sales proceedings have commenced, including the exercise of voting rights to change the manager or managers of the Company;

(v)       From and after the date of a Default, if such Default has not been cured, receive all distributions from the Company to which the Debtor would otherwise be entitled, all of which shall be applied to payment of the Obligations; and

(b)       the Secured Party may exercise and enforce its rights and remedies under this Agreement; and

(c)       the Secured Party may exercise any other rights and remedies available to it by law or agreement.

Section 5.2 Certain Notices. If notice to the Debtor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 6.3) at least ten calendar days prior to the date of intended disposition or other action.

Section 5.3 Sale Proceeds. The proceeds of any sale or disposition of Collateral, after deducting therefrom all expenses of Secured Party in taking possession of and selling the Collateral shall be applied to the payment of any part or all of the Obligations of Debtor and any amounts secured hereby, and any surplus thereafter remaining shall be paid to the Debtor, or any other person that may be legally entitled thereto.

Section 5.4 Possession and Use of Collateral; Applicable Grace Periods. Notwithstanding anything to the contrary otherwise appearing, until a Default occurs, Debtor may retain possession of the Collateral and may receive and exercise all benefits of the ownership of the Collateral in any lawful manner not inconsistent with this Agreement.

Exhibit H-4

ARTICLE 6

Miscellaneous

Section 6.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Secured Party in exercising any right, power or remedy under this Agreement or any other instrument, agreement or document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy this Agreement. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

Section 6.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by the Debtor therefrom or any release of this Security Interest shall be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances.

Section 6.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Notes, the Sales Agreement and this Agreement shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below:

If to the Debtor:

Minn Shares, Inc. and

Environmental Alternative Fuels, LLC

315 Lake Street East, Suite 301

Wayzata, Minnesota 55391

Attention: John P. Yeros

If to the Secured Party:

Danny R. Cuzick

8285 West Lake Pleasant Parkway

Peoria, Arizona 85382

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by facsimile or email of a .pdf document (on confirmation of transmission).

Section 6.4 Financing Statement. The Secured Party is authorized to cause a financing statement or statements to be filed with the appropriate filing authorities to cause the security interest created hereby to be properly perfected under all applicable law (the “Financing Statements”).

Exhibit H-5

Section 6.5 Further Documents. The Debtor will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Secured Party may reasonably request in order to secure, protect, perfect or enforce this Security Interest under this Agreement (but any failure to request or assure that the Debtor executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement and this Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

Section 6.6 Collateral. The Secured Party's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Secured Party need not otherwise preserve, protect, insure or care for any Collateral. The Secured Party shall not be obligated to preserve any rights the Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

Section 6.7 Costs and Expenses. The Debtor agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Secured Party in connection with the Obligations, this Agreement, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of this Security Interest.

Section 6.8 Release of Security Agreement and Financing Statements. This Agreement, any Financing Statements and the lien and security interest granted and evidenced thereby shall terminate and become null and void, and shall have no further force and effect, upon payment of the Obligations of Debtor to Secured Party. Upon payment of the Obligations, Secured Party shall thereupon promptly and immediately deliver to Debtor, or to such person or persons as Debtor shall designate, the Collateral (if any) in possession of the Secured Party to the extent same has not been purchased, sold or otherwise applied, transferred or disposed of by Secured Party pursuant to enforcement of the terms of this Agreement, and shall execute and deliver, and cause to be recorded and filed or authorize the Debtor to so record or file, an instrument or instruments of release in form and substance satisfactory to Debtor to fully release any security interest or other interest or claim of Secured Party to such Collateral.

Section 6.9 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. A faxed or scanned signature shall be considered an original signature and this Agreement may be delivered personally, by facsimile, or by electronic transmission (.pdf sent by email).

Exhibit H-6

Section 6.10 Binding Effect; Assignment; Complete Agreement. This Agreement shall be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective successors and assigns, except that the Debtor shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Secured Party.

Section 6.11 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Arizona in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be filed in either the Superior Court of Maricopa County, Arizona, or the United States District Court located in Maricopa County, Arizona. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement.

Section 6.12 Attorneys' Fees and Costs. In the event litigation or alternative dispute resolution is required on account of the breach or alleged breach by any party of any of the provisions of this Agreement, the prevailing party in such litigation or alternative dispute resolution shall be entitled to reasonable attorneys' fees as well as costs of suit or of the proceedings.

Section 6.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 6.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

ARTICLE 7

Beneficiary Representative

Section 7.1 Appointment. By executing this Agreement, each of Damon, Lund and Kiley and any successor to Danny (each a “Secured Party”), for himself and his heirs, personal representatives, successors and assigns, irrevocably constitutes and appoints Danny (“Secured Party’s Representative”) as his exclusive agent and attorney-in-fact in connection with all matters relating to this Agreement and the Loan Documents and acknowledges that such appointment will be relied upon by the Debtor and is coupled with an interest. By executing this Agreement, Danny accepts this appointment and authorization to act as Secured Party’s Representative, attorney-in-fact and agent on behalf of each Secured Party in accordance with, and agrees to perform his obligations under, and otherwise to comply with, this Agreement.

Exhibit H-7

Section 7.2 Authority. Each Secured Party authorizes Secured Party’s Representative fully and completely, without restriction and in his sole discretion, (i) to exercise or refuse to take any action, to give and receive notices and communications, to accept or object to any determinations by the Debtor, to agree upon, negotiate and enter into settlements and compromises of, any claim, demand, dispute, or breach of this Agreement or the Loan Documents by the Debtor, (ii) to comply with orders of courts and awards of arbitrators with respect to, to amend any provision of, to grant any waiver or consent under, this Agreement and the Loan Documents, (iii) to execute, deliver and accept on any Secured Party’s behalf any agreement, instrument and document to be delivered by or on behalf of Secured Party pursuant to this Agreement or any Loan Documents, and (iv) to take all actions necessary or appropriate that Secured Party’s Representative, in his good faith judgment, determines is necessary or appropriate under this Agreement or under the Loan Documents. Notwithstanding the foregoing, Secured Party’s Representative shall have no power or authority to exercise from time to time any rights to convert the outstanding principal balance of the Secured Party’s Note (which is one of the Notes) or any part thereof.

Section 7.3 Notices. Notices or communications from the Debtor to Secured Party’s Representative shall constitute actual notice to each Secured Party. Secured Party’s Representative shall give prompt notice to each Secured Party of all materially substantive written and oral notices and communications from the Debtor. Secured Party’s Representative shall regularly report to each Secured Party on the developments and material matters arising under or with respect to this Agreement, the Loan Documents or the Collateral. Secured Party’s Representative shall promptly respond to all reasonable inquiries from any Secured Party on any material matter arising under this Agreement or the Loan Documents or with respect to the Collateral.

Section 7.4 Successor. If Secured Party’s Representative resigns or is unable to function in this capacity, the Secured Parties may appoint a successor by a majority vote, with each Secured Party having a vote equal to the percentage interest of his Prorata Share, as determined under Section 7.8. If for any reason no successor has been appointed within thirty (30) days of such resignation or cessation, then any Secured Party may petition a court of competent jurisdiction for the appointment of a successor. Notice of any such successor authorized by this Section shall promptly be given to the Debtor.

Section 7.5 Right to Rely. The Debtor may rely, without duty of inquiry, upon any statement, representation, warranty or covenant, whether or not in writing, made by Secured Party’s Representative as to (i) the identity of Secured Party’s Representative, (ii) the person who is authorized to execute and deliver any instrument or document on behalf of the Secured Parties, and (iii) any act or failure to act by any Secured Party or any other matter whatsoever involving the Secured Parties under this Agreement or the Loan Documents. Except as expressly set forth in this Agreement, the signature of Secured Party’s Representative will be necessary and sufficient to execute any instruments, documents or agreements contemplated by this Agreement or any of the Loan Documents to be delivered or executed by the Secured Parties.

Exhibit H-8

Section 7.6 Discretion. Secured Party’s Representative may exercise or refrain from taking any action in his discretion (to be exercised in good faith) for any reason or no reason. Secured Party’s Representative shall not be liable to any Secured Party with respect to his exercise or failure to act, except for his fraud, willful wrongdoing or gross negligence. Secured Party’s Representative shall not be deemed to be a trustee for any Secured Party in connection with this Agreement or the Loan Documents, and Secured Party’s Representative will have no duties to any Secured Party except as expressly set forth in this Agreement. No bond shall be required of Secured Party’s Representative, and Secured Party’s Representative shall not receive any compensation for service as Secured Party’s Representative.

Section 7.7 Survival on Incapacity.  EACH SECURED PARTY INTENDS AND AGREES FOR HIS APPOINTMENT OF SECURED PARTY’S REPRESENTATIVE TO SURVIVE SUCH SECURED PARTY’S INCAPACITY. All powers granted to Secured Party’s Representative under this Agreement shall survive the termination of this Agreement.

Section 7.8 Pro Rata Benefits. Each Secured Party agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Secured Party of one of the Notes, that (a) all benefits and payments made under the Notes, this Agreement and the Loan Documents, are owned by them, and will be shared by them, and (b) all costs and expenses paid or incurred or to be paid or incurred in connection with the exercise or enforcement of such benefits and the receipt of such payments shall be borne and paid by them, prorata in accordance with each Secured Party’s unpaid, outstanding principal balance of the Notes (“Prorata Share”). Each Secured Party agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Secured Party of one of the Notes, that if he receives any benefit or payment under his Note in excess of his Prorata Share of the Notes, he will deliver to the other Secured Parties of the Notes their respective Prorata Shares, at the time thereof, of the excess benefit or payment. Each Secured Party further agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Secured Party of one of the Notes, that if Secured Party’s Representative pays or incurs any cost or expense in connection with the exercise of rights or remedies under, or the enforcement thereof or the receipt of such payments, he will reimburse Secured Party’s Representative for his Prorata Share at the time thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit H-9

DEBTOR:

MINN SHARES, INC., a Delaware corporation

By
Name
Title

ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company

By
Name
Title

SECURED PARTY

Danny R. Cuzick

Damon R. Cuzick

Theril H. Lund

Thomas J. Kiley

Exhibit H-10

EXHIBIT A-1

ACKNOWLEDGMENT AND CONSENT REGARDING

SECURITY AGREEMENT AND PLEDGE

TO:       Danny R. Cuzick, Damon R. Cuzick, Theril H. Lund and Thomas J. Kiley

The undersigned limited liability company (the “Company”) and the undersigned members and manager thereof (the “Members”) hereby acknowledge receipt of a copy of the Security Agreement (the “Security Agreement”), dated _________, 20__, between Minn Shares, Inc., and Environmental Alternative Fuels, LLC, jointly and severally (collectively and individually “Debtor”) in favor of Danny R. Cuzick, Damon R. Cuzick, Theril H. Lund, and Thomas J. Kiley (“Secured Party”). The undersigned further acknowledge that Secured Party is proposing to extend certain credit on behalf of Debtor, and that Secured Party would not extend such credit but for the agreements and representations of the undersigned contained herein. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement.

NOW, THEREFORE, intending that Secured Party may rely hereon, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby represent, warrant and covenant to Secured Party as follows:

1.       (a) Attached hereto as Exhibit ”A” is a true and complete copy of the Articles of Organization and of the Operating Agreement of the Company as currently in effect, including any and all amendments thereto (the “Company Agreement”); (b) Debtor is currently the owner of a 100% Membership Interest in the Company; (c) Debtor is not in default under the Company Agreement in any respect; and no event has occurred which, with notice or lapse of time or both, would constitute an event of default by Debtor under the Company Agreement; (d) no Distributions have been prepaid by the Company to Debtor; (e) the Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Arizona; and (f) neither the execution, delivery nor performance by the Company of this Acknowledgment and Consent violates either: (i) the Company Agreement; (ii) any contract, commitment or other agreement to which the Company is a party or by which the Company or any of its properties is bound (collectively, the “Company Contractual Obligations”); or (iii) any law, order, decree or writ to which the Company or any of its properties is subject (collectively the “Applicable Laws”).

2.       Debtor's grant to Secured Party of a security interest in the Collateral does not violate the Company Agreement, any Company Contractual Obligation, or any Applicable Law; and no consent of any governmental authority, regulatory body or other person is required, under the Company Agreement, any Company Contractual Obligation, any Applicable Law or otherwise, with respect to Debtor's grant to Secured Party of a security interest in and to the Collateral or with respect to the succession of Secured Party or any purchaser at any foreclosure sale to all of the rights of Debtor to receive the Distributions.

Exhibit H-11

3.       Each of the undersigned Members hereby irrevocably and unconditionally consents to Debtor's grant to Secured Party of a security interest in all of Debtor's rights in the Collateral and to the succession (pursuant to the rights or remedies afforded to Secured Party in the Security Agreement) of Secured Party or any purchaser at a foreclosure sale to all of the rights of Debtor in the Collateral. The undersigned further agrees that following completion of the foreclosure and sale and disposition of the Collateral, upon presentation of a fully executed original of the Assignment of Company Interest, attached as Exhibit B to the Security Agreement, the undersigned shall join with the Assignee named therein and execute any required amendment to the Company Agreement stating that Debtor no longer owns or claims an interest with respect to the Collateral, or portion thereof, assigned therein to the Assignee, and acknowledging that the Company has not dissolved on account of such sale, disposition or assignment of such Collateral, and that the Assignee is admitted as a new member of the Company in place of Debtor as to such Collateral so assigned to Assignee. If Secured Party becomes substituted as a member of the Company in place of Debtor, each of the undersigned agrees to indemnify and hold harmless Secured Party and each of them from and against all liability for the obligations of the Company arising before Secured Party's admission to the Company. Each of the undersigned Members hereby appoints Secured Party as his, her or its attorney-in-fact, with full power of substitution, to execute on behalf of such Member any and all documents, instruments and agreements which may be necessary or advisable, in the opinion of Secured Party, to give effect to any of the foregoing.

4.       Each of the undersigned irrevocably and unconditionally waives all rights, if any, which may be applicable to allow the undersigned to purchase any of the Collateral (such as any option or first right of refusal but excluding the undersigned rights to purchase at a public sale) with respect to Debtor's grant to Secured Party of a security interest therein, or that may exist at the time of and with respect to Secured Party's acquisition or disposition of the Collateral pursuant to the rights and remedies afforded to Secured Party in the Security Agreement.

5.       Each of the undersigned agrees that Secured Party and their representatives may at any time upon reasonable advance notice inspect the books, records and properties of the Company.

6.       After the occurrence of a Default of the Debtor under the Security Agreement, until such time as it receives written instructions to do otherwise from Secured Party, the Company shall promptly and completely comply with the provisions of Section 4.1 of the Security Agreement. After the occurrence of a Default of the Debtor under the Security Agreement, the Company shall promptly and completely comply with any written instructions received from Secured Party from time to time as to the disposition of Distributions, regardless of the terms of such instructions, provided such disposition is allowed under applicable law. Such further instructions need be signed only by Secured Party, and the Company shall comply with them regardless of whether it receives at any time any contrary instructions or demands from Debtor or any other person; provided, only, that the Company may comply with any conflicting court order received from a court of competent jurisdiction.

7.       Until such time as they are notified in writing by Secured Party that this Acknowledgment and Consent has been terminated, the undersigned Members shall not, without obtaining the prior written consent of Secured Party, which consent shall not be unreasonably withheld or delayed, cause, suffer or permit the Company Agreement to be amended or modified in any manner which changes Debtor's rights or powers thereunder, nor cause, suffer or permit the termination or dissolution of the Company. No such purported amendment of the Company Agreement or termination or dissolution of the Company without Secured Party's written consent shall be of any force or effect.

Exhibit H-12

8.        After any foreclosure upon Debtor's rights to receive Distributions, the undersigned shall promptly and completely comply with the terms of the Security Agreement, regarding the rights of any successor to Debtor's rights to receive Distributions. The undersigned members hereby consent to the admission as a Substitute Member of Secured Party or his assignee upon foreclosure and sale of Debtor’s rights in the Collateral pursuant to the Security Agreement.

9.        Until such time as they are notified in writing by Secured Party that this Acknowledgment and Consent has been terminated, the undersigned Members shall give Secured Party written notice, at the address set forth in the Security Agreement, of any actual or alleged default by Debtor under the Company Agreement and shall afford Secured Party a period of thirty days, or such longer time as may be reasonable under the circumstances, to cure the same prior to taking any action against Debtor in respect thereof; provided, however, that Secured Party shall have no obligation whatsoever to cure or to attempt to cure any such default.

10.       Notwithstanding the security interest of Secured Party in the Collateral, Secured Party shall have no obligation or liability whatsoever to the Company, any member thereof, or any creditor or other person having any relationship with the Company, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor under the Company Agreement or to take any action to collect or enforce any claim for payment of Debtor arising under the Company Agreement.

11.       The undersigned acknowledge that the security interest of Secured Party in the Collateral and all of Secured Party's rights and remedies under the Security Agreement may be freely transferred or assigned by Secured Party. In the event of any such transfer or assignment, all of the provisions of this Acknowledgment and Consent shall inure to the benefit of the transferees, successors and assigns of Secured Party. The provisions of this Acknowledgment and Consent shall likewise be binding upon the heirs, successors and assigns of the undersigned.

12.       The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary or proper to carry out and effect the terms of this Acknowledgment and Consent.

13.       When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa.

14.       This Acknowledgment and Consent may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

Agreed to and executed as of this ___ day of ________, 2017.

Exhibit H-13

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

[Company]

By
Name
Title

MEMBER:

Minn Shares, Inc.

By
Name
Title

MANAGER:

Exhibit H-14

EXHIBIT A-2

ACKNOWLEDGMENT AND CONSENT REGARDING

SECURITY AGREEMENT AND PLEDGE

TO:       Danny R. Cuzick, Damon R. Cuzick, Theril H. Lund and Thomas J. Kiley

The undersigned limited liability company (the “Company”) and the undersigned members and manager thereof (the “Members”) hereby acknowledge receipt of a copy of the Security Agreement (the “Security Agreement”), dated _________, 2017, between Minn Shares, Inc., and Environmental Alternative Fuels, LLC, jointly and severally (collectively and individually “Debtor”) in favor of Danny R. Cuzick, Damon R. Cuzick, Theril H. Lund, and Thomas J. Kiley (“Secured Party”). The undersigned further acknowledge that Secured Party is proposing to extend certain credit on behalf of Debtor, and that Secured Party would not extend such credit but for the agreements and representations of the undersigned contained herein. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Security Agreement.

NOW, THEREFORE, intending that Secured Party may rely hereon, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby represent, warrant and covenant to Secured Party as follows:

1.       (a) Attached hereto as Exhibit ”A” is a true and complete copy of the Articles of Organization and of the Operating Agreement of the Company as currently in effect, including any and all amendments thereto (the “Company Agreement”); (b) Debtor is currently the owner of a 100% Membership Interest in the Company; (c) Debtor is not in default under the Company Agreement in any respect; and no event has occurred which, with notice or lapse of time or both, would constitute an event of default by Debtor under the Company Agreement; (d) no Distributions have been prepaid by the Company to Debtor; (e) the Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Arizona; and (f) neither the execution, delivery nor performance by the Company of this Acknowledgment and Consent violates either: (i) the Company Agreement; (ii) any contract, commitment or other agreement to which the Company is a party or by which the Company or any of its properties is bound (collectively, the “Company Contractual Obligations”); or (iii) any law, order, decree or writ to which the Company or any of its properties is subject (collectively the “Applicable Laws”).

2.       Debtor's grant to Secured Party of a security interest in the Collateral does not violate the Company Agreement, any Company Contractual Obligation, or any Applicable Law; and no consent of any governmental authority, regulatory body or other person is required, under the Company Agreement, any Company Contractual Obligation, any Applicable Law or otherwise, with respect to Debtor's grant to Secured Party of a security interest in and to the Collateral or with respect to the succession of Secured Party or any purchaser at any foreclosure sale to all of the rights of Debtor to receive the Distributions.

Exhibit H-15

3.       Each of the undersigned Members hereby irrevocably and unconditionally consents to Debtor's grant to Secured Party of a security interest in all of Debtor's rights in the Collateral and to the succession (pursuant to the rights or remedies afforded to Secured Party in the Security Agreement) of Secured Party or any purchaser at a foreclosure sale to all of the rights of Debtor in the Collateral. The undersigned further agrees that following completion of the foreclosure and sale and disposition of the Collateral, upon presentation of a fully executed original of the Assignment of Company Interest, attached as Exhibit B to the Security Agreement, the undersigned shall join with the Assignee named therein and execute any required amendment to the Company Agreement stating that Debtor no longer owns or claims an interest with respect to the Collateral, or portion thereof, assigned therein to the Assignee, and acknowledging that the Company has not dissolved on account of such sale, disposition or assignment of such Collateral, and that the Assignee is admitted as a new member of the Company in place of Debtor as to such Collateral so assigned to Assignee. If Secured Party becomes substituted as a member of the Company in place of Debtor, each of the undersigned agrees to indemnify and hold harmless Secured Party and each of them from and against all liability for the obligations of the Company arising before Secured Party's admission to the Company. Each of the undersigned Members hereby appoints Secured Party as his, her or its attorney-in-fact, with full power of substitution, to execute on behalf of such Member any and all documents, instruments and agreements which may be necessary or advisable, in the opinion of Secured Party, to give effect to any of the foregoing.

4.       Each of the undersigned irrevocably and unconditionally waives all rights, if any, which may be applicable to allow the undersigned to purchase any of the Collateral (such as any option or first right of refusal but excluding the undersigned rights to purchase at a public sale) with respect to Debtor's grant to Secured Party of a security interest therein, or that may exist at the time of and with respect to Secured Party's acquisition or disposition of the Collateral pursuant to the rights and remedies afforded to Secured Party in the Security Agreement.

5.       Each of the undersigned agrees that Secured Party and their representatives may at any time upon reasonable advance notice inspect the books, records and properties of the Company.

6.       After the occurrence of a Default of the Debtor under the Security Agreement, until such time as it receives written instructions to do otherwise from Secured Party, the Company shall promptly and completely comply with the provisions of Section 4.1 of the Security Agreement. After the occurrence of a Default of the Debtor under the Security Agreement, the Company shall promptly and completely comply with any written instructions received from Secured Party from time to time as to the disposition of Distributions, regardless of the terms of such instructions, provided such disposition is allowed under applicable law. Such further instructions need be signed only by Secured Party, and the Company shall comply with them regardless of whether it receives at any time any contrary instructions or demands from Debtor or any other person; provided, only, that the Company may comply with any conflicting court order received from a court of competent jurisdiction.

7.       Until such time as they are notified in writing by Secured Party that this Acknowledgment and Consent has been terminated, the undersigned Members shall not, without obtaining the prior written consent of Secured Party, which consent shall not be unreasonably withheld or delayed, cause, suffer or permit the Company Agreement to be amended or modified in any manner which changes Debtor's rights or powers thereunder, nor cause, suffer or permit the termination or dissolution of the Company. No such purported amendment of the Company Agreement or termination or dissolution of the Company without Secured Party's written consent shall be of any force or effect.

Exhibit H-16

8.       After any foreclosure upon Debtor's rights to receive Distributions, the undersigned shall promptly and completely comply with the terms of the Security Agreement, regarding the rights of any successor to Debtor's rights to receive Distributions. The undersigned members hereby consent to the admission as a Substitute Member of Secured Party or his assignee upon foreclosure and sale of Debtor’s rights in the Collateral pursuant to the Security Agreement.

9.       Until such time as they are notified in writing by Secured Party that this Acknowledgment and Consent has been terminated, the undersigned Members shall give Secured Party written notice, at the address set forth in the Security Agreement, of any actual or alleged default by Debtor under the Company Agreement and shall afford Secured Party a period of thirty days, or such longer time as may be reasonable under the circumstances, to cure the same prior to taking any action against Debtor in respect thereof; provided, however, that Secured Party shall have no obligation whatsoever to cure or to attempt to cure any such default.

10.       Notwithstanding the security interest of Secured Party in the Collateral, Secured Party shall have no obligation or liability whatsoever to the Company, any member thereof, or any creditor or other person having any relationship with the Company, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor under the Company Agreement or to take any action to collect or enforce any claim for payment of Debtor arising under the Company Agreement.

11.       The undersigned acknowledge that the security interest of Secured Party in the Collateral and all of Secured Party's rights and remedies under the Security Agreement may be freely transferred or assigned by Secured Party. In the event of any such transfer or assignment, all of the provisions of this Acknowledgment and Consent shall inure to the benefit of the transferees, successors and assigns of Secured Party. The provisions of this Acknowledgment and Consent shall likewise be binding upon the heirs, successors and assigns of the undersigned.

12.       The undersigned shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary or proper to carry out and effect the terms of this Acknowledgment and Consent.

13.       When necessary herein, all terms used in the singular shall apply to the plural, and vice versa, and all terms used in the masculine shall apply to the neuter and feminine genders, and vice versa.

14.       This Acknowledgment and Consent may be executed in two or more counterparts, all of which shall constitute one and the same instrument.

Agreed to and executed as of this ___ day of ________, 2017.

Exhibit H-17

EVO CNG, LLC

[Company]

By
Name
Title

MEMBER:

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

By
Name
Title

MANAGER:

Exhibit H-18

EXHIBIT B-1

ASSIGNMENT OF COMPANY INTEREST

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ______________________ (“Assignor”) hereby sells, assigns, transfers and conveys to ___________________________________, (“Assignee”), all of their right, title and interest in Environmental Alternative Fuels, LLC, a Delaware limited liability company (the “Company”), including Assignor's right to receive from the Company all amounts payable to Assignor. Assignor agrees to indemnify and hold Assignee, their directors, officers, shareholders, members, and each of them, harmless from and against all liability for the obligations of the Company related to the Membership Interest owned by Assignor existing before Assignee's admission to the Company as a member. In consideration of the foregoing transfer, Assignee agrees that, subject to the immediately preceding sentence, they shall be bound by all of the terms and provisions of the Articles of Organization and Operating Agreement governing the Company and shall perform and observe all of the covenants, duties and obligations contained therein from and after the date of Assignee's admission as a member in the Company.

IN WITNESS WHEREOF, the parties have duly executed this Assignment as of ____________, 20__.

[Assignor]

ACCEPTED AND AGREED TO BY ASSIGNEE:

Exhibit H-19

EXHIBIT B-2

ASSIGNMENT OF COMPANY INTEREST

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, ______________________ (“Assignor”) hereby sells, assigns, transfers and conveys to ___________________________________, (“Assignee”), all of their right, title and interest in EVO CNG, LLC, a Delaware limited liability company (the “Company”), including Assignor's right to receive from the Company all amounts payable to Assignor. Assignor agrees to indemnify and hold Assignee, their directors, officers, shareholders, members, and each of them, harmless from and against all liability for the obligations of the Company related to the Membership Interest owned by Assignor existing before Assignee's admission to the Company as a member. In consideration of the foregoing transfer, Assignee agrees that, subject to the immediately preceding sentence, they shall be bound by all of the terms and provisions of the Articles of Organization and Operating Agreement governing the Company and shall perform and observe all of the covenants, duties and obligations contained therein from and after the date of Assignee's admission as a member in the Company.

IN WITNESS WHEREOF, the parties have duly executed this Assignment as of ____________, 20__.

[Assignor]

ACCEPTED AND AGREED TO BY ASSIGNEE:

Exhibit H-20

Exhibit I

After recording, return to:

Danny R. Cuzick

8285 West Lake Pleasant Parkway

Peoria, Arizona 85382

Space Above for Recorder’s Use Only

DOCUMENT COVER SHEET

TITLE OF DOCUMENT:	Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents

DATE OF DOCUMENT:	[__________], 2017

GRANTOR:	ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company

Mailing Address:	315 Lake Street East, Suite 301
Wayzata, Minnesota 55391
Attention: John P. Yeros

BENEFICIARY:	DANNY R. CUZICK, as to an undivided 70% interest (“Danny Cuzick”), DAMON R. CUZICK, as to an undivided 12% interest (“Damon Cuzick”), THERIL H. LUND, as to an undivided 12% interest (“Lund”), and THOMAS J. KILEY, as to an undivided 6% interest (“Kiley”)

Mailing Address:	8285 West Lake Pleasant Parkway
Peoria, Arizona 85382
Attention: Danny R. Cuzick

LEGAL DESCRIPTION:	See Exhibit A

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

DEED OF TRUST, SECURITY AGREEMENT,

FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS

THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING AND ASSIGNMENT OF LEASES AND RENTS (this “Mortgage”) is made as of [__________], 2017, by ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company, with an address at [______________________] (the “Grantor”), to [_________________________] (“Trustee”) for the benefit of DANNY R. CUZICK, as to an undivided 70% interest (“Danny Cuzick”), DAMON R. CUZICK, as to an undivided 12% interest (“Damon Cuzick”), THERIL H. LUND, as to an undivided 12% interest (“Lund”) and THOMAS J. KILEY, as to an undivided 6% interest (“Kiley”) (collectively, the “Beneficiary”).

WITNESSETH:

Minn Shares, Inc., a Delaware corporation (“Minn Shares”), the one hundred percent owner of Grantor is paying consideration to Beneficiary pursuant to the terms of four Convertible Promissory Notes dated [______________], 2017, one in the original principal amount of $6,650,000.00 to Danny Cuzick (the “Danny Cuzick Note”), one in the original principal amount of $1,140,000.00 to Damon Cuzick (the “Damon Cuzick Note”), one in the original principal amount of $1,140,000.00 to Lund (the “Lund Note”), and one in the original principal amount of $570,000.00 to Kiley (the “Kiley Note”) (the Danny Cuzick Note, the Damon Cuzick Note, the Lund Note, and the Kiley Note are, collectively, the “Notes”). The obligations under the Notes shall be secured in part by real property owned by Grantor. The Notes will be issued in accordance with that certain Agreement and Plan of Securities Exchange dated as of January 11, 2017, by and between Grantor, EVO CNG, LLC, Beneficiary and Minn Shares, the provisions of which are incorporated herein by reference to the same extent as if fully set forth herein (the “Agreement,” any terms not defined herein shall have the meanings ascribed to such terms in the Agreement). The term “Indebtedness” as used herein shall mean all of the indebtedness, obligations and liabilities of Minn Shares to Beneficiary, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Notes and this Mortgage. The Indebtedness is due and payable in full on the date that is nine (9) years from the date of this Mortgage (the “Maturity Date”), except as such date may be accelerated pursuant to the terms hereof or of any other Loan Documents (as hereinafter defined). This Mortgage encumbers certain real estate located in Bexar County, Texas, legally described on Exhibit A attached hereto, and payment of the Notes is secured by this Mortgage, financing statements and other security documents (this Mortgage and the Notes, and all other documents evidencing or securing the loans evidenced by the Notes (as amended, modified, replaced or restated from time to time) are collectively hereinafter referred to as the “Loan Documents”).

To secure (i) the payment when and as due and payable of the principal of and interest on the Indebtedness or so much thereof as may be advanced from time to time, and any and all late charges, together with any extensions, modifications, renewals or refinancings of any of the foregoing, (ii) the payment of all other indebtedness which this Mortgage by its terms secures, and (iii) the performance and observance of the covenants and agreements contained in this Mortgage and the Notes (all of such indebtedness, obligations and liabilities identified in clauses (i), (ii), and (iii) above being hereinafter referred to as the “Debt”), Grantor does hereby GRANT, BARGAIN, SELL, CONVEY, TRANSFER, ASSIGN, AND SET OVER unto the Trustee, and does hereby grant to Trustee, its successors and assigns, a security interest in and to all and singular the properties, rights, interests and privileges described in Granting Clauses I, II, III, IV, V, VI, VII, VIII and IX below, all of same being collectively referred to herein as the “Mortgaged Property”:

Exhibit I-2

GRANTING CLAUSE I:

THE LAND located in Bexar County, Texas, which is legally described on Exhibit A attached hereto and made a part hereof (the “Land”).

GRANTING CLAUSE II:

TOGETHER WITH all of Grantor’s right, title and interest in and to any and all buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Land, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or for any such buildings, structures and improvements and all of the right, title and interest of Grantor now or hereafter acquired in and to any of the foregoing (collectively, the “Improvements”);

GRANTING CLAUSE III:

TOGETHER WITH all easements, rights of way, strips and gores of land, streets, ways, alleys, sidewalks, vaults, passages, sewer rights, waters, water courses, water drainage and reservoir rights and powers (whether or not appurtenant), all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, easements, franchises, appendages and appurtenances whatsoever, in any way belonging, relating or appertaining to the Land or the Improvements, whether now owned or hereafter acquired by Grantor, including without limitation all existing and future as-extracted collateral, oil, gas and other hydrocarbons and other minerals produced from or allocated to the Land and all products processed or obtained therefrom, the proceeds thereof, and all accounts and general intangibles under which such proceeds may arise, together with any sums of money that may now or at any time hereafter become due and payable to Grantor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and future oil, gas and mining leases covering the Land or any part thereof, all existing and future water stock relating to the Land or the Improvements, all existing and future share of stock respecting water and water rights pertaining to the Land or the Improvements or other evidence of ownership thereof, and the reversions and remainders thereof (collectively, the “Appurtenant Rights”);

Exhibit I-3

GRANTING CLAUSE IV:

TOGETHER WITH all machinery, apparatus, equipment, fittings and fixtures of every kind and nature whatsoever, and all furniture, furnishings and other personal property now or hereafter owned by Grantor and forming a part of, or used or obtained for use in connection with, the Land or the Improvements or any present or future operation, occupancy, maintenance or leasing thereof; including, but without limitation, any and all heating, ventilating and air conditioning equipment and systems, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, communication systems, coolers, curtains, dehumidifiers, dishwashers, disposals, doors, drapes, drapery rods, dryers, ducts, dynamos, elevators, engines, equipment, escalators, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing and electric equipment, pool equipment, pumps, radiators, ranges, recreational facilities and equipment, refrigerators, screens, sprinklers, stokers, stoves, shades, shelving, sinks, security systems, toilets, ventilators, wall coverings, washers, windows, window covering, wiring and all extensions, renewals or replacements thereof or substitutions therefor or additions thereto, whether or not the same are or shall be attached to the Land or the Improvements in any manner (collectively, the “Fixtures”); it being agreed that all of said property owned by Grantor and placed on the Land or on or in the Improvements (whether affixed or annexed thereto or not) shall, so far as permitted by law, conclusively be deemed to be real property and conveyed hereby for purposes of this Mortgage.

GRANTING CLAUSE V:

TOGETHER WITH the following (collectively, the “Personal Property”):

All personal property of every nature whatsoever now or hereafter owned by Grantor and used in connection with the Land or the improvements thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements thereof and all of the right, title and interest of Grantor in and to any such personal property together with the benefit of any deposits or payments now or hereafter made on such personal property by Grantor or on its behalf, including without limitation, any and all Goods, Investment Property, Instruments, Chattel Paper, Documents, Letter of Credit Rights, Accounts, Deposit Accounts, Commercial Tort Claims and General Intangibles, each as defined in the Texas Business and Commercial Code, as amended (the “Code”);

All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Land or improvements thereon or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Land or improvements thereon or proceeds of any sale, option or contract to sell the Land or improvements thereon or any portion thereof;

Any and all additions and accessories to all of the foregoing and any and all proceeds (including proceeds of insurance, eminent domain or other governmental takings and tort claims), renewals, replacements and substitutions of all of the foregoing;

All of the books and records pertaining to the foregoing;

GRANTING CLAUSE VI:

TOGETHER WITH all right, title and interest which Grantor hereafter may acquire in and to all leases and other agreements now or hereafter entered into for the occupancy or use of the Land, the Appurtenant Rights, the Improvements, the Fixtures and the Personal Property or any portion thereof, whether written or oral (collectively, the “Leases”), and all rents, issues, incomes and profits in any manner arising thereunder (collectively, the “Rents”), and all right, title and interest which Grantor now has or hereafter may acquire in and to any bank accounts, security deposits, and any and all other amounts held as security under the Leases, reserving to Grantor any statutory rights;

Exhibit I-4

GRANTING CLAUSE VII:

TOGETHER WITH any and all Awards and Insurance Proceeds, as each are hereinafter respectively defined, or proceeds of any sale, option or contract to sell the Mortgaged Property or any portion thereof (provided that no right, consent or authority to sell the Mortgaged Property or any portion thereof shall be inferred or deemed to exist by reason hereof); and Grantor hereby authorizes, directs and empowers Beneficiary, at its option, on Grantor’s behalf, or on behalf of the successors or assigns of Grantor, to adjust, compromise, claim, collect and receive such proceeds; to give acquittances therefor; and, after deducting expenses of collection, including reasonable attorneys’ fees, costs and disbursements, to apply the Net Proceeds to payment of the Debt, notwithstanding the fact that the same may not then be due and payable or that the Debt is otherwise adequately secured; and Grantor agrees to execute and deliver from time to time such further instruments as may be requested by Beneficiary to confirm such assignment to Beneficiary of any such proceeds;

GRANTING CLAUSE VIII:

TOGETHER WITH all rights reserved to or granted to the developer or declarant under the provisions of any (i) declaration of restrictive covenants and easements affecting the Land or the Mortgaged Property, or (ii) other declarations affecting the Land or the Mortgaged Property.

GRANTING CLAUSE IX:

TOGETHER WITH all estate, right, title and interest, homestead or other claim or demand, as well in law as in equity, which Grantor now has or hereafter may acquire of, in and to the Mortgaged Property, and any part thereof, and any and all other property of every kind and nature from time to time hereafter (by delivery or by writing of any kind) conveyed, pledged, assigned or transferred as and for additional security hereunder by Grantor or by anyone on behalf of Grantor to the Trustee on behalf of Beneficiary;

TO HAVE AND TO HOLD the Mortgaged Property, unto the Trustee, and its successors and assigns, forever in trust, for the uses and purposes hereinafter set forth; to WARRANT AND FOREVER DEFEND title to the Mortgaged Property against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject, however, to each and every encumbrance affecting the Mortgaged Property as of the date hereof, as well as any Encumbrances granted by Sellers to the Members pursuant to the Transaction Documents (each of Encumbrances, Sellers and Members as defined in the Agreement) (collectively, the “Permitted Encumbrances”);

UPON CONDITION that, subject to the terms hereof and until the occurrence of an Event of Default hereunder, Grantor shall be permitted to possess and use the Mortgaged Property;

Exhibit I-5

SUBJECT to the covenants and conditions hereinafter set forth;

PROVIDED, NEVERTHELESS, that if Grantor shall pay and perform in full when due the Debt and shall duly and timely perform and observe all of the covenants and conditions herein and in the Notes required to be performed and observed by Grantor, then the Trustee or Beneficiary shall execute and deliver to Grantor such instruments as may be reasonably requested by Grantor which are sufficient to release this Mortgage.

The address of the Mortgaged Property is 4102 East Loop 1604 North, San Antonio, Texas 78247. Neither the failure to designate an address nor any inaccuracy in the address designated shall affect the validity or priority of the lien of this Mortgage on the Mortgaged Property as described in Exhibit A. In the event of any conflict between the provisions of Exhibit A and said address, Exhibit A shall control.

GRANTOR FURTHER COVENANTS AND AGREES AS FOLLOWS:

1.       Representations of Grantor. Grantor hereby represents and warrants to Beneficiary and Trustee as follows:

(a)       Grantor has good, right and lawful authority to mortgage the Mortgaged Property in the manner and form herein provided; this Mortgage is and shall remain a valid and enforceable lien on the Mortgaged Property subject only to the Permitted Encumbrances. Subject expressly to the accuracy of the representations and warranties of the Sellers and Members (each as defined in the Agreement) set forth in Articles IV to IX of the Agreement, Grantor and its successors and assigns shall defend the same and the priority of this lien forever against the lawful claims and demands of all persons whomsoever, and this covenant shall not be extinguished by any foreclosure hereof but shall run with the Land.

(b)       Grantor has and shall maintain title to the collateral for the Indebtedness, including any additions or replacements thereto, free of all security interests, liens and encumbrances, other than the security interest hereunder, except for the Prior Mortgage expressly contemplated by and permitted under the Agreement.

2.       Grantor’s Covenants.

(a)       Payment of Debt. Grantor shall, prior to the expiration of any grace period: (i) pay the Debt when due, and (ii) duly and punctually perform and observe all of the covenants and conditions to be performed or observed by Grantor as provided in the Notes and this Mortgage.

Exhibit I-6

(b)       Repair/Maintenance. Subject expressly to the accuracy of the representations and warranties of the Sellers and Members (each as defined in the Agreement) set forth in Articles IV to IX of the Agreement, Grantor shall (i) promptly repair, restore, replace or rebuild any portion of the Mortgaged Property which may be damaged or destroyed whether or not Insurance Proceeds (as hereinafter defined) are available or sufficient for that purpose; (ii) keep the Mortgaged Property in good condition and repair and free from waste; (iii) pay all operating costs and expenses of the Mortgaged Property when due; (iv) comply with all legal requirements applicable to all or any portion of the Mortgaged Property, or the use and occupancy, thereof (subject to the right of Grantor to contest the enforceability or applicability of any such legal requirements in good faith, diligently and at Grantor’s expense by appropriate proceedings which shall not subject Grantor, Trustee or Beneficiary to any risk of civil or criminal liability and which shall operate during the pendency thereof to prevent the imposition or foreclosure of any lien upon, or any interference with the availability, use or occupancy of, the Mortgaged Property or any part thereof), and observe and comply with any conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including without limitation zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions that are applicable to all or any portion of the Mortgaged Property or the use and occupancy thereof; (v) refrain from any action, and correct any condition known to Grantor, which would materially increase the risk of fire or other hazard to the Mortgaged Property or any portion thereof; and (vi) cause the Mortgaged Property to be managed in a competent and professional manner.

(c)       Alteration of Mortgaged Property. Without the prior written consent of Beneficiary, Grantor shall not cause, suffer or permit (i) any material alteration of the Mortgaged Property, except as required by any applicable legal requirement or as otherwise contemplated by the Agreement; (ii) any change in the zoning classification or intended use or occupancy of the Mortgaged Property, including without limitation any change which would increase any fire or other hazard; (iii) any change in the identity or ownership of Grantor or the person or entity responsible for managing the Mortgaged Property; or (iv) any modification of the licenses, permits, privileges, franchises, covenants, conditions or declarations of use applicable to the Mortgaged Property, except as required to operate the Mortgaged Property in the manner required hereunder.

(d)       Compliance with Laws. Subject expressly to the accuracy of the representations and warranties of the Sellers and Members (each as defined in the Agreement) set forth in Articles IV to IX of the Agreement, Grantor shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental authority or court applicable to Grantor or to the Mortgaged Property or any part thereof.

3.       Liens, Contest and Defense of Title.

(a)       Grantor shall not create or suffer or permit any lien, charge or encumbrance to attach to or be filed against the Mortgaged Property or any part thereof, or interest thereon, or any other rights and properties conveyed, mortgaged, transferred and granted hereunder (except for Permitted Encumbrances), whether such lien, charge or encumbrance is on a parity, inferior or superior to the lien of this Mortgage, including liens for labor or materials with respect to the Mortgaged Property (collectively, the “Mechanic’s Liens”), except for the Prior Mortgage expressly contemplated by and permitted under the Agreement.

(b)       Notwithstanding paragraph (a) of this Section 3, Grantor may, at Grantor’s expense, in good faith and with reasonable diligence contest the validity or amount of any Mechanic’s Liens and defer payment and discharge thereof during the pendency of such contest, provided that: (i) such contest shall prevent the sale or forfeiture of the Mortgaged Property, or any part thereof or any interest therein, to satisfy such Mechanic’s Liens and shall not result in a forfeiture or impairment of the lien of this Mortgage; and (ii) within thirty (30) days after Grantor has been notified of the filing of any such Mechanic’s Liens, Grantor shall have notified Beneficiary in writing of Grantor’s intention to contest such Mechanic’s Liens.

Exhibit I-7

(c)       If the lien and security interest of the Trustee on behalf of Beneficiary in or to the Mortgaged Property, or any part thereof, shall be endangered or shall be attacked, directly or indirectly, Grantor shall immediately notify Beneficiary and shall appear in and defend any action or proceeding purporting to affect the Mortgaged Property, or any part thereof, and shall file and prosecute such proceedings and take all actions necessary to preserve and protect such title, lien and security interest in and to the Mortgaged Property.

4.       Payment and Contest of Taxes.

(a)       Grantor shall pay or cause to be paid when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever levied or assessed against the Mortgaged Property, or any part thereof, or any interest therein, or any income or revenue therefrom, or any obligation or instrument secured hereby, and all installments thereof (collectively, the “Taxes”), on or before the date such Taxes are due, and Grantor shall discharge any claim or lien relating to Taxes upon the Mortgaged Property. Grantor shall provide Beneficiary with copies of paid receipts for Taxes, if requested by Beneficiary, within thirty (30) days after being requested to do so by Beneficiary.

(b)       Notwithstanding paragraph (a) of this Section 4, Grantor may, in good faith and with reasonable diligence, contest or cause to be contested the validity or amount of any such Taxes, provided that: (i) no Event of Default has occurred; (ii) such proceeding shall stay the collection of the applicable Taxes from Grantor and from the Mortgaged Property or Grantor shall have paid all of the applicable Taxes under protest, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder, and (iv) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost so long as the contest is being pursued.

5.       Change in Tax Laws. If, by the laws of the United States of America, or of any state or municipality having jurisdiction over Beneficiary, Grantor or the Mortgaged Property, any tax is imposed or becomes due in respect of the Notes or this Mortgage (excluding income, excise or franchise taxes imposed upon Beneficiary), or any liens on the Mortgaged Property created thereby, then Grantor shall pay such tax in the manner required by such law.

6.       Insurance Coverage. Grantor shall insure the Mortgaged Property against loss or damage by fire and such other risks as are customarily insured against by reasonably prudent owners of similarly situated Mortgaged Property. Grantor shall carry public liability insurance and flood insurance as required by applicable law. Grantor shall maintain all required insurance at Grantor's expense, under policies issued by companies and in form and substance satisfactory to Beneficiary in Beneficiary’s commercially reasonably discretion. Beneficiary, by reason of accepting, rejecting, approving or obtaining insurance, shall not incur any liability for: (a) the existence, nonexistence, form or legal sufficiency thereof; (b) the solvency of any insurer; or (c) the payment of losses. All policies and certificates of insurance shall name Beneficiary as loss payee and Grantor shall endeavor to obtain an endorsement to any such policies that provides that the insurance cannot be terminated as to Beneficiary except upon a minimum of ten (10) days’ prior written notice to Beneficiary. Immediately upon any request by Beneficiary, Grantor shall deliver to Beneficiary the original of all such policies or certificates, with receipts evidencing annual prepayment of the premiums.

Exhibit I-8

7.       Beneficiary’s Performance of Grantor’s Obligations.

(a)       Upon the occurrence of an Event of Default hereunder, Beneficiary may, but without any obligation to do so, upon simultaneous notice to Grantor, make any payment or perform any act which Grantor is required to make or perform hereunder or under any other Loan Document (whether or not Grantor is personally liable therefor) in any form and lawful manner deemed expedient to Beneficiary, including without limitation, the right to enter into possession of the Mortgaged Property, or any portion thereof, and to take any action (including without limitation the release of any information regarding the Mortgaged Property, Grantor and the obligations secured hereby) which Beneficiary deems necessary or desirable in connection therewith, all at the sole cost and expense of Grantor. Beneficiary, in addition to any rights or powers granted or conferred hereunder but without any obligation to do so, may complete construction of, rent, operate, and manage the Mortgaged Property, or any part thereof, including payment of management fees and other operating costs and expenses, of every kind and nature in connection therewith, so that the Mortgaged Property shall be operational and usable for their intended purposes. All monies paid, and all reasonable expenses paid or incurred in connection therewith, including but not limited to reasonable costs of surveys, evidence of title, court costs and attorneys’ fees and expenses and other monies advanced by Beneficiary to protect the Mortgaged Property and the lien hereof, to complete construction of, rent, operate and manage the Mortgaged Property or to pay any such operating costs and expenses thereof or to keep the Mortgaged Property operational and usable for their intended purposes shall be so much additional Debt, and shall become immediately due and payable on demand, and with interest thereon at the Default Rate.

(b)       Beneficiary, in making any payment, may do so according to any written bill, notice, statement or estimate, without inquiry into the amount, validity or enforceability thereof.

(c)       Nothing contained herein shall be construed to require Beneficiary to advance or expend monies for any purpose mentioned herein, or for any other purposes.

8.       Security Agreement.

(a)       Grant of Security Interest. Grantor hereby grants to Beneficiary a security interest in the Personal Property to secure the Debt. This Mortgage constitutes a security agreement with respect to all Personal Property in which Beneficiary is granted a security interest hereunder, and Beneficiary shall have all of the rights and remedies of a secured party under the Code, as well as all other rights and remedies available at law or in equity.

Exhibit I-9

(b)       Perfection. Grantor hereby consents to any instrument that may be requested by Beneficiary to publish notice or protect, perfect, preserve, continue, extend, or maintain the security interest and lien, and the priority thereof, of this Mortgage or the interest of Beneficiary in the Mortgaged Property, including, without limitation, deeds of trust, security agreements, financing statements, continuation statements, and instruments of similar character, and Beneficiary shall pay or cause to be paid (i) all filing and recording taxes and fees incident to each such filing or recording, and (ii) all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments, and charges arising out of or in connection with the delivery of such instruments. Grantor hereby consents to, and hereby ratifies, the filing of any financing statements relating to the Indebtedness made prior to or after the date hereof. Grantor hereby authorizes Beneficiary to file with the appropriate filing office any such instruments. In addition, Grantor hereby authorizes Beneficiary to cause any financing statement or fixture filing to be filed or recorded without the necessity of obtaining the consent or signature of Grantor.

(c)       Place of Business. Grantor maintains its chief executive office as set forth as the address of Grantor in Section 25 below, and Grantor will notify Beneficiary in writing of any change in its place of business within five (5) days of such change.

(d)       Fixture Filing. This Mortgage is intended to be a financing statement within the purview of the Code and will be recorded as a “fixture filing” in accordance with the Code. The mailing address of Beneficiary and the address of Grantor from which information concerning the security interest may be obtained are set forth herein. Grantor represents and warrants that Grantor’s exact legal name is as set forth in the introductory paragraph of this Mortgage, that Grantor was organized in the State of Delaware and covenants that Grantor will immediately notify Beneficiary in writing of any change in its name or state of organization.

(e)       Representations and Warranties. Subject expressly to the accuracy of the representations and warranties of the Sellers and Members (each as defined in the Agreement) set forth in Articles IV to IX of the Agreement, Grantor represents and warrants that: (i) Grantor is the record owner of the Mortgaged Property; (ii) Grantor’s chief executive office is located in the State of Minnesota, (iii) Grantor’s state of organization is the State of Delaware; (iv) Grantor’s exact legal name is as set forth on Page 1 of this Mortgage; (v) Grantor’s organizational identification number is 5131647; (vi) Grantor is the owner of the Personal Property subject to no liens, charges or encumbrances other than (A) the security interest granted by Grantor to Danny R. Cuzick pursuant to that certain Security Agreement dated January [__], 2017 (the “Prior Security Interest”), (B) the lien hereof, and (c) the Permitted Encumbrances, (vii) the Personal Property will not be removed from the Mortgaged Property without the consent of Beneficiary except in the ordinary course of business, and (viii) to the best of Grantor’s knowledge no financing statement covering any of the Personal Property or any proceeds thereof is on file in any public office except for (A) the Prior Security Agreement and (B) pursuant hereto. Notwithstanding anything to the contrary contained herein or in any other Loan Document, to the extent it is determined that (Y) Grantor has made a misrepresentation of a matter contained in this Mortgage, and (Z) one or more of Beneficiary, EAF or EVO (each of EAF and EVO as defined in the Agreement) has made a misrepresentation relating to the same matter in the Agreement in favor of Minn Shares, then any such misrepresentation by the Grantor herein shall not be deemed a Default or Event of Default hereunder. For purposes of clarification, the language of Grantor’s representation in this Mortgage does not need to match the language in the representation in the Agreement on a word-for-word basis in order for the two representations to be deemed to relate to the same matter.

Exhibit I-10

9.       Restrictions on Transfer. For the purpose of protecting Beneficiary’s security, and keeping the Mortgaged Property free from subordinate financing liens, Grantor agrees that it, the members of Grantor, and the members, partners or stockholders of any entity directly controlling Grantor, will not:

(a)       sell, assign, transfer, hypothecate, grant a security interest in or convey title to (i) the Mortgaged Property or any part thereof, (ii) any membership interest in Grantor, or (iii) any membership interest, partnership interest or stock in any entity directly or indirectly controlling Grantor;

(b)       except for the Prior Mortgage and the Prior Security Interest, obtain any financing all or a part of which will be secured by (i) the Mortgaged Property, or (ii) any membership interest in Grantor, or (iii) any membership interest, partnership interest or stock in any entity directly or indirectly controlling Grantor; or

(c)       convert Grantor from one type of legal entity into another type of legal entity, without, in each instance, Beneficiary’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any violation of this Section 9 shall be deemed a “Prohibited Transfer.”

10.       Events of Default. Any one or more of the following events shall constitute an “Event of Default” under this Mortgage:

(a)       If Grantor shall, fail (i) to make any payment of principal or interest under the Notes when due, or (ii) to make any other payment under the Loan Documents within five (5) days of the date when due or, if no date is stated, five (5) days after demand (or such shorter period as may be expressly provided for herein or therein); or

(b)       If a Prohibited Transfer shall occur; or

(c)       Grantor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Grantor contained in this Mortgage and not specifically referred to elsewhere in this Section 10; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Mortgaged Property, and the priority, validity and enforceability of the liens created by this Mortgage or any of the other Loan Documents and the value of the Mortgaged Property are not impaired, threatened or jeopardized, then Grantor shall have a period (“Cure Period”) of thirty (30) days after Grantor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided, however, such period shall be limited to ten (10) days if such failure can be cured by the payment of money), provided further that if Grantor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for sixty (60) additional days, but in no event shall the Cure Period be longer than ninety (90) days in the aggregate ; or

Exhibit I-11

11.       Remedies. Upon the occurrence of an Event of Default (regardless of the pendency of any proceeding which has or might have the effect of preventing Grantor from complying with the terms of this instrument), and in addition to such other rights as may be available under any other Loan Document or under applicable law, but subject at all times to any mandatory legal requirements:

(a)       Right to Accelerate. Time and the exact performance of Grantor’s obligations under the Loan Documents are material and of the essence hereof. Following the occurrence of any one or more Events of Default, Beneficiary, at its sole option, and without further notice of default, notice of acceleration or intention to accelerate, demand for payment or presentment, protest, notice of protest, notice of nonpayment or dishonor or any other notices or demands of any kind or character, each of which are hereby waived, to the maximum extent permitted by law, shall have the right to declare the Debt or any part thereof immediately due and payable or may, at its option and without notice or demand to Grantor, take immediate possession of the Mortgaged Property, with or without appointment of a receiver or application therefor (to the extent permitted by applicable law), and let the same either in its own name or in the name of Grantor, and receive the rents, issues, and profits thereof and apply the same, after payment of all necessary charges and expenses including commissions for collection or management services, to the Debt. Said rents, issues and profits are hereby presently and absolutely assigned to Beneficiary and Grantor hereby irrevocably appoints Beneficiary its true and lawful attorney-in-fact, which power of attorney is deemed coupled with an interest, upon the occurrence of an Event of Default to manage the Mortgaged Property and collect the rents, with full power to bring suit for collection of said rents and to do and perform all and every act necessary to be done, provided, however, that this power of attorney and assignment of rents shall not be construed as an obligation upon Beneficiary to make any repairs upon the Mortgaged Property or to act as attorney-in-fact, and neither Beneficiary nor Beneficiary’s agents shall be liable for negligence in the event of its management or possession of the Mortgaged Property. Without taking possession of the Mortgaged Property, Beneficiary may, in the event the Mortgaged Property become vacant or are abandoned, take such steps as it deems appropriate to protect and secure the Mortgaged Property (including hiring watchmen therefor) and all costs incurred in so doing shall constitute so much additional Debt payable upon demand with interest thereon at the Default Rate. The powers, rights and remedies granted in this paragraph shall be in addition to the powers, rights and remedies afforded an “Assignee” under and as defined in Chapter 64 of the Texas Property Code, and Grantor hereby expressly acknowledges and agrees that Beneficiary shall have all powers, rights and remedies afforded an “Assignee” under Chapter 64 of the Texas Property Code.

Following the occurrence of an Event of Default hereunder Beneficiary shall, at its option and without notice or demand, be entitled to enter upon the Mortgaged Property to take immediate possession of the Mortgaged Property. Upon request, Grantor shall assemble and make the Personal Property available to Beneficiary at a place designated by Beneficiary which is reasonably convenient to both parties. Beneficiary may sell all or any portion of the Personal Property at public or private sale in accordance with the Code or in accordance with the foreclosure advertisement and sale provisions under this Mortgage. Grantor agrees that a commercially reasonable manner of disposition of the Personal Property upon the occurrence of an Event of Default shall include, without limitation and at the option of Beneficiary, the sale of the Personal Property, in whole or in part, concurrently with a foreclosure sale of the Mortgaged Property in accordance with the provisions of this Mortgage. In the event Beneficiary shall dispose of any or all of the Personal Property after the occurrence of an Event of Default, the proceeds of disposition shall be applied in the following order, subject to applicable law: (a) to the expenses of retaking, holding, preparing for sale, selling, and the like; (b) to the attorneys’ fees and legal expenses incurred by Beneficiary; (c) to the satisfaction of the Debt; and (d) the balance, if any to subordinate lien holders and Grantor as their interests may appear. Grantor hereby waives, to the maximum extent permitted by law, any right of redeeming the Personal Property.

Exhibit I-12

(b)       Texas Business and Commercial Code. Beneficiary shall, with respect to the Personal Property, have all the rights, options and remedies of a secured party under the Code, including without limitation, the right to the possession of any such property or any part thereof, and the right to enter with legal process any premises where any such property may be found. Any requirement of said Code for reasonable notification shall be met by mailing written notice to Grantor at its address set forth in Section 25 hereof at least ten (10) days prior to the sale or other event for which such notice is required. Any such sale may be held as part of and in conjunction with any foreclosure sale of the other properties and rights constituting the Mortgaged Property in order that the Mortgaged Property, including the Personal Property, may be sold as a single parcel if Beneficiary elects. Grantor hereby agrees that if Beneficiary demands or attempts to take possession of the Personal Property or any portion thereof in exercise of its rights and remedies hereunder, Grantor will promptly turn over and deliver possession thereof to Beneficiary, and Grantor authorizes, to the extent Grantor may now or hereafter lawfully grant such authority, Beneficiary, its employees and agents, and potential bidders or purchasers to enter upon the Mortgaged Property or any other office, building or property where the Personal Property or any portion thereof may at the time be located (or believed to be located) and Beneficiary may (i) remove the same therefrom or render the same inoperable (with or without removal from such location); (ii) repair, operate, use or manage the Personal Property or any portion thereof; (iii) maintain, repair or store the Personal Property or any portion thereof; (iv) view, inspect and prepare the Personal Property or any portion thereof for sale, lease or disposition; (v) sell, lease, dispose of or consume the same or bid thereon; or (vi) incorporate the Personal Property or any portion thereof into the Land or the Improvements or Fixtures and sell, convey or transfer the same. The expenses of retaking, selling and otherwise disposing of the Personal Property, including reasonable attorneys’ fees and legal expenses incurred in connection therewith, shall constitute so much additional Debt and shall be payable upon demand with interest at the Default Rate.

(c)       Foreclosure. Following an Event of Default hereunder, then the Debt then remaining unpaid shall, at the option of Beneficiary, become immediately due and payable regardless of maturity, without notice or demand other than any applicable cure period and notice requirements otherwise stated herein or in the Notes and this Mortgage shall remain in force, and the Trustee shall, after receiving notice of the election and demand for sale from Beneficiary, proceed to sell the Mortgaged Property as one parcel in its entirety or any part thereof, either in mass or in parcels, at the absolute discretion of the Trustee . Any such sale (including notice thereof) shall comply with the applicable requirements, at the time of the sale, of Section 51.002 of the Texas Property Code or, if and to the extent such statute is not then in force, with the applicable requirements, at the time of the sale, of the successor statute or statutes, if any, governing sales of Texas real property under powers of sale conferred by deeds of trust. If there is no statute in force at the time of the sale governing sales of Texas real property under powers of sale conferred by deeds of trust, such sale shall comply with applicable law, at the time of the sale, governing sales of Texas real property under powers of sale conferred by deeds of trust.

Exhibit I-13

At any time during the bidding, the Trustee may require a bidding party (A) to disclose its full name, state and city of residence, occupation, and specific business office location, and the name and address of the principal the bidding party is representing (if applicable), and (B) to demonstrate reasonable evidence of the bidding party's financial ability (or, if applicable, the financial ability of the principal of such bidding party), as a condition to the bidding party submitting bids at the foreclosure sale. If any such bidding party (the “Questioned Bidder”) declines to comply with the Trustee's requirement in this regard, or if such Questioned Bidder does respond but the Trustee, in Trustee's sole and absolute discretion, deems the information or the evidence of the financial ability of the Questioned Bidder (or, if applicable, the principal of such bidding party) to be inadequate, then the Trustee may continue the bidding with reservation; and in such event (1) the Trustee shall be authorized to caution the Questioned Bidder concerning the legal obligations to be incurred in submitting bids, and (2) if the Questioned Bidder is not the highest bidder at the sale, or if having been the highest bidder the Questioned Bidder fails to deliver the cash purchase price payment promptly to the Trustee, all bids by the Questioned Bidder shall be null and void. The Trustee may, in Trustee's sole and absolute discretion, determine that a credit bid may be in the best interest of Grantor and Beneficiary, and elect to sell the Mortgaged Property for credit or for a combination of cash and credit; provided, however, that the Trustee shall have no obligation to accept any bid except an all cash bid. In the event the Trustee requires a cash bid and cash is not delivered within a reasonable time after conclusion of the bidding process, as specified by the Trustee, but in no event later than 3:45 p.m. local time on the day of sale, then said contingent sale shall be null and void, the bidding process may be recommenced, and any subsequent bids or sale shall be made as if no prior bids were made or accepted.

In addition to the rights and powers of sale granted under the preceding provisions of this subsection, if default is made in the payment of any installment of the Debt, Beneficiary may, at Beneficiary 's option, at once or at any time thereafter while any matured installment remains unpaid, without declaring the entire Debt to be due and payable, orally or in writing direct Trustee to enforce this trust and to sell the Mortgaged Property subject to such unmatured Debt and to the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of such unmatured Debt, in the same manner, all as provided in the preceding provisions of this subsection. Sales made without maturing the Debt may be made hereunder whenever there is a default in the payment of any installment of the Debt, without exhausting the power of sale granted hereby, and without affecting in any way the power of sale granted under this subsection, the unmatured balance of the Debt or the rights, powers, liens, security interests, and assignments securing or providing recourse for payment of the Debt.

At least twenty-one (21) days preceding the date of the sale, Beneficiary or Trustee must: (i) post written notice of the time, place and terms of the sale (including the earliest time that the sale will occur) at the courthouse door (or other area in the courthouse designated for such public notices) in each county in which any portion of the Mortgaged Property is located; (ii) file a copy of the notice in the office of the county clerk in each county in which any portion of the Mortgaged Property is located; and (iii) serve Grantor and each debtor obligated to pay all or any portion of the Debt according to the records of Beneficiary with written notice of the proposed sale by certified mail. Service of the notice is complete upon deposit of the notice, enclosed in a postpaid certified mail wrapper, properly addressed to Grantor and each such debtor at the most recent address shown by the records of Beneficiary, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed is prima facie evidence of the fact of service.

Exhibit I-14

Sale of a part of the Mortgaged Property shall not exhaust the power of sale, but sales may be made from time to time until the Debt is paid and the Debt are performed and discharged in full. It is intended by each of the foregoing provisions of this subsection that Trustee may, after any request or direction by Beneficiary, sell not only the Land and the Improvements, but also the fixtures and personalty and other interests constituting a part of the Mortgaged Property or any part thereof, along with the Land and the Improvements or any part thereof, as a unit and as a part of a single sale, or may sell at any time or from time to time any part or parts of the Mortgaged Property separately from the remainder of the Mortgaged Property. It shall not be necessary to have present or to exhibit at any sale any of the Mortgaged Property.

Following receipt of the purchase price, Trustee will execute and deliver to the purchaser or purchasers at the sale good and sufficient conveyances, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title. The recitals in said conveyances of any matters or facts shall be conclusive proof of the truthfulness thereof. The conveyances will be executed on behalf of, and will be binding upon, Grantor.

Beneficiary may bid and become purchaser at any sale under this Mortgage and may offset or credit bid any or all of the Debt against the purchase price therefore. Beneficiary may also bid and become purchaser at any sale under Section 363 of the Bankruptcy Code and may offset or credit bid any or all of the Debt against the purchase price therefore. Any sale of the Mortgaged Property under this Mortgage shall, without further notice, create the relation of landlord and tenant at sufferance between the purchaser and Grantor or any person holding possession of the Mortgaged Property through Grantor, and upon failure of Grantor or such person to surrender possession thereof immediately, Grantor or such person may be removed by a writ of possession of the purchaser in any court having jurisdiction and venue.

Beneficiary shall have the right to become the purchaser at any sale held by any Trustee or by any receiver or public officer, and any Beneficiary purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Debt owing to Beneficiary.

The Trustee may sell and convey the Mortgaged Property under the power aforesaid, although the Trustee has been, may now be or may hereafter be attorney or agent of Beneficiary in respect to the Debt or any part thereof or this Mortgage or in respect to any matter of business whatsoever.

Exhibit I-15

Except to the extent contrary to law, Grantor waives and releases the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any exemption, under and by virtue of any statute of the State of Texas, and (iii) the benefit of all laws that may be now existing or hereafter enacted in any way extending the time for the enforcement and collection of the Debt or creating or extending a period of redemption from any sale made in collecting the Debt. To the extent permitted by law, Grantor hereby waives and releases all rights of redemption, appraisement, stay of execution, notice of intention to mature or declare due the whole of the secured indebtedness, notice of election to mature or declare due the whole of the secured indebtedness and all rights to a marshaling of the assets of Grantor, including the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the liens and security interests hereby created. Grantor shall not have or assert any right under any statute or rule of law pertaining to the marshaling of assets, sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents or other matters whatever to defeat, reduce or affect the right of Beneficiary under the terms of this Mortgage to a sale of the Mortgaged Property for the collection of the Debt without any prior or different resort for collection, or the right of Beneficiary under the terms of this Mortgage to the payment of such indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other claimant whatever. If any law referred to in this Section 11 and now in force, of which Grantor or Grantor’s heirs, devisees, representatives, successors and assigns and such other persons claiming any interest in the Mortgaged Property might take advantage despite this Section 11, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section 11.

In any action or proceeding to foreclose this Mortgage, Beneficiary shall be at liberty to apply, without notice, for the appointment of a receiver for the rents and profits of the Mortgaged Property in accordance with all applicable laws.

(d)       Payment After Publication of Notice of Sale. If the Debt is paid after the beginning of publication of notice of sale, as herein provided, then Grantor shall pay on demand all expenses incurred by Beneficiary and the Trustee in connection with said publication, including fees to the attorneys for the Trustee and for Beneficiary, and a reasonable fee to the Trustee, and this Mortgage shall be security for all such expenses and fees.

(e)       Appointment of Receiver. Beneficiary shall, as a matter of right, without notice and without giving bond to Grantor or anyone claiming by, under or through it, and without regard to the solvency or insolvency of Grantor or the then value of the Mortgaged Property, be entitled to (1) apply to a court having jurisdiction thereof for the appointment of a receiver by ex parte application for the Mortgaged Property and the Rents and/or Grantor, with such power as the court making such appointment shall confer and said right to have a receiver appointed shall be without reference to the adequacy of the value of the Mortgaged Property or to the solvency or insolvency of Grantor or any party defendant to the suit. Any such receiver may, to the extent permitted under applicable law, without notice, enter upon and take possession of the Mortgaged Property or any part thereof by summary proceedings, ejectment or otherwise, and may remove Grantor or other persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, Rents, issues and proceeds accruing with respect thereto or any part thereof, whether during the pendency of any foreclosure or until any right of redemption shall expire or otherwise.

(f)       Indemnity. SUBJECT EXPRESSLY TO THE ACCURACY OF THE REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND MEMBERS (EACH AS DEFINED IN THE AGREEMENT) SET FORTH IN ARTICLES IV TO IX OF THE AGREEMENT, GRANTOR HEREBY AGREES TO INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS BENEFICIARY AND BENEFICIARY’S HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS, ASSIGNS, EMPLOYEES AND AGENTS FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS AND OBLIGATIONS WHICH MAY BE INCURRED, ASSERTED OR IMPOSED UPON THEM OR ANY OF THEM AS A RESULT OF OR IN CONNECTION WITH ANY USE, OPERATION, OR LEASE OF ANY OF THE MORTGAGED PROPERTY, OR ANY PART THEREOF, OR AS A RESULT OF BENEFICIARY SEEKING TO OBTAIN PERFORMANCE OF ANY OF THE OBLIGATIONS DUE WITH RESPECT TO THE MORTGAGED PROPERTY; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY SHALL NOT EXTEND TO SUCH LIABILITIES, CLAIMS OR OBLIGATIONS AS RESULT FROM THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF BENEFICIARY, ITS EMPLOYEES, OFFICERS OR AGENTS.

Exhibit I-16

(g)       Waiver of Deficiency Statute. Notwithstanding anything herein to the contrary, Beneficiary expressly waives any right to pursue a deficiency judgment against Grantor following any foreclosure of the security interests granted herein.

12.       Costs of Enforcement. Grantor agrees, to the extent permitted by law, to pay all costs and expenses incurred by Beneficiary in connection with the collection and enforcement of the Notes or any other instrument now or hereafter evidencing, securing, or related to the Debt, any action to sustain the lien of the Mortgage or its priority or the foreclosure of this Mortgage, including, but not limited to, the cost of procuring evidence of title, expenses, and attorneys’ fees which sums, together with interest thereon at a rate per annum equal to the lesser of (a) the highest rate permitted by applicable law, or (b) the Default Rate (or if the Notes is not then outstanding then at the post maturity interest rate of the most recent notes secured by this Mortgage). All such sums and interest thereon shall be secured hereby, whether or not action or foreclosure proceedings are commenced or continued to judgment.

13.       Protective Advances.

(a)       Advances, disbursements and expenditures made by Beneficiary or Trustee for the following purposes, whether before and during a foreclosure, and at any time prior to sale, and, where applicable, after sale, and during the pendency of any related proceedings, for the following purposes, shall, in addition to those otherwise authorized by this Mortgage, constitute “Protective Advances”:

(i)       all advances by Beneficiary in accordance with the terms of this Mortgage to: (A) preserve or maintain, repair, restore or rebuild the improvements upon the Mortgaged Property; (B) preserve the lien of this Mortgage or the priority thereof; or (C) enforce this Mortgage;

(ii)       payments by Beneficiary of: (A) when due, installments of principal, interest or other obligations in accordance with the terms of any prior lien or encumbrance; (B) when due, installments of Taxes and assessments, general and special and all other Taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the mortgaged real estate or any part thereof; (C) other obligations authorized by this Mortgage; or (D) any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title to the Mortgaged Property;

Exhibit I-17

(iii)       advances by Beneficiary in settlement or compromise of any claims asserted by claimants under any prior liens;

(iv)       reasonable attorneys’ fees and other costs incurred: (A) in connection with the foreclosure of this Mortgage; (B) in connection with any action, suit or proceeding brought by or against Beneficiary for the enforcement of this Mortgage or arising from the interest of Beneficiary hereunder or under any of the other Loan Documents; or (C) in the preparation for the commencement or defense of any such foreclosure or other action;

(v)       advances of any amount required to make up a deficiency in deposits for installments of Taxes and assessments and insurance Premiums as may be authorized by this Mortgage;

(vi)      expenses incurred and expenditures made by Beneficiary for any one or more of the following: (A) Premiums for casualty and liability insurance paid by Beneficiary when Beneficiary or a receiver is in possession; (B) repair or Restoration of damage or destruction in excess of available Insurance Proceeds or condemnation awards; (C) payments required or deemed by Beneficiary to be for the benefit of the Mortgaged Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Mortgaged Property; (D) shared or common expense assessments payable to any association or corporation in which the owner of the mortgaged real estate is a member in any way affecting the Mortgaged Property; (E) pursuant to any lease or other agreement for occupancy of the mortgaged real estate.

(b)       All Protective Advances shall be so much additional Debt, and shall become immediately due and payable without notice and with interest thereon from the date of the advance until paid at the Default Rate.

(c)       This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded.

(d)       All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the Texas Property Code, apply to and be included in the:

(i)       determination of the amount of Debt at any time;

(ii)      determination of amounts deductible from sale proceeds;

(iii)     application of income in the hands of any receiver or mortgagee in possession; and

(iv)     computation of any deficiency judgment.

Exhibit I-18

14.       Maximum Interest. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on the Notes or the Debt (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under applicable state law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Beneficiary’s exercise of the option to accelerate the maturity of the Notes and/or the Debt, or (iii) Grantor will have paid or Beneficiary will have received by reason of any voluntary prepayment by Grantor of the Notes and/or the Debt, then it is Grantor’s and Beneficiary’s express intent that all amounts charged in excess of the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with applicable laws (the “Maximum Lawful Rate”) automatically shall be canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Beneficiary shall be credited on the principal balance of the Notes and/or the Debt (or, if the Notes and all Debt have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes has been paid in full before the end of the stated term of the Notes, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Notes and/or any Debt then owing by Grantor to Beneficiary. Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Beneficiary, Grantor will provide written notice to Beneficiary, advising Beneficiary in reasonable detail of the nature and amount of the violation, and Beneficiary shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Notes and/or the Debt then owing by Grantor to Beneficiary. All sums contracted for, charged or received by Beneficiary for the use, forbearance or detention of any debt evidenced by the Notes and/or the Debt shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Debt (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Notes and/or the Debt does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Notes and/or the Debt for so long as debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. To the extent that either Chapter 303 or 306, or both, of the Texas Finance Code apply in determining the Maximum Lawful Rate, Beneficiary hereby elects to determine the applicable rate ceiling by using the weekly ceiling from time to time in effect, subject to Beneficiary's right subsequently to change such method in accordance with applicable law, as the same may be amended or modified from time to time.

Exhibit I-19

15.       Rights Cumulative.

(a)       Each right, power and remedy herein conferred upon Beneficiary and the Trustee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter provided by law or in equity, and each and every right, power, and remedy herein set forth or otherwise so existing may be exercised from time to time concurrently or independently and as often and in such order as may be deemed expedient by Beneficiary.

(b)       By accepting payment of any sums secured by this Mortgage after the due date thereof, by accepting performance of any of Grantor’s obligations hereunder after such performance is due, or by making any payment or performing any act on behalf of Grantor which Grantor was obligated but failed to perform or pay, Beneficiary shall not waive, nor be deemed to have waived, its rights to require payment when due of all sums secured hereby and the due, punctual and complete performance of Grantor’s obligations under this Mortgage, the Notes, and all other Loan Documents. No waiver or modification of any of the terms of this Mortgage shall be binding on Beneficiary unless set forth in writing signed by Beneficiary and any such waiver by Beneficiary of any Event of Default by Grantor under this Mortgage shall not constitute a waiver of any other Event of Default under the same or any other provision hereof. If Beneficiary holds any additional security for any of the obligations secured hereby, it may pursue its rights or remedies with respect to such security at its option either before, contemporaneously with, or after a sale of the Mortgaged Property or any portion thereof.

(c)       No act or omission by Beneficiary shall release, discharge, modify, change or otherwise affect the liability of Grantor under the Notes, this Mortgage, or any of the other Loan Documents, or any other obligation of Grantor, or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor, or preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or of any subsequent Event of Default, or alter the security interest or lien of this Mortgage or any of the other Loan Documents except as expressly provided in an instrument or instruments executed by Beneficiary. The exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy; and no delay or omission of Beneficiary in the exercise of any right, power or remedy accruing hereunder or under any of the other Loan Documents or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein. Except as otherwise specifically required herein, notice of the exercise of any right, remedy or power granted to Beneficiary by this Mortgage is not required to be given.

16.       Successors and Assigns; Assignment.

(a)       This Mortgage and each and every provision hereof shall be binding upon Grantor and its successors and assigns (including, without limitation, each and every record owner from time to time of the Mortgaged Property or any other person having an interest therein), and shall inure to the benefit of Beneficiary and its successors and assigns.

Exhibit I-20

(b)       All of the covenants of this Mortgage shall run with the Land and be binding on any and all successor owners of the Land. In the event that the ownership of the Mortgaged Property or any portion thereof becomes vested in a person or persons other than Grantor, Beneficiary may, without notice to Grantor, deal with such successor or successors in interest of Grantor with reference to this Mortgage and the Debt in the same manner as with Grantor without in any way releasing or discharging Grantor from its obligations hereunder. Grantor will give immediate written notice to Beneficiary of any conveyance, transfer or change of ownership of the Mortgaged Property, but nothing in this Section 16 shall vary or negate the provisions of Section 9 hereof.

(c)       The rights and obligations of Grantor under this Mortgage may not be assigned by Grantor, and any purported assignment by Grantor shall be null and void. Beneficiary shall have the right to sell, assign or transfer portions of its right, title and/or interest in and to this Mortgage and the other Loan Documents (including the sale of participation interests therein), without the consent or approval of Grantor, and Grantor agrees to cooperate in all respects with Beneficiary in connection therewith, including, without limitation, the execution of all documents and instruments reasonably requested by Beneficiary or such transferee provided that such documents and instruments do not materially adversely affect any of Grantor’s duties or obligations under this Mortgage and the other Loan Documents.

17.       Execution of Separate Security Agreements, Financing Statements, Etc.; Estoppel Letter; Corrective Documents.

(a)       Grantor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, conveyances, notes, mortgages, security agreements, financing statements and assurances as Beneficiary shall reasonably require for the better assuring, conveying, mortgaging, assigning and confirming unto Beneficiary all property mortgaged hereby or property intended so to be, whether now owned by Grantor or hereafter acquired. In addition and without limiting the foregoing, Grantor will assign to Beneficiary, upon request, as further security for the Debt, Grantor’s interest in all agreements, contracts, leases, licenses and permits affecting the Mortgaged Property, such assignments to be made by instruments reasonably satisfactory to Beneficiary, but no such assignment shall be construed as a consent by Beneficiary to any agreement, contract, license or permit or to impose upon Beneficiary any obligations with respect thereto.

(b)       Grantor and Beneficiary shall, at the request of the other, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in the execution or acknowledgment hereof or in any other instrument executed in connection herewith or in the execution or acknowledgment of such instrument and will execute and deliver any and all additional instruments as may be requested by Beneficiary or Grantor, as the case may be, to correct such defect, error or omission.

18.       Subrogation. If any part of the Debt is used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Mortgaged Property or any part thereof, then by advancing the monies to make such payment, Beneficiary shall be subrogated to the rights of the holder thereof in and to such other lien or encumbrance and any additional security held by such holder, and shall have the benefit of the priority of the same.

Exhibit I-21

19.       Governing Law. The validity, enforcement and interpretation of this Mortgage shall for all purposes be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of law principles, and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws.

20.       Business Loan. Grantor declares, represents, certifies and agrees that the proceeds of the Notes will be used solely for business purposes and is an exempt transaction under the Truth in Lending Act, 15 U.S.C. Sections 1601 et seq.

21.       No Violations. All rights, remedies and powers provided by this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law, and all the provisions of this Mortgage are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Mortgage invalid or unenforceable under the provisions of any applicable law.

22.       Assignment of Leases and Other Agreements Affecting the Mortgaged Property. In order to further secure payment of the Debt and the observance, performance and discharge of Grantor’s obligations under the Loan Documents, Grantor hereby assigns to Beneficiary all of Grantor’s right, title, interest and estate in, to and under all of the Leases and in and to all of the Rents and Profits (defined as all rents, income, issues and profits arising from any Leases, or other agreements affecting the use, enjoyment or occupancy of the Mortgaged Property now or hereafter made affecting the Mortgaged Property or any portion thereof). Unless and until an Event of Default occurs, Grantor shall be entitled to collect the Rents and Profits (except as otherwise provided in this Mortgage) as and when they become due and payable. Neither these assignments nor Beneficiary’s enforcement of the provisions of these assignments (including the receipt of the Rents) will operate to subordinate the lien of this Mortgage to any of the rights of any tenant of all or any part of the Mortgaged Property, or to subject Beneficiary to any liability to any such tenant for the performance of any obligations of Grantor under any such Lease unless and until Beneficiary agrees to such subordination or assumes such liability by an appropriate written instrument.

23.       Inspection of Mortgaged Property and Records. Holders Representative shall have the right to inspect the Mortgaged Property and all books, records and documents relating thereto at all reasonable times, after giving reasonable notice to Grantor, and access thereto, subject to the rights of tenants pursuant to Leases. Beneficiary shall use reasonable efforts to avoid disturbing business operations on the Mortgaged Property during such inspections. Grantor shall keep and maintain full and correct books and records showing in detail the income and expenses of the Mortgaged Property and permit Beneficiary or its agents to examine such books and records and all supporting vouchers and data at any time and from time to time on request at its offices at the address hereinafter identified or at such other location as may be mutually agreed upon.

Exhibit I-22

24.       Environmental Matters.

(a)       Subject expressly to the accuracy of the representations and warranties of the Sellers and Members (each as defined in the Agreement) set forth in Articles IV to IX of the Agreement, Grantor hereby agrees to defend, indemnify and hold harmless Beneficiary, its directors, officers, employees, agents, successors and assigns, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including without limitation, attorneys' fees and expenses) which Beneficiary may incur as a direct or indirect consequence of the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of Hazardous Materials in, on, under or about the Mortgaged Property occurring from and after the date of this Mortgage. Grantor shall pay to Beneficiary immediately upon demand any amounts owing under this indemnity, together with interest from the date of demand until paid in full at the highest rate of interest applicable to any portion of the Debt. GRANTOR'S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS BENEFICIARY SHALL SURVIVE THE CANCELLATION OF THE SECURED OBLIGATIONS AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THIS DEED OF TRUST.

(b)       Grantor shall immediately advise Beneficiary in writing upon Grantor's discovery of any occurrence or condition on the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property that does or could cause all or any part of the Mortgaged Property to be contaminated with any Hazardous Materials or otherwise be in violation of any Hazardous Materials Laws, or cause the Mortgaged Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws.

25.       Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person, (ii) one (1) business day after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) business days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth below in this Section 25 or as such party may from time to time designate by written notice to the other parties provided that service of a notice required by Tex. Property Code Section 51.002 shall be considered complete when the requirements of that statute are met. Either party by notice to the other in the manner provided herein may designate additional or different addresses for subsequent notices or communications:

To Beneficiary:	8285 West Lake Pleasant Parkway Peoria, Arizona 85382 Attention: Danny R. Cuzick

Exhibit I-23

With copy to:	Gust Rosenfeld, PLC One East Washington, Suite 1600 Phoenix, Arizona 85004 Attention: Michael H. Bate Facsimile: (602) 254-4878 Email: mhbate@gustlaw.com

To Grantor:	Environmental Alternative Fuels, LLC 315 Lake Street East, Suite 301 Wayzata, Minnesota 55391 Attention: John P. Yeros Email: jyeros@titanngv.com

With copy to:	Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, Minnesota 55402-1425 Attn: Frank Bennett Facsimile: (612) 492-7077 Email: fbennett@fredlaw.com

26.       Releases.

(a)       Upon payment in full of all sums due under the Notes and this Mortgage and the other of the Loan Documents, Beneficiary shall, upon the request of, and at the cost of, Grantor, execute a proper release of this Mortgage.

(b)       Beneficiary may, regardless of consideration, cause the release of any part of the Mortgaged Property from the lien of this Mortgage without in any manner affecting or impairing the lien or priority of this Mortgage as to the remainder of the Mortgaged Property not so released.

27.       Miscellaneous.

(a)       Time is of the Essence. Time is of the essence of this Mortgage.

(b)       Captions and Pronouns. The captions and headings of the various Sections of this Mortgage are for convenience only, and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.

(c)       Grantor Not a Joint Venturer or Partner. Grantor and Beneficiary acknowledge and agree that in no event shall Beneficiary be deemed to be a partner or joint venturer with Grantor. Without limitation of the foregoing, Beneficiary shall not be deemed to be such a partner or joint venturer on account of its becoming a mortgagee in possession or exercising any rights pursuant to this Mortgage or pursuant to any other instrument or document evidencing or securing any of the Debt, or otherwise.

Exhibit I-24

(d)       Replacement of the Notes. Upon notice to Grantor of the loss, theft, destruction or mutilation of the Notes, Grantor will execute and deliver, in lieu thereof, a replacement note, identical in form and substance to the Notes and dated as of the date of the Notes and upon such execution and delivery all references in any of the Loan Documents to the Notes shall be deemed to refer to such replacement note.

(e)       After Acquired Mortgaged Property. The lien hereof will automatically attach, without further act, to all after-acquired Mortgaged Property attached to and/or used in connection with or in the operation of the Mortgaged Property or any part thereof.

(f)       Severability. If any provision hereof should be held unenforceable or void, then such provision shall be deemed separable from the remaining provisions and shall in no way affect the validity of this Mortgage except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option declare the Debt immediately due and payable.

(g)       Interpretation of Agreement. Should any provision of this Mortgage require interpretation or construction in any judicial, administrative, or other proceeding or circumstance, it is agreed that the parties hereto intend that the court, administrative body, or other entity interpreting or construing the same shall not apply a presumption that the provisions hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of both parties hereto have fully participated in the preparation of all provisions of this Mortgage, including, without limitation, all Exhibits attached to this Mortgage.

(h)       Joint and Several Obligations; Counterparts. If this Mortgage is executed by more than one Grantor, (i) the obligations and liabilities of Grantor under this Mortgage shall be joint and several and shall be binding upon and enforceable against each Grantor and their respective successors and assigns, and (ii) this Mortgage may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Mortgage.

(i)       Effect of Extensions and Amendments. If the payment of the Debt, or any part thereof, be extended or varied, or if any part of the security or guaranties therefor be released, all persons now or at any time hereafter liable therefor, or interested in the Mortgaged Property shall be held to assent to such extension, variation or release, and their liability, and the lien, and all provisions hereof, shall continue in full force and effect; the right of recourse against all such persons being expressly reserved by Beneficiary, notwithstanding any such extension, variation or release.

(j)       Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting Beneficiary a mortgagee-in-possession in the absence of the actual taking of possession of the Mortgaged Property by Beneficiary pursuant to this Mortgage.

Exhibit I-25

(k)       No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Mortgaged Property, and if Beneficiary acquires any additional or other interest in or to the Mortgaged Property or the ownership thereof, then, unless a contrary intent is manifested by Beneficiary as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(l)       Complete Agreement. This Mortgage, the Notes and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Loan Documents may not be modified, altered or amended except by an agreement in writing signed by both Grantor and Beneficiary.

(m)       Vendor’s Lien. If all or any portion of the proceeds of the Debt or of any other secured indebtedness has been advanced for the purpose of paying the purchase price for all or a part of the Mortgaged Property, no vendor’s or purchase money lien is waived; and Beneficiary shall have, and is hereby granted, a vendor’s or purchase money lien on the Mortgaged Property as cumulative additional security for the secured indebtedness. Beneficiary may foreclose under this Deed of Trust or under the vendor’s or purchase money lien without waiving the other or may foreclose under both.

28.       JURISDICTION AND VENUE. GRANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY GRANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS MORTGAGE SHALL BE LITIGATED IN THE CIRCUIT COURT OF BEXAR COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS OR, IF BENEFICIARY INITIATES SUCH ACTION, ANY COURT IN WHICH BENEFICIARY SHALL INITIATE SUCH ACTION AND WHICH HAS JURISDICTION. GRANTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY BENEFICIARY IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GRANTOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS MORTGAGE. GRANTOR WAIVES ANY CLAIM THAT BEXAR COUNTY, TEXAS OR THE WESTERN DISTRICT OF TEXAS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. SHOULD GRANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, GRANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY BENEFICIARY AGAINST GRANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR GRANTOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY BENEFICIARY OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY BENEFICIARY OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND GRANTOR HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

Exhibit I-26

29.       Waiver of Jury Trial. GRANTOR AND BENEFICIARY HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG GRANTOR AND BENEFICIARY ARISING OUT OF OR IN ANY WAY RELATED TO THIS MORTGAGE, ANY OTHER LOAN DOCUMENT, OR ANY RELATIONSHIP BETWEEN GRANTOR AND BENEFICIARY.

30.       Additional Waivers. Grantor unconditionally and irrevocably waives any rights, defenses or remedies it may have under (1) Section 17.001 of the Texas Civil Practice and Remedies Code, Texas Rule of Civil Procedure 31, and Chapter 43 of the Texas Civil Practice and Remedies Code, entitled Principal and Surety, including notice, discharge, levy and subrogation.

31.       Statutory Notice-Insurance. In case of Grantor's failure to keep the Mortgaged Property properly insured as required herein, Beneficiary, after notice to Grantor, at its option may (but shall not be required to) acquire such insurance as required herein at Grantor's sole expense.

TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO: (I) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (II) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (III) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN PARAGRAPH (A) OR (B), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.

32.       Damages; Insurance and Condemnation Proceeds. (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Mortgaged Property; (ii) all other claims and awards for damages to or decrease in value of the Mortgaged Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Mortgaged Property; and (iv) all interest which may accrue on any of the foregoing, are all absolutely and irrevocably assigned to and shall be paid to Beneficiary. At the absolute discretion of Beneficiary, whether or not its security is or may be impaired, but subject to applicable law if any, and without regard to any requirement contained in any other Section hereof, Beneficiary may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Debt in any order, and release all or any part of the proceeds to Grantor upon any conditions Beneficiary may impose. Beneficiary may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Beneficiary; provided however, that in no event shall Beneficiary be responsible for any failure to collect any claim or award, regardless of the cause of the failure. At its sole option, Beneficiary may permit insurance or condemnation proceeds held by Beneficiary to be used for repair or restoration but may impose any conditions on such use as Beneficiary deems necessary.

Exhibit I-27

33.       Trustee.

(a)       Acceptance of Trust; Powers and Duties of Trustee. Trustee accepts this trust when this Mortgage is executed. Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts and the enforcement of the rights and remedies available under this Mortgage, and may obtain orders or decrees directing, confirming or approving acts in the execution of said trusts and the enforcement of said rights and remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, but not limited to, actions in which Grantor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Mortgage. Trustee shall not be obligated to perform any act required of it under this Mortgage unless the performance of the act is requested in writing and Trustee is reasonably indemnified against all losses, costs, liabilities and expenses in connection therewith.

(b)       Compensation; Exculpation; Indemnification. Grantor shall pay all Trustee's fees and reimburse Trustee for all expenses in the administration of this trust, including reasonable attorneys' fees. Beneficiary shall not directly or indirectly be liable to Grantor or any other person as a consequence of: (i) the exercise of any rights, remedies or powers granted to Beneficiary in this Mortgage; (ii) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Grantor under this Mortgage or any Lease or other agreement related to the Mortgaged Property; or (iii) any loss sustained by Grantor or any third party as a result of Beneficiary's failure to lease the Mortgaged Property after any Default or from any other act or omission of Beneficiary in managing the Mortgaged Property after any Default unless such loss is caused by the willful misconduct or gross negligence of Beneficiary; and no such liability shall be asserted or enforced against Beneficiary, and all such liability is hereby expressly waived and released by Grantor. THE TRUSTEE SHALL NOT BE LIABLE FOR ANY ERROR OF JUDGMENT OR ACT DONE BY THE TRUSTEE IN GOOD FAITH, OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING THE TRUSTEE’S NEGLIGENCE), EXCEPT FOR THE TRUSTEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and the Trustee shall be under no liability for interest on any moneys received by him hereunder. GRANTOR will reimburse the Trustee for, and indemnify and save him harmless against, any and all liability and expenses (including Reasonable Attorneys’ Fees) which may be incurred by him in the performance of his duties hereunder. The foregoing indemnity shall not terminate upon release, foreclosure or other termination of this Mortgage.

Exhibit I-28

(c)       Substitution of Trustees. Trustee may resign by written notice to Beneficiary, or Beneficiary may remove Trustee at any time, with or without cause, by an instrument in writing executed by Beneficiary. If Trustee dies, resigns or becomes disqualified, or fails or refuses to resign upon request by Beneficiary, or if, for any reason, Beneficiary prefers to appoint a substitute or successor trustee, Beneficiary has full power to appoint a substitute or successor trustee without any formality other than appointment and designation in writing executed by Beneficiary. This authority extends to the appointment of several substitute or successor trustees in succession until the Debt is paid in full. If Beneficiary is a national banking association or corporation and the appointment is executed in its behalf by an officer thereof, the appointment is conclusively presumed to be executed with authority and is valid and sufficient without proof of any action by the board of directors or any superior officer of such national banking association or corporation. Upon the making of any appointment and designation, all of the estate and title of Trustee in the Mortgaged Property vests in the named successor or substitute Trustee; and said successor or substitute Trustee succeeds to and holds, possesses and executes all the rights, powers, privileges, immunities and duties conferred upon Trustee by this Mortgage, without any further act, deed or conveyance, as if originally named as Trustee herein. All references in this Mortgage to Trustee refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms all acts lawfully done by the Trustee or any successor or successors, substitute or substitutes, by virtue hereof. Upon the written request of Beneficiary or of the successor Trustee, however, the Trustee ceasing to act must execute and deliver an instrument transferring to any successor Trustee all the estates, properties, rights, powers and trusts of the Trustee ceasing to act and duly assign, transfer and deliver any of the property and monies held by said Trustee to the duly appointed successor Trustee.

34.       Notice of Final Agreement. THIS MORTGAGE AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Mortgage and the Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Beneficiary.

35.       Governing Law. This Mortgage shall be governed by and construed in accordance with the laws of the State of Texas.

Exhibit I-29

36.       Beneficiary Representative.

(a)       Appointment. By executing this Mortgage, each of Damon Cuzick, Lund and Kiley and any successor to Danny Cuzick (each a “Holder”), for himself and his heirs, personal representatives, successors and assigns, irrevocably constitutes and appoints Danny Cuzick as his exclusive agent and attorney-in-fact in connection with all matters relating to this Mortgage, the Mortgaged Property and the Loan Documents (“Holders Representative”) and acknowledges that such appointment will be relied upon by Grantor and is coupled with an interest. By executing this Mortgage, Danny Cuzick accepts this appointment and authorization to act as Holders Representative, attorney-in-fact and agent on behalf of each Holder in accordance with, and agrees to perform his obligations under, and otherwise to comply with, Sections 36 and 37 of this Mortgage.

(b)       Authority. Each Holder authorizes Holders Representative fully and completely, without restriction and in his sole discretion, (i) to exercise or refuse to take any action, to give and receive notices and communications, to accept or object to any determinations by Grantor, to agree upon, negotiate and enter into settlements and compromises of, any claim, demand, dispute, breach, or modification of this Mortgage or the Loan Documents by Grantor, (ii) to comply with orders of courts and awards of arbitrators with respect to, to amend any provision of, to grant any waiver or consent under, this Mortgage and the Loan Documents, (iii) to execute, deliver and accept on any Holder’s behalf any agreement, instrument and document to be delivered by or on behalf of Holder pursuant to this Mortgage or any Loan Documents, and (iv) to take all actions necessary or appropriate that Holders Representative, in his good faith judgment, determines is necessary or appropriate under this Agreement or under the Loan Documents. Notwithstanding the foregoing, Holders Representative shall have no power or authority to exercise from time to time any rights to convert the outstanding principal balance of the Holder’s Note (which is one of the Notes) or any part thereof.

(c)       Notices. Notices or communications from Grantor to Holders Representative shall constitute actual notice to each Holder. Holders Representative shall give prompt notice to each Holder of all materially substantive written and oral notices and communications from Grantor. Holders Representative shall regularly report to each Holder on the developments and material matters arising under or with respect to this Mortgage, the Loan Documents or the Mortgaged Property. Holders Representative shall promptly respond to all reasonable inquiries from any Holder on any material matter arising under this Mortgage or the Loan Documents or with respect to the Mortgaged Property.

(d)       Successor. If Holders Representative resigns or is unable to function in this capacity, the Holders may appoint a successor by a majority vote, with each Holder having a vote equal to the percentage interest of his Prorata Share, as determined under Section 38. If for any reason no successor has been appointed within thirty (30) days of such resignation or cessation, then any Holder may petition a court of competent jurisdiction for the appointment of a successor.

(e)       Right to Rely. Grantor may rely, without duty of inquiry, upon any statement, representation, warranty or covenant, whether or not in writing, made by Holders Representative as to (i) the identity of Holders Representative, (ii) the person who is authorized to execute and deliver any instrument or document on behalf of the Holders, and (iii) any act or failure to act by any Holder or any other matter whatsoever involving the Holders under this Mortgage or the Loan Documents. Except as expressly set forth in this Mortgage, the signature of Holders Representative will be necessary and sufficient to execute any instruments, documents or agreements contemplated by this Mortgage or any of the Loan Documents to be delivered or executed by the Holders.

Exhibit I-30

(f)       Discretion. Holders Representative may exercise or refrain from taking any action in his discretion (to be exercised in good faith) for any reason or no reason. Holders Representative shall not be liable to any Holder with respect to his exercise or failure to act, except for his fraud, willful wrongdoing or gross negligence. Holders Representative shall not be deemed to be a trustee for any Holder in connection with this Mortgage or the Loan Documents, and Holders Representative will have no duties to any Holder except as expressly set forth in this Mortgage. No bond shall be required of Holders Representative, and Holders Representative shall not receive any compensation for service as Holders Representative.

(g)       Survival on Incapacity.  EACH HOLDER INTENDS AND AGREES FOR HIS APPOINTMENT OF HOLDERS REPRESENTATIVE TO SURVIVE SUCH HOLDER’S INCAPACITY. All powers granted to Holders Representative under this Mortgage shall survive the termination of this Mortgage.

37.       Pro Rata Benefits. Each Holder agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Holder of one of the Notes, that (a) all benefits and payments made under the Notes, this Mortgage and the Loan Documents, are owned by them, and will be shared by them, and (b) all costs and expenses paid or incurred or to be paid or incurred in connection with the exercise or enforcement of such benefits and the receipt of such payments shall be borne and paid by them, prorata in accordance with each Holder’s unpaid, outstanding principal balance of the Notes (“Prorata Share”). Each Holder agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Holders of one of the Notes, that if he receives any benefit or payment under his Note in excess of his Prorata Share of the Notes, he will deliver to the other Holders of the Notes their respective Prorata Shares, at the time thereof, of the excess benefit or payment. Each Holder further agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Holder of one of the Notes, that if Holders Representative pays or incurs any cost or expense in connection with the exercise of rights or remedies under, or the enforcement thereof or the receipt of such payments, he will reimburse Holders Representative for his Prorata Share at the time thereof.

[The remainder of this page is left blank intentionally.]

Exhibit I-31

IN WITNESS WHEREOF, Grantor has caused this Deed of Trust, Security Agreement, Fixture Filing and Assignment of Leases and Rents to be duly executed and delivered as of the day and year first above written.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF [_________________]

COUNTY OF [_______________]

On this ____ day of ____________, 2017, before me appeared ___________________, to me personally known, who, by me being duly sworn did say that he is a managing member of Environmental Alternative Fuels, LLC, a Delaware limited liability company, and he acknowledged that he executed the same on behalf of said limited liability company and acknowledged said instrument to be the free act and deed of said limited liability company.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in the county or city and state aforesaid, the day and year last above written.

Notary Public

(Seal and Expiration Date)

INITIAL SIGNATURE PAGE TO DEED OF TRUST

Exhibit I-32

ACCEPTED AND AGREED AS TO SECTIONS 36 AND 37

OF THE FOREGOING DEED OF TRUST, SECURITY AGREEMENT,

FIXTURE FILING AND ASSIGNMENT OR LEASES AND RENTS:

Danny R. Cuzick

Damon R. Cuzick

Theril H. Lund

Thomas J. Kiley

ADDITIONAL SIGNATURE PAGE TO DEED OF TRUST

Exhibit I-33

EXHIBIT A

LEGAL DESCRIPTION

Lot 3, Block 2, New City Block 16551, STATE BANK & TRUST OF SEGUIN, situated in the City of San Antonio, Texas, according to the map or plat thereof, recorded in Volume 9540, Page 8, Deed and Plat Records of Bexar County, Texas.

COMMON ADDRESS: 4102 East Loop 1604 North, San Antonio, Texas 78247

Exhibit I-34

Exhibit J

Document Number	MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

Recording Area
Name and Return Address

Danny R. Cuzick
8285 West Lake Pleasant Parkway
Peoria, AZ 85382

Parcel Identification Number (PIN): [____]

ENVIRONMENTAL ALTERNATIVE FUELS, LLC
(Mortgagor)

To

DANNY R. CUZICK, as to an undivided 70% interest, DAMON R. CUZICK, as to an undivided 12% interest, THOMAS J. KILEY, as to an undivided 6% interest and THERIL H. LUND, as to an undivided 12% interest
(Collectively, Mortgagee)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT

Dated: As of [___________ ___], 201__

Property Location: 7155 South First Street, Oak Creek, Wisconsin

THE MORTGAGED PROPERTY IS NOT HOMESTEAD PROPERTY.

THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF WISCONSIN, COUNTY OF MILWAUKEE, KNOWN BY THE STREET ADDRESS OF 7155 SOUTH FIRST STREET, OAK CREEK, WISCONSIN.

THIS INSTRUMENT IS TO BE EFFECTIVE AS A FINANCING STATEMENT AS A FIXTURE FILING AND TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF MORTGAGOR, AS “DEBTOR”, AND MORTGAGEE, AS “SECURED PARTY”. THE COLLATERAL DESCRIBED IN THIS INSTRUMENT INCLUDES GOODS WHICH ARE OR ARE TO BECOME FIXTURES RELATED TO THE MORTGAGED REAL ESTATE.

THE ORIGINAL PRINCIPAL AMOUNT SECURED HEREBY IS NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($9,500,000.00)

MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this “Mortgage”), made as of [____________], 2017, by ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company, having an office at 315 Lake Street East, Suite 301, Wayzata, Minnesota 55391, Attention John P. Yeros (together with its successors and permitted assigns, “Mortgagor”), to DANNY R. CUZICK, as to an undivided 70% interest (“Danny Cuzick”), DAMON R. CUZICK, as to an undivided 12% interest (“Damon Cuzick”), THERIL H. LUND, as to an undivided 12% interest (“Lund”) and THOMAS J. KILEY, as to an undivided 6% interest (“Kiley”) (collectively, together with their successors and assigns, “Mortgagee”), having an address at 8285 West Lake Pleasant Parkway, Peoria, Arizona 85382, Attention: Danny R. Cuzick.

Minn Shares, Inc., a Delaware corporation (“Minn Shares”), the one hundred percent owner of Mortgagor, is paying consideration to Mortgagee pursuant to the terms of four Convertible Promissory Notes dated [_____________], 2017, one in the original principal amount of $6,650,000.00 to Danny Cuzick (the “Danny Cuzick Note”), one in the original principal amount of $1,140,000.00 to Damon Cuzick (the “Damon Cuzick Note”), one in the original principal amount of $1,140,000.00 to Lund (the “Lund Note”), and one in the original principal amount of $570,000.00 to Kiley (the “Kiley Note”) (the Danny Cuzick Note, the Damon Cuzick Note, the Lund Note, and the Kiley Note, are, collectively, the “Notes”). The obligations under the Notes shall be secured in part by real property owned by Mortgagor. The Notes will be issued in accordance with that certain Agreement and Plan of Securities Exchange dated as of January 11, 2017 by and between Mortgagor, Mortgagee, EVO CNG, LLC, and Minn Shares, the provisions of which are incorporated herein by reference to the same extent as if fully set forth herein (the “Agreement”; any terms not defined herein shall have the meanings ascribed to such terms in the Agreement).

To secure the payment of the Notes and all sums which may or shall become due thereunder or under any of the other documents evidencing or securing the Notes (the Notes and this Mortgage, as any of the same may, from time to time, be modified, amended, restated, replaced or supplemented, being hereinafter collectively referred to as the “Loan Documents”), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against Mortgagor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the “Bankruptcy Code”), and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt”), Mortgagor hereby irrevocably mortgages, grants, bargains, sells, conveys, transfers, pledges, sets over and assigns, and grants a security interest, to and in favor of Mortgagee, WITH POWER OF SALE, in all of Mortgagor’s right, title and interest in and to the land described in Exhibit A (the “Premises”), and the buildings, structures, fixtures and other improvements now or hereafter located thereon (the “Improvements”);

Exhibit J-2

TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the “Mortgaged Property”):

(a)       all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(b)       all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewals and replacements thereof and substitutions therefor, and other property of every kind and nature, tangible or intangible, owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the “Equipment”), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any “security interest” as defined in the Uniform Commercial Code, as in effect in the State where the Mortgaged Property is located (the “UCC”), superior in lien to the lien of this Mortgage;

(c)       all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements (collectively, a “Taking”);

(d)       all leases, subleases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the “Leases”) and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and/or the Improvements, including all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Mortgagor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the “Rents”), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

Exhibit J-3

(e)       all proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

(f)       the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

(g)       all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

(h)       all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

Without limiting the generality of any of the foregoing, in the event that a case under the Bankruptcy Code is commenced by or against Mortgagor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Mortgage shall automatically extend to all Rents acquired by Mortgagor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, and its heirs, successors and assigns, forever;

PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

Exhibit J-4

AND Mortgagor agrees with Mortgagee as follows:

1.       Covenants and Obligations of Mortgagor.

(a)       Affirmative Covenants. Mortgagor covenants and agrees Mortgagor shall:

(i)        pay each item of Debt secured by this Mortgage when due according to the terms of the Loan Documents;

(ii)       pay on or before the due date thereof any amounts permitted to be incurred by Mortgagor pursuant to the Loan Documents and any other claims which could become a lien on the Mortgaged Property (except as otherwise permitted hereunder), and upon request of Mortgagee exhibit satisfactory evidence of the discharge thereof;

(iii)      manage, operate and maintain the Mortgaged Property and keep the Mortgaged Property, including but not limited to, the Improvements, in good condition and repair and free from mechanics’ liens or other liens or claims for liens, provided however, that Mortgagor may in good faith, with reasonable diligence and upon written notice to Mortgagee within ten (10) days after Mortgagor has knowledge of such lien or claim, contest the validity or amount of any such lien or claim and defer payment and discharge thereof during the pendency of such contest in the manner provided by law; provided that: (i) such contest may be made without the payment thereof; (ii) such contest shall prevent the sale or forfeiture of the Mortgaged Property or any part thereof, or any interest therein, to satisfy such lien or claim; (iii) Mortgagor shall have obtained such security or bond as Mortgagee may require and delivered evidence of same to Mortgagee; and (iv) Mortgagor shall pay all costs and expenses incidental to such contest; and further provided, that in the event of a ruling or adjudication adverse to Mortgagor, Mortgagor shall promptly pay such claim or lien, shall indemnify and hold Mortgagee harmless for, from and against any loss for damage arising from such contest and shall take whatever action necessary to prevent sale, forfeiture or any other loss or damage to the Mortgaged Property or to the Mortgagee;

(iv)      comply, and cause each lessee or other user of the Mortgaged Property to comply, with all requirements of law and ordinance, and all rules and regulations, now or hereafter enacted, by authorities having jurisdiction of the Mortgaged Property and the use thereof, including but not limited to all covenants, conditions and restrictions of record pertaining to the Mortgaged Property, the Improvements, and the use thereof (collectively, “Legal Requirements”);

(v)       promptly repair, restore or rebuild any Improvements now or hereafter a part of the Mortgaged Property which may become damaged or be destroyed by any cause whatsoever, so that upon completion of the repair, restoration and rebuilding of such Improvements there will be no liens of any nature arising out of the construction and the Mortgaged Property will be of substantially the same character and quality as it was prior to the damage or destruction; and

(b)       Negative Covenants. Mortgagor shall not:

(i)       construct any building or structure nor make any alteration or addition (other than normal repair and maintenance) to: (i) the roof or any structural component of any Improvements on the Mortgaged Property, or (ii) the building operating systems, including but not limited to, the mechanical, electrical, heating, cooling, or ventilation systems (other than replacement with equal or better quality and capacity), without the prior written consent of Mortgagee, except such as are required by applicable Legal Requirements;

Exhibit J-5

(ii)      remove or demolish the Improvements or any material portion thereof which at any time constitutes a part of the Mortgaged Property;

(iii)     cause or permit any change to be made in the general use of the Mortgaged Property without Mortgagee’s prior written consent; or

(iv)     make or permit any use of the Mortgaged Property that could with the passage of time result in the creation of any right of use or any claim of adverse possession or easement on, to or against any part of the Mortgaged Property in favor of any person or the public.

(c)       Use of Mortgaged Property. Mortgagor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property, or grant any easement or right of way with respect to the Mortgaged Property without Mortgagee’s prior written consent. If under applicable zoning provisions the use of the Mortgaged Property is or shall become a nonconforming use, Mortgagor shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Mortgagee. Mortgagor shall not (i)  permit or suffer to occur any waste on or to the Mortgaged Property, (ii) take any action that might invalidate any insurance carried on the Mortgaged Property or (iii) take any steps to convert the Mortgaged Property to a condominium or cooperative form of ownership.

(d)       Taxes and Other Liabilities.

(i)       Mortgagor shall pay or cause to be paid when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever levied or assessed against the Mortgaged Property, or any part thereof, or any interest therein, or any income or revenue therefrom, or any obligation or instrument secured hereby, and all installments thereof (collectively, the “Taxes”), on or before the date such Taxes are due, and Mortgagor shall discharge any claim or lien relating to Taxes upon the Mortgaged Property. Mortgagor shall provide Mortgagee with copies of paid receipts for Taxes, if requested by Mortgagee, within thirty (30) days after being requested to do so by Mortgagee.

(ii)      Notwithstanding paragraph (i) of this Section 1(d)(e), Mortgagor may, in good faith and with reasonable diligence, contest or cause to be contested the validity or amount of any such Taxes, provided that: (i) no Event of Default has occurred; (ii) such proceeding shall stay the collection of the applicable Taxes from Mortgagor and from the Mortgaged Property or Mortgagor shall have paid all of the applicable Taxes under protest, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, and (iv) neither the Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost so long as the contest is being pursued.

Exhibit J-6

(e)       Insurance Coverage. Mortgagor shall insure the Mortgaged Property against loss or damage by fire and such other risks as are customarily insured against by reasonably prudent owners of similarly situated Mortgaged Property. Mortgagor shall carry public liability insurance and flood insurance as required by applicable law. Mortgagor shall maintain all required insurance at Mortgagor's expense, under policies issued by companies and in form and substance satisfactory to Mortgagee in Mortgagee’s commercially reasonably discretion. Mortgagee, by reason of accepting, rejecting, approving or obtaining insurance, shall not incur any liability for: (a) the existence, nonexistence, form or legal sufficiency thereof; (b) the solvency of any insurer; or (c) the payment of losses. All policies and certificates of insurance shall name Mortgagee as loss payee and shall provide that the insurance cannot be terminated as to Mortgagee except upon a minimum of ten (10) days’ prior written notice to Mortgagee. Immediately upon any request by Mortgagee, Mortgagor shall deliver to Mortgagee the original of all such policies or certificates, with receipts evidencing annual prepayment of the premiums.

(f)       Condemnation and Insurance Proceeds. (i) All awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation (or transfer in lieu thereof) for public or private use affecting the Mortgaged Property; (ii) all other claims and awards for damages to or decrease in value of the Mortgaged Property; (iii) all proceeds of any insurance policies payable by reason of loss sustained to the Mortgaged Property; and (iv) all interest which may accrue on any of the foregoing, are all absolutely and irrevocably assigned to and shall be paid to Mortgagee. At the absolute discretion of Mortgagee, whether or not its security is or may be impaired, but subject to applicable law if any, and without regard to any requirement contained in any other Section hereof, Mortgagee may apply all or any of the proceeds it receives to its expenses in settling, prosecuting or defending any such claim and apply the balance to the Debt in any order, and release all or any part of the proceeds to Mortgagor upon any conditions Mortgagee may impose. Mortgagee may commence, appear in, defend or prosecute any assigned claim or action, and may adjust, compromise, settle and collect all claims and awards assigned to Mortgagee; provided however, that in no event shall Mortgagee be responsible for any failure to collect any claim or award, regardless of the cause of the failure. At its sole option, Mortgagee may permit insurance or condemnation proceeds held by Mortgagee to be used for repair or restoration but may impose any conditions on such use as Mortgagee deems necessary.

(g)       Environmental Matters.

(i)       Subject expressly to the accuracy of the representations and warranties of the Sellers and Members (each as defined in the Agreement) set forth in Articles IV to IX of the Agreement, Mortgagor hereby agrees to defend, indemnify and hold harmless Mortgagee, its directors, officers, employees, agents, successors and assigns, from and against any and all losses, damages, liabilities, claims, actions, judgments, court costs and legal or other expenses (including without limitation, attorneys' fees and expenses) which Mortgagee may incur as a direct or indirect consequence of the use, generation, manufacture, storage, treatment, disposal, release or threatened release, transportation or presence of Hazardous Materials in, on, under or about the Mortgaged Property occurring from and after the date of this Mortgage. Mortgagor shall pay to Mortgagee immediately upon demand any amounts owing under this indemnity, together with interest from the date of demand until paid in full at the highest rate of interest applicable to any portion of the Debt. MORTGAGOR'S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE SHALL SURVIVE THE CANCELLATION OF THE DEBT AND THE RELEASE OR PARTIAL RELEASE OF THIS MORTGAGE.

Exhibit J-7

(ii)      Mortgagor shall immediately advise Mortgagee in writing upon Mortgagor's discovery of any occurrence or condition on the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property that does or could cause all or any part of the Mortgaged Property to be contaminated with any Hazardous Materials or otherwise be in violation of any Hazardous Materials Laws, or cause the Mortgaged Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Hazardous Materials Laws.

2.       Leases and Rents.

(a)       Assignment. Mortgagor does hereby absolutely and directly (and not merely collaterally) assign, bargain, sell, transfer, convey, set over and deliver unto Mortgagee, all rights of the lessor under the Leases and all Rents accruing thereunder. The foregoing assignment is hereinafter referred to as this “Assignment of Leases”. It is intended hereby to establish a present and complete transfer, and direct and absolute assignment of all the Leases and all rights of the lessor thereunder and all the Rents unto Mortgagee, with the right, but without the obligation, to collect all of said Rents, which may become due during the term of this Mortgage. Mortgagor agrees to deliver to Mortgagee copies of all Leases of all or any portion of the Mortgaged Property.

(b)       Grant of License. Mortgagee confers upon Mortgagor a revocable license (“License”) to collect and retain the Rents as they become due and payable, until the occurrence of an Event of Default (as hereinafter defined). Upon an Event of Default existing beyond any applicable cure period, the License shall be revocable, and upon such revocation exercised in writing, Mortgagee may thereafter collect and apply the Rents pursuant to the terms hereof without notice and without taking possession of the Mortgaged Property. All Rents thereafter collected by Mortgagor shall be held by Mortgagor as trustee under a constructive trust for the benefit of Mortgagee. Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Event of Default has actually occurred or is then existing. Mortgagor hereby relieves the tenants from any liability to Mortgagor by reason of relying upon and complying with any such notice or demand by Mortgagee. Mortgagee may apply, in its sole discretion, any Rents so collected by Mortgagee against any obligation of Mortgagor, or any other person, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Rents by Mortgagee shall not cure or waive any Event of Default or notice of Event of Default or invalidate any acts done pursuant to such notice. If and when no Event of Default exists, Mortgagee shall re-confer the License upon Mortgagor until the occurrence of another Event of Default.

Exhibit J-8

(c)       Power and Authority. Lessees of the Mortgaged Property, or any part thereof, are hereby expressly authorized and directed to pay all Rents herein assigned to Mortgagee or such nominee as Mortgagee may designate in writing delivered to and received by such lessees who are expressly relieved of any and all duty, liability or obligation to Mortgagor in respect of all payments so made. Mortgagee is hereby vested with full power to use all measures, legal and equitable, whether in person, by agent or by a receiver deemed by it necessary or proper to enforce this Assignment of Leases, including the right to enter upon the Mortgaged Property, or any part thereof, and take possession thereof forthwith to effect the cure of any default on the part of Mortgagor as lessor in any of the Leases or with or without taking possession of the Mortgaged Property, to collect the Rents assigned hereunder all without regard to the adequacy of any security for the Debt secured by the Loan Documents. Upon the occurrence of an Event of Default, Mortgagor hereby grants full power and authority to Mortgagee to exercise all rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor, with full power to use and apply all of the Rents assigned hereunder as specified in the Loan Documents.

(d)       Obligations Under Leases. Mortgagee shall be under no obligation to enforce any of the rights or claims assigned to it hereunder or to perform or carry out any of the obligations of the lessor under any of the Leases and does not assume any of the liabilities in connection with or arising out of the covenants and agreements of Mortgagor in the Leases. Mortgagor covenants and agrees that it will faithfully perform all of the obligations imposed under any and all of the Leases. All Security Deposits collected by Mortgagor shall be maintained in accordance with all applicable Legal Requirements. Except to the extent that the same is caused solely as a result of Mortgagee’s gross negligence or willful misconduct, should Mortgagee incur any liability, loss or damage under the Leases or under or by reason of this Assignment of Leases, or in the defense of any claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Leases, the amount thereof, including costs, expenses and reasonable attorneys’ fees and costs, including reasonable attorneys’ fees and costs on appeal, shall be added to the Debt secured by the Mortgage.

(e)       Effect of Assignment. This Assignment of Leases shall not operate to place responsibility for the control, care, management or repair of the Mortgaged Property, or parts thereof, upon Mortgagee nor shall it operate to make Mortgagee liable for the carrying out of any of the terms and conditions of any of the Leases, or for any waste of the Mortgaged Property by the lessee under any of the Leases or any other party, or for any dangerous or defective condition of the Mortgaged Property.

(f)       Absolute Assignment.

(i)       It is the intention of Mortgagee and Mortgagor that the assignment effectuated by this Assignment of Leases with respect to the Rents and other amounts due under the Leases shall be a direct, absolute and currently effective assignment and shall not constitute merely the granting of a lien, collateral assignment or a security interest or pledge for the purpose of securing the Debt secured by the Mortgage and is effective whether or not an Event of Default occurs hereunder or under the Loan Documents. Notwithstanding the direct and absolute assignment of the Rents, there shall be no pro rata reduction of any portion of the Debt secured by the Mortgage except with respect to Rents actually received by Mortgagee and applied by Mortgagee toward payment of such Debt.

Exhibit J-9

(ii)      Without limitation of the absolute nature of the assignment of the Rents, Mortgagor and Mortgagee agree that: (i) this Assignment of Leases shall constitute a “security agreement” for purposes of 11 U.S.C. Section 552(b), (ii) the security interest created by this Assignment of Leases extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy. Without limitation of the absolute nature of the assignment of the Rents, to the extent Mortgagor (or Mortgagor’s bankruptcy estate) shall be deemed to hold any interest in the Rents after the commencement of a voluntary or involuntary bankruptcy case, Mortgagor hereby acknowledges and agrees that such Rents are and shall be deemed to be “cash collateral” under Section 363 of the Bankruptcy Code. Mortgagor may not use the cash collateral without the consent of Mortgagee and/or an order of any bankruptcy court pursuant to 11 U.S.C. 363(c)(2), and Mortgagor hereby waives any right it may have to assert that such Rents do not constitute cash collateral. No consent by Mortgagee to the use of cash collateral by Mortgagor shall be deemed to constitute Mortgagee’s approval, as the case may be, of the purpose for which such cash collateral was expended.

(iii)     Mortgagor acknowledges and agrees that, upon recordation of this Assignment of Leases, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of: (a) commencing a foreclosure action with respect to this Assignment of Leases, (b) furnishing notice to Mortgagor or tenants under the Leases, (c) making formal demand for the Rents, (d) taking possession of the Mortgaged Property as a lender-in-possession, (e) obtaining the appointment of a receiver of the Rents and profits of the Mortgaged Property, (f) sequestering or impounding the Rents, or (g) taking any other affirmative action.

3.       Transfer or Encumbrance of the Mortgaged Property. For the purpose of protecting Mortgagee’s security, and keeping the Mortgaged Property free from subordinate financing liens, Mortgagor agrees that it, the members of Mortgagor, and the members, partners or stockholders of any entity directly controlling Mortgagor, will not:

(a)       sell, assign, transfer, hypothecate, grant a security interest in or convey title to (i) the Mortgaged Property or any part thereof, (ii) any membership interest in Mortgagor, or (iii) any membership interest, partnership interest or stock in any entity directly or indirectly controlling Mortgagor;

(b)       except for that certain Mortgage, Assignment of Leases ad Rents and Security Agreement dated [____________], 2017, granted by Mortgagor in favor of Danny R. Cuzick or the security interest granted by Mortgagor to Danny R. Cuzick pursuant to that certain Security Agreement dated [____________], 2017, obtain any financing all or a part of which will be secured by (i) the Mortgaged Property, or (ii) any membership interest in Mortgagor, or (iii) any membership interest, partnership interest or stock in any entity directly or indirectly controlling Mortgagor; or

Exhibit J-10

(c)       convert Mortgagor from one type of legal entity into another type of legal entity, without, in each instance, Mortgagee’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Any violation of this Section 3 shall be deemed a “Prohibited Transfer.”

4.       Further Acts, Etc. Mortgagor shall, at its sole cost, perform, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor shall, at its sole cost, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Mortgaged Property.

5.       Recording of Mortgage, Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, shall cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

6.       Events of Default.

(i)       Any one or more of the following events shall constitute an “Event of Default” under this Mortgage:

a.       If Mortgagor shall, fail (i) to make any payment of principal or interest under the Notes when due, or (ii) to make any other payment under the Loan Documents within five (5) days of the date when due or, if no date is stated, five (5) days after demand (or such shorter period as may be expressly provided for herein or therein); or

b.       If a Prohibited Transfer shall occur; or

c.       Mortgagor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Mortgagor contained in this Mortgage and not specifically referred to elsewhere in this Section 6; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Mortgaged Property, and the priority, validity and enforceability of the liens created by this Mortgage or any of the other Loan Documents and the value of the Mortgaged Property are not impaired, threatened or jeopardized, then Mortgagor shall have a period (“Cure Period”) of thirty (30) days after Mortgagor obtains actual knowledge of such failure or receives written notice of such failure to cure the same and an Event of Default shall not be deemed to exist during the Cure Period (provided, however, such period shall be limited to ten (10) days if such failure can be cured by the payment of money), provided further that if Mortgagor commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for sixty (60) additional days, but in no event shall the Cure Period be longer than ninety (90) days in the aggregate

Exhibit J-11

7.       Right to Cure Defaults. Upon the occurrence of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, perform the obligations in default in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate stated in the Notes for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

8.       Remedies.

(a)       Upon the occurrence and during the continuance of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, by Mortgagee itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole and absolute discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

(i)       declare the entire Debt to be immediately due and payable;

(ii)      institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iii)     with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

Exhibit J-12

(iv)     sell for cash or upon credit the Mortgaged Property and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(v)      institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vi)     recover judgment on the Notes either before, during or after any proceeding for the enforcement of this Mortgage;

(vii)    to the extent permitted by applicable law, have a receiver appointed of all or any part of the Mortgaged Property and of the earnings, income, rents, issues, and profits thereof, for such period or periods of time, including any foreclosure proceedings, before and after any judgment of foreclosure, and during the full statutory period of redemption, if any, and with such powers as the court making such appointment shall confer, including application of such earnings, income, rents, issues, and profits to the Debt secured hereby;

(viii)   enforce Mortgagee’s interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and employees therefrom, and Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Mortgaged Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, and its counsel, agents and employees;

(ix)      require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor, and require Mortgagor to vacate and surrender possession of the Mortgaged Property to Mortgagee or to such receiver, and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

(x)       pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Mortgagor relating to the Mortgaged Property.

Exhibit J-13

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

(b)       The proceeds of any sale made under or by virtue of this Section 8, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this Section 8 or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole and absolute discretion shall deem proper.

(c)       Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)       Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, which appointment is coupled with an interest, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Section 8, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Mortgagor.

(e)       Upon any sale made under or by virtue of this Section 8, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage or any other Loan Document.

(f)       No recovery of any judgment by Mortgagee, and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor, shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

Exhibit J-14

(g)       Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section 8 at any time before the conclusion thereof, as determined in Mortgagee’s sole and absolute discretion and without prejudice to Mortgagee.

(h)       Mortgagee may resort to any remedies and the security given by this Mortgage or in any other Loan Document in whole or in part, and in such portions and in such order as determined in Mortgagee’s sole and absolute discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Mortgagee to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable under the Loan Documents shall be deemed to waive or cure any Event of Default, or Mortgagor’s liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising its rights and remedies under this Section 8 (including reasonable attorneys’ fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate stated in the Notes for the period after notice from Mortgagee, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

(i)       The interests and rights of Mortgagee under the Loan Documents shall not be impaired by any indulgence, including (x) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (y) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof or (z) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

(j)       Notwithstanding anything herein to the contrary, Mortgagee expressly waives any right to pursue a deficiency judgment against Mortgagor following any foreclosure of the security interests granted herein

9.       Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee and its agents shall have the right to enter and inspect the Mortgaged Property at any reasonable time during the term of this Mortgage. The cost of such inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate stated in the Notes.

Exhibit J-15

10.       Security Agreement. This Mortgage is both a real property mortgage and a “security agreement” within the meaning of the UCC. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the UCC (such portion of the Mortgaged Property so subject to the UCC being called in this paragraph the “Collateral”). This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage. If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral, sent to Mortgagor in accordance with the provisions hereof at least twenty (20) days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole and absolute discretion shall deem proper. In the event of any change in name, identity, structure or place of incorporation, organization or formation of Mortgagor, Mortgagor shall notify Mortgagee thereof and promptly after request shall file and record such UCC forms as are necessary to maintain the priority of Mortgagee’s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional UCC forms or continuation statements, Mortgagor hereby consents to the filing and recording of such UCC forms or continuation statements as Mortgagee shall deem necessary, at Mortgagee’s expense, it being understood and agreed, however, that no such additional documents shall increase Mortgagor’s obligations under the Loan Documents. Mortgagor hereby irrevocably authorizes Mortgagee to file with the appropriate public office on its behalf any financing or other statements naming Mortgagee, as secured party, and Mortgagor, as debtor, in connection with the Collateral covered by this Mortgage.

Exhibit J-16

11.       Marshaling and Other Matters. Notwithstanding the existence of any other security interest in the Mortgaged Property or other property of Mortgagor held by Mortgagee or by any other party, Mortgagee shall have the right to determine the order in which any or all of the Mortgaged Property and such other property of Mortgagor shall be subjected to the remedies provided herein or any other remedies Mortgagee may have. Mortgagee shall have the right to determine the order in which any or all portions of the indebtedness secured hereby are satisfied from the proceeds realized upon the exercise of the remedies herein or any other remedies which Mortgagee may exercise. Mortgagor, any party who consents to this instrument, and any party who now or hereafter acquires a security interest in the Mortgaged Property and who has actual or constructive notice hereof, hereby waive any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein. The lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee and, without limiting the generality of the foregoing, the lien hereof shall not be impaired by (i) any acceptance by Mortgagee of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Mortgagee to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Mortgagee may foreclose, or exercise any other remedy available to Mortgagee under other Loan Documents without first exercising or enforcing any of its remedies under this Mortgage, and any exercise of the rights and remedies of Mortgagee hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Mortgagee’s rights and remedies thereunder.

12.       Consent to Jurisdiction. MORTGAGOR IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED, AND THE STATE IN WHICH MORTGAGOR’S PRINCIPAL PLACE OF BUSINESS IS LOCATED OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE NOTES OR THE DEBT EVIDENCED THEREBY AND ANY STATE COURT SITTING IN THE COUNTY OF THE STATE WHERE THE MORTGAGED PROPERTY IS LOCATED OVER ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY MORTGAGEE TO EXERCISE ANY OF ITS RIGHTS UNDER THE LOAN DOCUMENTS OR ANY ACTION BROUGHT BY MORTGAGEE TO ENFORCE ITS RIGHTS WITH RESPECT TO THE MORTGAGED PROPERTY. MORTGAGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT MORTGAGOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN THE AGREEMENT, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

Exhibit J-17

13.       Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, and shall be sent, and shall be deemed effective, as provided in the Agreement.

14.       Inapplicable Provisions. If any term, covenant or condition of this Mortgage is held to be invalid, illegal or unenforceable in any respect, this Mortgage shall be construed without such provision.

15.       Headings. The paragraph headings in this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

16.       Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

17.       Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form; and the word “Mortgagor” shall mean “each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein;” the word “Mortgagee” shall mean “Mortgagee and any subsequent holder of the Notes;” the words “Mortgaged Property” shall include any portion of the Mortgaged Property and any interest therein; the word “including” means “including but not limited to;” and the words “attorneys’ fees” shall include any and all attorneys’ fees, paralegal and law clerk fees, including, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder.

18.       Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part thereof.

19.       Assignments. Mortgagee shall have the right to assign, delegate, pledge, participate or transfer its rights and obligations under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage. Mortgagor shall not be permitted to assign or delegate any of its rights or duties under this Mortgage.

20.       Waiver of Jury Trial. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS MORTGAGE OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

Exhibit J-18

21.       Consents. Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee’s consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Mortgagor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee a venturer or partner with Mortgagor nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Mortgagor shall reimburse Mortgagee for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

22.       Mortgagee Representative.

(a)       Appointment. By executing this Mortgage, each of Damon Cuzick, Lund and Kiley and any successor to Danny Cuzick (each a “Holder”), for himself and his heirs, personal representatives, successors and assigns, irrevocably constitutes and appoints Danny Cuzick as his exclusive agent and attorney-in-fact in connection with all matters relating to this Mortgage, the Mortgaged Property and the Loan Documents (“Holders Representative”) and acknowledges that such appointment will be relied upon by Mortgagor and is coupled with an interest. By executing this Mortgage, Danny Cuzick accepts this appointment and authorization to act as Holders Representative, attorney-in-fact and agent on behalf of each Holder in accordance with, and agrees to perform his obligations under, and otherwise to comply with, Sections 22 and 23 of this Mortgage.

(b)       Authority. Each Holder authorizes Holders Representative fully and completely, without restriction and in his sole discretion, (i) to exercise or refuse to take any action, to give and receive notices and communications, to accept or object to any determinations by Mortgagor, to agree upon, negotiate and enter into settlements and compromises of, any claim, demand, dispute, breach, or modifications of this Mortgage or the Loan Documents by Mortgagor, (ii) to comply with orders of courts and awards of arbitrators with respect to, to amend any provision of, to grant any waiver or consent under, this Mortgage and the Loan Documents, (iii) to execute, deliver and accept on any Holder’s behalf any agreement, instrument and document to be delivered by or on behalf of Holder pursuant to this Mortgage or any Loan Documents, and (iv) to take all actions necessary or appropriate that Holders Representative, in his good faith judgment, determines is necessary or appropriate under this Mortgage or under the Loan Documents. Notwithstanding the foregoing, Holders Representative shall have no power or authority to exercise from time to time any rights to convert the outstanding principal balance of the Holder’s Note (which is one of the Notes) or any part thereof.

Exhibit J-19

(c)       Notices. Notices or communications from Mortgagor to Holders Representative shall constitute actual notice to each Holder. Holders Representative shall give prompt notice to each Holder of all materially substantive written and oral notices and communications from Mortgagor. Holders Representative shall regularly report to each Holder on the developments and material matters arising under or with respect to this Mortgage, the Loan Documents or the Mortgaged Property. Holders Representative shall promptly respond to all reasonable inquiries from any Holder on any material matter arising under this Mortgage or the Loan Documents or with respect to the Mortgaged Property.

(d)       Successor. If Holders Representative resigns or is unable to function in this capacity, the Holders may appoint a successor by a majority vote, with each Holder having a vote equal to the percentage interest of his Prorata Share, as determined under Section 23. If for any reason no successor has been appointed within thirty (30) days of such resignation or cessation, then any Holder may petition a court of competent jurisdiction for the appointment of a successor.

(e)       Right to Rely. Mortgagor may rely, without duty of inquiry, upon any statement, representation, warranty or covenant, whether or not in writing, made by Holders Representative as to (i) the identity of Holders Representative, (ii) the person who is authorized to execute and deliver any instrument or document on behalf of the Holders, and (iii) any act or failure to act by any Holder or any other matter whatsoever involving the Holders under this Mortgage or the Loan Documents. Except as expressly set forth in this Mortgage, the signature of Holders Representative will be necessary and sufficient to execute any instruments, documents or agreements contemplated by this Mortgage or any of the Loan Documents to be delivered or executed by the Holders.

(f)       Discretion. Holders Representative may exercise or refrain from taking any action in his discretion (to be exercised in good faith) for any reason or no reason. Holders Representative shall not be liable to any Holder with respect to his exercise or failure to act, except for his fraud, willful wrongdoing or gross negligence. Holders Representative shall not be deemed to be a trustee for any Holder in connection with this Mortgage or the Loan Documents, and Holders Representative will have no duties to any Holder except as expressly set forth in this Mortgage. No bond shall be required of Holders Representative, and Holders Representative shall not receive any compensation for service as Holders Representative.

(g)       Survival on Incapacity. EACH HOLDER INTENDS AND AGREES FOR HIS APPOINTMENT OF HOLDERS REPRESENTATIVE TO SURVIVE SUCH HOLDER’S INCAPACITY. All powers granted to Holders Representative under this Mortgage shall survive the termination of this Mortgage.

23.       Pro Rata Benefits. Each Holder agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Holder of one of the Notes, that (a) all benefits and payments made under the Notes, this Mortgage and the Loan Documents, are owned by them, and will be shared by them, and (b) all costs and expenses paid or incurred or to be paid or incurred in connection with the exercise or enforcement of such benefits and the receipt of such payments shall be borne and paid by them, prorata in accordance with each Holder’s unpaid, outstanding principal balance of the Notes (“Prorata Share”). Each Holder agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Holder of one of the Notes, that if he receives any benefit or payment under his Note in excess of his Prorata Share of the Notes, he will deliver to the other Holders of the Notes their respective Prorata Shares, at the time thereof, of the excess benefit or payment. Each Holder further agrees, on behalf of himself and his heirs, personal representatives, successors and assigns, as a Holder of one of the Notes, that if Holders Representative pays or incurs any cost or expense in connection with the exercise of rights or remedies under, or the enforcement thereof or the receipt of such payments, he will reimburse Holders Representative for his Prorata Share at the time thereof.

Exhibit J-20

24.       Governing Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the State in which the Property is located (without regard to conflict of law provisions thereof).

25.       Special Foreclosure. Mortgagor hereby agrees to the provisions of Section 846.103(2) of the Wisconsin Statutes, as the same may be amended or renumbered from time to time providing for a reduced period of redemption between foreclosure judgment and sale upon Mortgagee’s waiving the right to any judgment for deficiency and consenting to Mortgagor’s remaining in possession of the Property and collecting all rents, issues, income and profits therefrom up to the court’s confirmation of the foreclosure sale.

26.       Post Judgment Costs and Expenses. This Mortgage shall secure, and the obligations of Mortgagor shall include, all costs, fees, expenses and the like (including reasonable attorneys’ fees and expenses) incurred by Mortgagee, whether before or after judgment.

27.       Further Assurances. Mortgagor shall, upon demand by Mortgagee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

28.       Attorneys’ Fees. If any legal action, suit or proceeding is commenced between Mortgagor and Mortgagee regarding their respective rights and obligations under this Mortgage or any of the other Loan Documents, Mortgagee shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys' fees and court costs (including, without limitation, expert witness fees).

29.       Disclaimers.

(a)       Relationship. The relationship of Mortgagor and Mortgagee under this Mortgage and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Mortgagee neither undertakes nor assumes any responsibility or duty to Mortgagor or to any third party with respect to the Mortgaged Property. Notwithstanding any other provisions of this Mortgage and the other Loan Documents: (i) Mortgagee is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Mortgagor, and Mortgagee does not intend to ever assume such status; and (ii) Mortgagee shall not be deemed responsible for or a participant in any acts, omissions or decisions of Mortgagor.

Exhibit J-21

(b)       No Liability. Subject expressly to the accuracy of the representations and warranties of the Sellers and Members (each as defined in the Agreement) set forth in Articles IV to IX of the Agreement, Mortgagee shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Mortgaged Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Mortgagor or any of Mortgagor's agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Mortgaged Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Mortgagor or any of Mortgagor's licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Mortgaged Property in a safe condition; or (v) any nuisance made or suffered on any part of the Mortgaged Property. Notwithstanding anything to the contrary contained herein or in any other Loan Document, to the extent it is determined that (Y) Mortgagor has made a misrepresentation of a matter contained in this Mortgage, and (Z) one or more of Mortgagee, EAF or EVO (each of EAF and EVO as defined in the Agreement) has made a misrepresentation relating to the same matter in the Agreement in favor of Minn Shares, then any such misrepresentation by the Mortgagor herein shall not be deemed a Event of Default hereunder. For purposes of clarification, the language of Mortgagor’s representation in this Mortgage does not need to match the language in the representation in the Agreement on a word-for-word basis in order for the two representations to be deemed to relate to the same matter

30.       Exculpation. Mortgagee shall not directly or indirectly be liable to Mortgagor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Mortgagee in this Mortgage; (b) the failure or refusal of Mortgagee to perform or discharge any obligation or liability of Mortgagor under any agreement related to the Mortgaged Property or under this Mortgage; or (c) any loss sustained by Mortgagor or any third party resulting from Mortgagee's failure to lease the Mortgaged Property after an Event of Default or from any other act or omission of Mortgagee in managing the Mortgaged Property after an Event of Default unless the loss is caused by the willful misconduct and bad faith of Mortgagee and no such liability shall be asserted or enforced against Mortgagee, all such liability being expressly waived and released by Mortgagor.

31.       Notices; Defense and Notice of Losses, Claims and Actions. Mortgagor shall protect, preserve and defend the Mortgaged Property and title to and right of possession of the Mortgaged Property, the security of this Mortgage and the rights and powers of Mortgagee hereunder at Mortgagor’s sole expense against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject, however, to each and every encumbrance affecting the Mortgaged Property as of the date hereof, as well as any Encumbrances granted by Sellers to the Members pursuant to the Transaction Documents (each of Encumbrances, Sellers and Members as defined in the Agreement) (collectively, the “Permitted Encumbrances”). Unless Mortgagee shall otherwise direct in writing, Mortgagor shall appear in and defend all actions or proceedings purporting to affect the security hereunder, or any right or power of Mortgagee, except for any actions arising out of or in connection with any Permitted Encumbrances.

32.       Merger. No merger shall occur as a result of Mortgagee's acquiring any other estate in, or any other lien on, the Mortgaged Property unless Mortgagee consents to a merger in writing.

[signature page to follow]

Exhibit J-22

IN WITNESS WHEREOF, Mortgagor has executed this instrument as of the day and year first above written.

ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF ___________ )

COUNTY OF ___________ )

The foregoing instrument, Mortgage, Assignment of Leases and Rents and Security Agreement, consisting of twenty-eight pages , including this page and all Exhibits, was acknowledged before me this _____ day of _____________, 201__ by _____________, the _____ of Environmental Alternative Fuels, LLC, a Delaware limited liability company, on behalf of the company.

(Signature of notarial officer)
(Seal)
Name:

Title:

Notary Public, State of
My commission expires:

[additional signature page to follow]

Exhibit J-23

ACCEPTED AND AGREED AS
TO SECTIONS 22 AND 23 OF THE
FOREGOING MORTGAGE:

Danny R. Cuzick

Damon R. Cuzick

Theril H. Lund

Thomas J. Kiley

ADDITIONAL SIGNATURE PAGE TO MORTGAGE

Exhibit J-24

EXHIBIT A

Legal Description

Exhibit J-25

Exhibit K

GUARANTY

As an inducement for and in consideration of a loan and other financial accommodations of even date herewith granted to ENVIRONMENTAL ALTERNATIVE FUELS, LLC, a Delaware limited liability company (together with its successors and assigns hereinafter collectively called “Obligor”), by DANNY R. CUZICK (together with his heirs, personal representatives, successors and assigns hereinafter collectively called “Lender”), the undersigned, MINN SHARES INC., a Delaware corporation, (together with its successors and assigns hereinafter collectively called “Guarantor”), hereby irrevocably and unconditionally guarantees the full and prompt payment, observance and performance when due, whether by lapse of time, acceleration, or otherwise, of the following obligations of Obligor to Lender:

(a)       Any and all amounts owed by Obligor under, in connection with and/or pursuant to the indebtedness (the “Loan”) evidenced by that Promissory Note dated [_________], 2017, given by the Obligor in favor of the Lender in the original principal amount of $4,000,000.00, including interest thereon according to the provisions thereof; and

(b)       Any extensions, modifications, or renewals of the Loan referenced above (as amended, restated, supplemented, or otherwise modified from time to time, the “Note”).

All of such indebtedness and obligations referenced above shall be referred to hereinafter as the “Liabilities.. Neither the Liabilities nor Guarantor’s obligations hereunder shall be reduced, discharged or released in any way because of, or by reason of, any existing or future offset, claim or defense of Obligor, or any affiliate of Obligor or any other person, against Lender or any affiliate of Lender, whether such offset, claim or defense arises in connection with the Liabilities or the Exchange Agreement (as defined below) or any other document or instrument in connection therewith or pursuant thereto.

No other indebtedness or obligation of Obligor to Lender of any kind shall be part of the Liabilities unless so designated in a writing signed by both Guarantor and Lender. Guarantor further agrees to pay all reasonable, out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by Lender in endeavoring to collect or in collecting the Liabilities, or any part thereof, and in enforcing or defending this Guaranty, whether or not a lawsuit is commenced.

The parties hereto, with others, are parties to an Agreement and Plan of Securities Exchange dated January 11, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Exchange Agreement”). The Exchange Agreement provides that a condition to Lender’s obligation to make the Loan is that Guarantor unconditionally guarantee the Note and repayment of the Loan. The Exchange Agreement provides for the acquisition by Guarantor of all of the equity interests in Obligor, which will not occur if this Guaranty is not provided to Lender. Guarantor therefore has a direct economic interest in the transaction and will derive a direct economic benefit from the issuance of this Guaranty.

Guarantor agrees that, in the event of the death, incompetency, dissolution or insolvency of Obligor or Guarantor, or the inability of Obligor or Guarantor to pay its debts as they mature, or an assignment by Obligor or Guarantor for the benefit of its creditors, or the institution of any proceeding by or against Obligor or Guarantor alleging that Obligor or Guarantor is insolvent or unable to pay its debts as they mature, and, if such event shall occur at a time when any of the Liabilities may not then be due and payable, Guarantor or Guarantor's successor or estate, shall upon demand by Lender pay to Lender forthwith the full amount which would be payable hereunder by Guarantor if all Liabilities then outstanding were then due and payable.

Guarantor further agrees that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of the Liabilities, or any part thereof, to Lender is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Obligor or otherwise, all as though such payment to Lender had not been made.

This Guaranty shall be a continuing, absolute and unconditional guaranty and shall remain in full force and effect as to Guarantor, its successors and assigns, until the Liabilities have been paid in full in cash, at which point this Guaranty and the Guarantor’s obligations hereunder shall automatically terminate without further action by any party hereto. In the event, however, this Guaranty is discontinued in whole or in part in accordance with any applicable Arizona law, no such discontinuance shall affect or impair the obligations hereunder of Guarantor with respect to any Liabilities existing at the date of such discontinuance. Any such discontinuance shall not affect, impair or release the obligations hereunder of any other guarantor of any of the Liabilities.

Lender may at any time and from time to time, without the consent of or notice to the Guarantor, but without affecting, impairing or releasing the obligations of Guarantor hereunder, do any or all of the following: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligations hereunder, (b) retain or obtain the primary or secondary liability of any party or parties, in addition to Guarantor, respect to any of the Liabilities, (c) renew, extend (including extensions beyond the original term), modify, alter, release or discharge any of the Liabilities, (d) settle, release or compromise any liability of any other guarantor of any of the Liabilities or any liability of any nature of any other party or parties with respect to the Liabilities or any security therefor, (e) accept partial payments of the Liabilities, (f) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Liabilities and any property securing any of the Liabilities, (g) consent to the transfer of any property securing any of the Liabilities, (h) resort to Guarantor for payment of any of the Liabilities, whether or not Lender shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other guarantor or any other party primarily or secondarily liable on any of the Liabilities, (i) make any other changes in its agreements with Obligor, or (j) stop lending money or extending other credit to Obligor.

Any amount received by Lender from whatsoever source and applied by it toward the payment of the Liabilities may be applied in such order of application as Lender may from time to time elect, in its sole discretion.

Guarantor is now adequately informed of Obligor's financial condition, and Guarantor agrees to remain so informed. Lender is not required to provide Guarantor with any present or future information concerning the financial condition of Obligor.

Guarantor hereby agrees that any debt of the Obligor to Guarantor is expressly subordinate to the right of Lender to payment of the Liabilities, and that Lender shall be entitled to full payment of all of the Liabilities prior to the exercise by Guarantor of any rights to payment or performance of any debt which the Obligor may owe Guarantor; provided, however, that so long as no [Event of Default (as defined in the Note)] has occurred and is continuing, the Guarantor shall be entitled to receive payment of any debt that the Obligor may owe Guarantor. Guarantor assigns to Lender all rights Guarantor may have in any proceeding under the Federal Bankruptcy Code and/or the Federal Bankruptcy Code or any receivership or insolvency proceeding of Obligor including all rights of Guarantor to be paid by Obligor until the Liabilities have been paid in full in cash. This assignment does not prevent Lender from enforcing Guarantor's obligations hereunder in any way.

Exhibit K-2

Guarantor hereby expressly waives, to the extent permitted by applicable law: (a) notice of the acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Liabilities or any part thereof, any obligation hereunder, or any security for any of the foregoing, (e) all events and circumstances which might otherwise constitute a defense or discharge of the obligations of Obligor, Guarantor or any other guarantor, and (f) the benefits of the provisions of Arizona Revised Statutes Sections 12-1641 et. seq., 33-814 and 12-1566. The rights of Lender under this Guaranty shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any property that secures any of the Liabilities or any obligation of Guarantor hereunder, or to protect the property covered by any such security interest.

Lender may, without notice of any kind to the Guarantor, sell, assign, or transfer all or any of the Liabilities, and in such event each and every immediate and successive assignee, transferee, or holder of all or any of the Liabilities, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee, or holder, as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits; Lender shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of Lender, as to so much of the Liabilities as it has not sold, assigned, or transferred.

No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

For the purposes of the Guaranty, Liabilities shall include all obligations of Obligor to Lender, stated herein notwithstanding any right or power of Obligor or anyone else to assert any claim or defense as to the payment of such Liabilities, and no such claim or defense shall affect, impair or release the obligation of Guarantor hereunder.

This Guaranty shall be binding upon Guarantor, and upon the heirs, legal representatives, successors and assigns of Guarantor, including any successor by merger, consolidation, reorganization, or otherwise. If more than one party shall execute this Guaranty or a counterpart hereof, the term “Guarantor” shall mean all parties executing this Guaranty, and all such parties shall be jointly and severally obligated hereunder.

As further consideration of the loans and other financial accommodations by Lender to Obligor and as a material inducement to Lender to make the Loans and to enter into and perform the Exchange Agreement, Guarantor hereby irrevocably waives, disclaims and relinquishes all claims, whether based in equity or law, whether by contract, statute or otherwise, that Guarantor might now have against Obligor that arise from the existence or performance of Guarantor's obligations under this Guaranty, including, but not limited to, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim or remedy of Lender against Obligor or any collateral security that Lender now has or hereafter acquires.

Exhibit K-3

All notices pursuant to this Guaranty shall be in writing and shall be sent in accordance with the notice provisions contained in the Security Agreement (All Assets) dated [_________], 2017, granted by Obligor to Lender, as security for the payment and performance of the Note.

This Guaranty is governed by Arizona law, without the application of any conflict of law principles that would require or permit the application of the laws of any other jurisdiction. Guarantor consents to the personal jurisdiction of the Courts of the State of Arizona and the federal courts located in Arizona so that Lender may sue Guarantor in Arizona to enforce this Guaranty. Guarantor agrees not to claim that Arizona is an inconvenient place for trial. At lender's option, the venue (location) of any suit to enforce this Guaranty may be in Maricopa County, Arizona.

In witness whereof, Guarantor has executed this Guaranty as of the date first written above.

MINN SHARES INC., a Delaware corporation

By
John Yeros, CEO

Exhibit K-4

Exhibit L

to

Agreement and Plan of Securities Exchange

Indemnification Matters

1.	The failure of either of Sellers to qualify in Wisconsin or EVO to qualify in Arizona at any prior time to the dates they qualified.
2.	The matters described under item 1 of Section 4.14 of the Sellers’ Disclosure Schedules.
3.	The matters described under item 1 of Section 4.19(c) of the Sellers’ Disclosure Schedules.
4.	The matters described under item 2 of Section 4.19(c) of the Sellers’ Disclosure Schedules.
5.	Pending delivery of a true and accurate copy of the fully executed Clean Transportation Triangle Program Agreement and the CTT Grant Award #582-13-23852-0778 between EVO and the Texas Commission on Environmental Quality, each relating to the Fort Worth Facility), any obligations of Sellers accruing or arising under each such agreement prior to the Closing Date.

Exhibit M

RELEASE OF CLAIMS AGREEMENT

This Release of Claims Agreement (this “Release”) is made as of [________], 2017, by and among [_____] (“Releasing Party”), Environmental Alternative Fuels, LLC, a Delaware limited liability company (“EAF”) and EVO CNG, LLC, a Delaware limited liability company (“EVO,” and with EAF, collectively the “Companies”) in connection with that certain Agreement and Plan of Securities Exchange (the “Agreement”), dated January 11, 2017, by and among the Companies, Danny R. Cuzick, Damon R. Cuzick, Thomas J. Kiley, Theril H. Lund, and Minn Shares Inc. (“Buyer”), a Delaware corporation.

Recitals

A.       In this Release, Releasing Party and the Companies are referred to as the “Parties” and each a “Party.”

B.       Upon the “Closing” (as defined in the Agreement), Releasing Party will sell to Buyer, and Buyer will acquire from Releasing Party, Releasing Party’s entire membership interest in EAF.

C.       The Parties desire to resolve certain matters and issues between them, including but not limited to those arising out of or relating to Releasing Party’s ownership of, and provision of services to, the Companies through the “Closing Date” (as defined in the Agreement).

D.       Nothing contained in this Release, and no act taken pursuant to it, will constitute an admission by the Companies of any liability to Releasing Party, except for the obligations and liabilities expressly provided in the Agreement or in this Release.

E.       Based on these recitals, the Parties agree as follows:

Terms and Conditions

1.       Consideration.

a.       Effective Date. This Release shall become effective upon the Closing under the Agreement in accordance with its terms, and absent such Closing this Agreement shall be null and void and of no force or effect.

b.       Representations. Each of the Parties acknowledges and represents that he or its representative who signs this Release has the capacity to do so and he or it has had a reasonable amount of time in which to consider this Release before executing it, that he or it has had the opportunity to consult with his or its own attorney about the terms and effect of this Release, and that he or it has entered into this Release knowingly and voluntarily.

c.       Consideration. Releasing Party will, as an owner of EAF, receive full and adequate consideration (the “Closing Consideration”) in connection with the consummation of the transactions contemplated by the Agreement, which is to be delivered to him upon the Closing in accordance with the terms of the Agreement.

d.       No Other Proceeds. Releasing Party acknowledges that he has received, among other things: (1) full payment for any and all guaranteed payments, indebtedness (other than his Convertible Note [FOR INCLUSION IN DANNY CUZICK’S RELEASE: , the Senior Promissory Note, and the Replacement Note] and any other monies owed to him by the Companies as of the Closing Date; and (2) reimbursement for all expenses incurred by him as of the Closing Date in connection with his ownership of, and his services as a member of EAF to, the Companies. [FOR INCLUSION IN DANNY CUZICK’S RELEASE: For the avoidance of doubt, the Releasing Party acknowledges that, upon receipt by the Releasing Party of his Convertible Note, the Senior Promissory Note and the Replacement Note (as such terms are defined in the Agreement), the Companies have no further obligations to repay any indebtedness owing to the Releasing Party that was incurred by the Companies prior to the Closing Date other than pursuant to the Replacement Note Documents as such term is defined in the Agreement].

e.       No One Else Has Interest In Claims. Releasing Party expressly represents and warrants to the Companies that: no other person or entity has or has had any interest in the claims released by this Release; Releasing Party has the sole right and exclusive authority to execute this Release and receive the Closing Payment specified in it; and that Releasing Party has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims released by this Release.

2.       Release of Claims.

a.       General Release of All Claims against Released Parties. Releasing Party, for himself and on behalf of his marital community, if any, agents, heirs, executors, administrators, and assigns, hereby knowingly and voluntarily releases and discharges forever each of the Companies, and their respective parent, subsidiary or affiliate entities (including, for the avoidance of doubt, Minn Shares Inc. and its subsidiaries and controlled affiliates); their respective managers, members, officers, agents, and employees; their respective predecessors; and all of their respective agents, successors and assigns (collectively, the “Released Parties”) from any and all claims of every kind or nature, known or unknown. These released claims include, but are not necessarily limited to, claims arising out of, or related in any way to, Releasing Party’s provision of services to EAF and/or EVO and as a member of EAF and indirectly of EVO through the Closing Date, including by way of illustration claims arising under federal, state and local statutory or common law, such as (as amended) Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 1981, the Americans with Disabilities Act, the Fair Labor Standards Act, other anti-discrimination and employment statutes, and the law of contract and tort. These claims include any claim to attorneys’ fees and costs. These claims do not, however, include (i) any claim based on conduct occurring after the parties execute this Release, (ii) any claim arising under this Release, (iii) any claim for accrued and vested retirement benefits or accrued and unpaid welfare benefits, (iv) any rights as an insured under any director’s and officer’s liability insurance policy, (v) any rights to any unemployment benefits mandated by law ; or (vi) any claims arising under the Agreement, including the Releasing Party’s Convertible Note [FOR INCLUSION IN DANNY CUZICK’S RELEASE: , the Senior Promissory Note, and the Replacement Note]. Releasing Party intends, by this release of claims, to release all such claims, whether known or unknown by him.

Exhibit M-2

b.       No Pending Claims. Releasing Party expressly represents and warrants that, as of the Closing Date, he has not, directly or indirectly, filed or lodged any administrative charge or claim or any complaint with any governmental agencies or any other legal claim against any Released Parties or related in any manner to the claims released by this Release.

3.       Severability. If any provision of this Release is held to be void, voidable, unlawful or unenforceable, the remaining portions of this Release will remain in full force and effect.

4.       Resignation. Releasing Party hereby resigns from all positions as an officer, director or manager of each of the Companies.

5.       Binding Agreement. This Release will bind and inure to the benefit of the Parties and all of their respective heirs, executors, administrators, successors, assigns, and legal representatives, as well as all other persons in privity with them.

6.       Entire agreement. Each of the Parties acknowledges that no promise or inducement has been offered except as set forth or referred to in this Release and that he or it has executed this Release without reliance upon any statement or representation other than what is contained in this Release and the Agreement. This Release constitutes the entire agreement between the Parties with respect to the matters that it covers and supersedes all prior and contemporaneous agreements, representations and understandings of the Parties with respect to those matters. This Release may be amended only by a written agreement signed by the Party or Parties to be bound by the amendment. Parol evidence will be inadmissible to show agreement by and between the Parties to any term or condition contrary or in addition to the terms and conditions contained in this Release.

7.       Attorneys’ Fees. If any Party commences any legal or equitable action or proceeding related to any of the provisions of this Release, the prevailing party shall recover its or his reasonable attorneys’ fees, costs, witness costs (including expert witness costs), and litigation-related expenses from the non-prevailing Party.

8.       Governing Law. This Release is made and delivered in, and shall be governed and construed in accordance with, the laws of the State of Arizona without the application of any conflict of law principles that would permit or require the application of the laws of any other jurisdiction.

9.       Counterpart Originals. This Release may be executed in counterpart originals (including by facsimile or via portable document format (.pdf)) with each counterpart to be treated the same as a single original, all of which will constitute one and the same instrument.

10.     Recitals. The recitals set forth above are incorporated herein by this reference and made part of this Release.

[SIGNATURES ON FOLLOWING PAGE(S)]

Exhibit M-3

The Parties hereby execute this Release of Claims Agreement effective on the date set forth in Section 1(a) above.

Dated: ______________, 2017

[__]

ENVIRONMENTAL ALTERNATIVE FUELS, LLC

By: Danny Cuzick
Its: Managing Member

EVO CNG, LLC

By: Danny Cuzick
Its: Manager

Exhibit M-4